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                                APPRAISAL REPORT
                                 SHILO INN HOTEL


                                   Located At
                              EAST 923 THIRD AVENUE
                            SPOKANE, WASHINGTON 99202




                                      As Of
                                DECEMBER 1, 1996




                                  Prepared for:
                                     KEYCORP
                           REAL ESTATE CAPITAL MARKETS
                          700 FIFTH AVENUE, 52nd FLOOR
                            SEATTLE, WASHINGTON 98104




                                  Prepared by:
                       JAMES RATKOVICH & ASSOCIATES, INC.
                             1224 EAST GREEN STREET
                           PASADENA, CALIFORNIA 91106



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

                       JAMES RATKOVICH & ASSOCIATES, INC.
                             1224 EAST GREEN STREET
                           PASADENA, CALIFORNIA 91106
                            TELEPHONE: (818) 795-5087

December 9, 1996

Mr. David Thatcher
Senior Vice President
KeyCorp
Real Estate Capital Markets
700 Fifth Avenue, 52nd Floor
Seattle, Washington  98104

Re:   Appraisal Report of Shilo Inn
      East 923 Third Avenue
      Spokane, Washington   99202

Dear Mr. Thatcher:

In conjunction with the above captioned appraisal report ("Report"), we have conducted the required investigation, gathered the necessary data, and made certain analyses that were used in forming the opinion of the market value of the above referenced Property.

The function of this Report is for the exclusive use of KeyCorp and Merrill Lynch Mortgage Capital Inc. to evaluate the collateral to secure a proposed loan. This Report is intended to comply with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by the Appraisal Standards Board of the Appraisal Foundation.

The purpose of this Report is to express our opinion of the market value of the Property subject to the definitions of value, the assumptions and limiting conditions and the certification contained in the attached Report. The Report:

      o May be relied upon by Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan(s) evidenced by a note ("Property Note") secured by the Property;

      o May be relied upon by any purchaser in determining whether to purchase the Property Notes for these transactions from Merrill Lynch Mortgage Capital Inc.;

      o May be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Property Notes;


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James Ratkovich & Associates, Inc.

Mr. David Thatcher
December 9, 1996
Page -2-

      o May be included with and referred to in materials offering the Property Notes or an interest in the Property Notes for sale.

The subject property is a five-story hotel building which contains 105 guest rooms and is located at East 923 Third Avenue, in the city of Spokane, Spokane County, Washington 99202. It is situated on an interior block site that has dual street frontage, approximately 1 mile east of the downtown Spokane central business district. The site has approximately 50 feet of frontage on the north side of East Third Avenue and 400 feet of frontage on the south side of East Second Avenue. The site area is estimated at approximately 78,200 square feet, or 1.8 acres. The improvements are comprised of a five-story, average quality, Class C structure which encompasses approximately 61,140 square feet gross. The hotel was completed in 1973, and underwent extensive interior renovation from the fall of 1995 through the spring of 1996. The property is owned by Mark S. Hemstreet and operated by the Shilo Inn Hotel Group.

The subject property and comparables were last inspected November 13, 1996. Based on the investigation and analysis outlined in the report and subject to the assumptions and limiting conditions as set forth within the context of this report, the estimated market value of the Fee Simple Estate, as a going concern with existing furniture, fixture and equipment, As Is, as of December 1, 1996 was:

                                   $4,850,000
                                   ==========
                FOUR MILLION EIGHT HUNDRED FIFTY THOUSAND DOLLARS

The report that follows sets forth the identification of the property, the assumptions and limiting conditions, pertinent facts regarding the area and the subject property, comparable data and the reasoning leading to the conclusions set forth.

Sincerely,

/s/ M. Hammad

M. Hammad, MAI
Certified General Appraiser
CA No. AG002849
WA No. 446CA-T611


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East 923 Third Avenue, Spokane WA
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                                TABLE OF CONTENTS

ASSUMPTIONS AND LIMITING CONDITIONS                                         V

SALIENT FACTS AND CONCLUSIONS                                            VIII

SUBJECT PHOTOGRAPHS                                                         9

IDENTIFICATION OF THE PROPERTY                                             16

PURPOSE OF THE APPRAISAL                                                   16

FUNCTION OF THE APPRAISAL                                                  16

DATE OF VALUATION                                                          17

HISTORY AND OWNERSHIP                                                      17

SCOPE OF THE ASSIGNMENT                                                    17

MARKETING AND EXPOSURE PERIODS                                             17

AMERICAN DISABILITIES ACT COMPLIANCE                                       18

PROPERTY RIGHTS APPRAISED                                                  18

HAZARDOUS MATERIAL STATEMENT                                               18

COMPETENCY PROVISION                                                       19

DEFINITIONS                                                                19

REGIONAL OVERVIEW                                                          21

AREA DESCRIPTION                                                           29

HOTEL INDUSTRY OVERVIEW                                                    32

SITE DESCRIPTION                                                           39

PLAT MAP                                                                   45


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East 923 Third Avenue, Spokane WA
---------------------------------


TABLE OF CONTENTS (CONTINUED)

IMPROVEMENT DESCRIPTION                                                    46

HIGHEST AND BEST USE ANALYSIS                                              55

VALUATION                                                                  59

COST APPROACH                                                              62

DIRECT COMPARISON APPROACH                                                 75

INCOME APPROACH                                                            89

RECONCILIATION AND FINAL VALUE CONCLUSIONS                                112

CERTIFICATIONS                                                            114

APPRAISER'S QUALIFICATIONS

ADDENDA

Historical Operating Data
Smith Travel Research Hotel Operating Statistics
PKF Industry Standards
Smith Travel Research Report


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James Ratkovich & Associates, Inc.                                        iv
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East 923 Third Avenue, Spokane WA
---------------------------------


                        Assumptions & Limiting Conditions

The analysis of the property is predicated upon the following assumptions and conditions:

The date of value to which the opinions expressed in this report apply is set forth in the letter of transmittal. The Appraiser assumes no responsibility for economic or physical factors occurring at some later date which may affect the opinions herein stated.

No opinion is intended to be expressed for legal matters or that would require specialized investigation or knowledge beyond that ordinarily employed by real estate appraisers, although such matters may be discussed in the report.

No opinion as to title is rendered. Data on ownership and the legal description were obtained from sources generally considered reliable. Title is assumed to be marketable and free and clear of all liens and encumbrances, easements, and restrictions except those specifically discussed in the report.

The property is appraised assuming it to be under responsible ownership and competent management and available for its highest and best use.

No engineering survey has been made by the Appraiser. Except as specifically stated, data relative to size and area were taken from sources considered reliable, and no encroachment of real property improvements is assumed to exist.

Maps, plats, and exhibits included herein are for illustration only, as an aid in visualizing matters discussed within the report. They should not be considered as surveys or relied upon for any other purpose.

No opinion is expressed as to the value of subsurface oil, gas, or mineral rights and the property is not subject to surface entry for the exploration or removal of such material except as expressly stated.

Testimony or attendance in court or at any other hearing is not required by reason of rendering this appraisal unless such arrangements are made and compensation is agreed in advance.

No soil studies covering the subject property were available to the Appraiser, therefore, assumptions as to soil qualities employed in this report are not conclusive but have been considered consistent with information available to the Appraiser.

Earthquakes are not common in the area. No responsibility is assumed due to their possible effects on individual properties unless detailed geological reports are made available.

The property has been personally inspected by the appraisers so designated in the Certification and have found no obvious evidence of structural deficiencies except as stated in the report; however, no responsibility for hidden defects or conformity to specific governmental requirements such as fire, building and safety, earthquake, or occupancy codes can be assumed without provision of specific professional or governmental inspections.


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James Ratkovich & Associates, Inc.                                          v
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East 923 Third Avenue, Spokane WA
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Assumptions & Limiting Conditions (continued)

No consideration has been given in this appraisal to personal property located on the premises unless specifically addressed within this report. Only real property items have been considered unless specifically mentioned.

The rental areas herein discussed have been calculated in accord with standards developed by the American Standards Association as included in Real Estate Terminology.

This report is based, in part, upon information assembled from a wide range of sources. An impractical and uneconomic expenditure of time would be required in attempting to furnish unimpeachable verification in all instances, particularly as to market related information, therefore, the incorporated data cannot be guaranteed.

The dollar amount of any value opinion herein rendered is based upon the purchasing power of the United States dollar existing at the date of value.

The Appraiser reserves the right to make such adjustments to the valuation herein reported as may be required by consideration of additional or more reliable data that may become available.

In the event this report is placed in the hands of a third party, such party must be made cognizant of any and all limiting conditions resulting from the basis of our employment and discussions related thereto as well as those set forth herein.

When improvements are labeled proposed or when development type properties are concerned, the property has been appraised subject to certain assumptions as to the quality and nature of the completed buildings, tenant improvements, land improvements or infrastructure. The basis for these assumptions were provided by the client, his representative, or government officials. Any deviation from these specifications will render the conclusions, which are based on those assumptions, useless and void.

Hazardous substances, if present within a facility, can introduce an actual or potential liability that will adversely affect the marketability and value of the facility. Such liability may be in the form of immediate recognition of existing hazardous conditions requiring correction and the future obligation that can stem from the release of currently non-hazardous contaminants, such as asbestos fibers or toxic vapors from urea formaldehyde foam insulation, through aging or building renovations. In the development of our opinion of value, no consideration has been given to such liability or its impact on value. The Appraiser is not qualified to make an investigation to determine the possible presence of toxic materials requiring either immediate or future correction. There are experts in this special field who can conduct such investigations and provide guidance regarding the impact of toxic materials that may be present in the subject property.

Disclosure of the contents of this appraisal report is governed by the bylaws and regulations of the Appraisal Institute. Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraisers or the firm with which they are connected, or any reference to the Appraisal Institute or the MAI, SRPA, RM, SRA, or SREA designations) shall be disseminated to the public through advertising media, public relations media, news media, sales media, or any other public means of communication without the prior written consent and approval of the undersigned.


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East 923 Third Avenue, Spokane WA
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Assumptions & Limiting Conditions (continued)

Moreover, except for the fee paid us in its connection, we do not assume any responsibility or liability for direct, indirect, incidental or consequential damages whatsoever resulting from errors due to human fallibility or to computer hardware or software.

Special Assumption: No title report was provided for review by the appraisers. This appraisal is made with the special assumption that there are recorded easements for ingress and egress for common driveways shared by the subject and adjoining properties.

Special Assumption: No lease was provided for review by the appraisers for the additional parking spaces leased by the Shilo Inn from an adjoining property owner. This appraisal is made with the special assumption that a written agreement exists that outlines lease terms and conditions.


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James Ratkovich & Associates, Inc.                                        vii
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East 923 Third Avenue, Spokane WA
---------------------------------


                    SUMMARY OF SALIENT FACTS AND CONCLUSIONS

LOCATION:                           Shilo Inn
                                    East 923 Third Avenue
                                    Spokane, Washington  99202

ASSESSOR'S PARCEL NO.:              35201.4432

PROPERTY RIGHTS APPRAISED:          Fee Simple Estate

OWNER OF RECORD:                    Mark S. Hemstreet

PROPERTY TYPE:                      105 Unit Five-Story Hotel

ZONING:                             M1-L, Light Industrial, City of Spokane

SITE AREA:                          78,200 Square Feet +/-

IMPROVEMENTS:                       The Shilo Inn consists of a five-story, good
                                    quality, Class C, hotel building with 105
                                    rooms encompassing approximately 61,140
                                    square feet gross completed in 1973 and
                                    extensively remodeled in during late 1995 and early 1996.

HIGHEST AND BEST USE:               As Vacant:   Commercial Development
                                    As Improved: Continued Use as Improved

VALUE CONCLUSIONS:

   Land Value-Hotel Site:           $390,000
   F, F & E:                        $367,500 ($3,500 per room)
   Cost Approach:                   $5,580,000
   Direct Sales Comparison:         $4,825,000
   Income Capitalization Approach:  $4,850,000

   Final Value Estimate             $4,850,000

ESTIMATED MARKETING TIME:           Twelve Months

LAST DATE OF INSPECTION:            November 13, 1996

DATE OF VALUE:                      December 1, 1996


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James Ratkovich & Associates, Inc.                                        viii

                               SUBJECT PHOTOGRAPHS

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                                [photo omitted]



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            View of Shilo Inn looking north from 3rd Avenue entrance

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                                [photo omitted]



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              View across east parking lot showing east elevation
                       and row of leased parking at left


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James Ratkovich & Associates, Inc.                                         9
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East 923 Third Avenue, Spokane WA
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                                [photo omitted]



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               View across west parking lot showing west building
                     elevation and swimming pool solarium.

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                                [photo omitted]



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  East along 2nd Avenue showing the north building elevation and entry driveway



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East 923 Third Avenue, Spokane WA
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                                [photo omitted]



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                   View of restaurant located on the 5th floor

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                                [photo omitted]



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               View of the bar and lounge located on the 5th floor


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James Ratkovich & Associates, Inc.                                         11
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East 923 Third Avenue, Spokane WA
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                                [photo omitted]



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                  View of the ballroom located on the 5th floor

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                                [photo omitted]



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       View of one of the smaller meeting rooms located on the 5th floor.


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James Ratkovich & Associates, Inc.                                         12
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East 923 Third Avenue, Spokane WA
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                                [photo omitted]



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            View of the elevator landing on the 2nd floor guest room
                        area also showing laundry shoot

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                                [photo omitted]



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                               Typical guest room



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James Ratkovich & Associates, Inc.                                         13
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East 923 Third Avenue, Spokane WA
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                                [photo omitted]



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                           Swimming pool and solarium.

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                                [photo omitted]



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          Exercise room located on 1st floor adjacent to swimming pool


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James Ratkovich & Associates, Inc.                                         14
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East 923 Third Avenue, Spokane WA
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                                [photo omitted]



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                        Interior view of typical hallway

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                                [photo omitted]



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                               View of the kitchen


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James Ratkovich & Associates, Inc.                                         15
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East 923 Third Avenue, Spokane WA
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                         IDENTIFICATION OF THE PROPERTY

The subject property is a Shilo Inn hotel located at East 923 3rd Avenue in Spokane, Spokane County, Washington, 99202. The subject is situated on an irregular shaped, interior block site located with frontage on the north side of 3rd Avenue and on the south side of 2nd Avenue, approximately 0.75 mile east of
U. S. Highways 2 and 395, the main north/south highway arterial through Spokane, and 2 blocks north of Interstate 90, the main east/west highway arterial.

Legal Description

No title report was provided for review by the appraisers. The legal description used in this appraisal is taken from the Spokane County Assessor's records. The Assessor's parcel number is 35201.4432. The legal description provided by the Spokane County Assessor's Office is: Agnew and Byers Addition and Naslers Addition to the City of Spokane, Lots 4 through 12 and Lot 17, plus the vacated public alley south of and adjacent to Lots 8 through 12, Block 4.

Since no title report was provided, we are unaware of any adverse restrictions and or easements that impact the marketability, utility, or market value of the subject, and assume that no such restrictions or easements exist. In addition, as indicated in the Assumptions and Limiting Conditions, this appraisal is made with the special assumption that recorded easements for ingress and egress exist for the common driveways shared by the Shilo Inn and adjoining properties.

                            PURPOSE OF THE APPRAISAL

The purpose of the appraisal is to express our opinion of the market value, "As-is" of the Fee Simple Estate, of the going concern, in the subject property, as of the stated appraisal date.

                            FUNCTION OF THE APPRAISAL

The function of this Report is for the exclusive use of KeyCorp and Merrill Lynch Mortgage Capital Inc. to evaluate the collateral for a proposed loan for its underwriting purposes. This appraisal is intended to comply with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by the Appraisal Standards Board of the Appraisal.

      o May be relied upon by KeyCorp and Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan(s) evidenced by a note ("Property Note") secured by the Property;

      o May be relied upon by any purchaser in determining whether to purchase the Property Notes for these transactions from Merrill Lynch Mortgage Capital Inc.;

      o May be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Property Notes;

      o May be included with and referred to in materials offering the Property Notes or an interest in the Property Notes for sale.


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James Ratkovich & Associates, Inc.                                         16
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East 923 Third Avenue, Spokane WA
---------------------------------


                                DATE OF VALUATION

The date of valuation is December 1, 1996. The subject and the comparables were last inspected on November 13, 1996.

                              HISTORY AND OWNERSHIP

In 1973, a five-story hotel was completed on the subject site. Prior to construction of the hotel, the site consisted of undeveloped land zoned for industrial use. The 105-room hotel was developed by Virginia Honeycutt and named the Virginia Inn. In 1975, the hotel underwent a name change to the Gateway Hotel, and title passed to VMHC, a California management company. In 1981, title was conveyed to Seniorcorp, and later purchased by the present owner, Mark Hemstreet. According to sales history information maintained by the Assessor's office, the sale to Mr. Hemstreet was recorded on December 23, 1987, for $1,900,000.

                             SCOPE OF THE ASSIGNMENT

This appraisal has been made in accordance with the accepted techniques, standards, methods and procedures as stated in the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute. The value set forth herein was estimated after application and analysis by the Direct Sales Comparison Approach to value and an Income Approach analysis using capitalization and discounting methods.

The appraiser researched the market for sales of vacant land similar to the subject's land. This was added to the estimated depreciated cost to build the improvements to arrive at a reasonable Cost Approach to value. The subject market area was surveyed to obtain an indication of overall market rents, typical expenses and occupancy levels, in order to analyze the subject income stream for the Income Approach to value. Additionally, sales of improved properties similar to the subject property were analyzed to determine both the demand for and to estimate market value of the subject property. The three approaches were correlated to arrive at a final value. This is a complete appraisal/self contained report. All the data gathered was verified and adjusted according to superiority or inferiority relative to the subject property in order to obtain a value indication for the subject property. The cost to complete the planned renovation is deducted from each of the approaches to arrive at an As Is value.

                         MARKETING AND EXPOSURE PERIODS

According to Korpacz Real Estate Investor Survey, Second Quarter 1996, the average marketing time for national investment property is 9.89 months as compared to 11.01 months a year prior. According to CB Commercial Investor Survey, First Quarter 1996, the marketing time for hotels ranges between 6-18 months and averages 8.4 months. Sales used in our market approach analysis indicate a range between 1 and 12 months marketing time. Hotel and motel brokers indicate that properties similar to the subject are expected to have marketing periods of approximately 9 to 12 months. This appraisal is based on a 12 month marketing period. Exposure period is a retrospective indication of market time and for the subject property is estimated to be the same as the marketing period.


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James Ratkovich & Associates, Inc.                                         17
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East 923 Third Avenue, Spokane WA
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                      AMERICAN DISABILITIES ACT COMPLIANCE

The subject property is appraised without a specific compliance survey having been constructed to determine if the property is or is not in conformance with the requirements of the Americans with Disabilities Act (ADA). The presence of architectural and communications barriers that are structural in nature that would restrict access by disabled individuals may adversely affect the property's value, marketability or utility.

                            PROPERTY RIGHTS APPRAISED

The rights in realty are typically identified with respect to properties such as the subject are the Fee Simple, Leased Fee, and Leasehold Estate. These are defined as follows:(1)

Fee Simple Estate: An absolute fee; a fee without limitations to any particular class of heirs or restrictions, but subject to the limitations of eminent domain, escheat, police power and taxation. An inheritable estate.

Leased Fee Estate: A property held in fee with the right of use and occupancy conveyed by lease to others. A property consisting of the right to receive rentals over a period of time, plus the right of ultimate repossession at the termination of the lease.

Leasehold Estate: A property held under tenure of lease. The right of use and occupancy of real property by virtue of a lease agreement. The right of a lessee to use and enjoy real estate for a stated term and upon certain conditions, such as the payment of rent.

The property rights appraised within the context of this report are described as the Fee Simple Estate.

                          HAZARDOUS MATERIAL STATEMENT

In this appraisal assignment, unless otherwise stated, the existence of potentially hazardous material used in the construction or maintenance of the building, such as the presence of toxic waste, which may or may not be present on the property, was not observed by the appraiser; nor do we have any knowledge of the existence of such materials on or in the property. The appraiser is not qualified to detect such substances. The presence of potentially hazardous insulation may have an effect on the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for engineering or scientific knowledge required to discover such materials. The client is urged to retain an expert in this field, if so desired.

----------
(1) Real Estate Terminology; American Institute of Real Estate Appraisers; Burl N. Boyce, Ph.D.; Ballinger Company; 1975.


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East 923 Third Avenue, Spokane WA
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                              COMPETENCY PROVISION

We attest that the writer of this report has attained a level of competency necessary to complete the assignment in a diligent manner, utilizing all the commonly recognized analysis techniques considered normal for a prudent evaluation effort. The reader is referred to the appraisers' qualifications in the addenda for further confirmation of the appraisers' training and background.

Definitions

"(2) 'Market value'(2) means:

   (i) The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      A.    buyer and seller are typically motivated;

      B. both parties are well informed or well advised, and each acting in what he considers his own best interest;

      C.    a reasonable time is allowed for exposure in the open market;

      D. payment is made in terms of cash in US dollars or in terms of financial arrangements comparable thereto; and

      E. the price represents a normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

(ii) Adjustments to the comparables must be made for special or creative financing or sales concessions. No adjustments are necessary for those costs that are normally paid by sellers as a result of tradition or law in a market area; these cost are readily identifiable since the seller pays these costs in virtually all sales transactions. Special or creative financing adjustments can be made to the comparable property by comparisons to financing terms offered by a third party institution lender that is not already involved in the property or transaction. Any adjustment should not be calculated on a mechanical dollar for dollar cost of the financing or concession, but the dollar amount of any adjustment should approximate the market's reaction to the financing or concessions based on the appraiser's judgment."

Going Concern Value

According to the Dictionary of Real Estate Appraisal, Third Edition, going concern value is defined as: the value created by a proven operation; considered as a separate entity to be valued with a specific business establishment.

----------
(2) This definition of market value is predicated on the Uniform Standards of Professional Appraisal Practice (USPAP) and fully complies with those requirements mandated by the Office of Thrift Supervision (OTS), Office of the Comptroller of Currency (OCC), Federal Deposit Insurance Corporation
      (FDIC), National Credit Union Administration (NCUA), Federal Home Loan Bank Board (FHLBB), and the Resolution Trust Corporation (RTC).


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                             [Regional Map Omitted]



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                                  ------------
                                  Regional Map
                                  ------------


                                                                              20
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East 923 Third Avenue, Spokane WA
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                                REGIONAL OVERVIEW

Located in Eastern Washington, the city of Spokane is the economic and cultural center of the resource-rich 36 county area known as the Inland Northwest. This area encompasses Eastern Washington, Northern Idaho, Northern Oregon, Western Montana and the southern sections of British Columbia and Alberta. Spokane is the largest city between Seattle, Washington, and Minneapolis, Minnesota, and the second largest city in Washington.

Situated on the northeastern edge of the broad Columbia Basin--an agricultural area of dry-land grains and irrigated farms--Spokane lies at an elevation of 1,878 feet above sea level. The foothills of the Rocky Mountains begin just 35 miles to the east. Spokane's weather is generally dry and mild in the summer with July having the highest average monthly temperature of 84.0_F, and cold and humid in the winter with January having the lowest average monthly temperature of 25.7_F. The average annual precipitation is 16.71 inches, with 70 percent of this total falling between October and April, 50 percent of that falling as snow.

The city of Spokane is located approximately 19 miles west of the Idaho border and approximately 107 miles south of Canada. Highway distances between Spokane and other major western cities are as follows:

   =========================================================================
   Coeur D'Alene, ID        28 miles    Pasco/Kennewick, WA     133 miles
   Seattle, WA              281 miles   Portland, OR            412 miles
   Boise, ID                386 miles   Missoula, MT            198 miles
   Salt Lake City, UT       731 miles   San Francisco, CA       947 miles
   Denver, CO               1,082 miles Los Angeles, CA,        1,292 miles
   Minneapolis, MN          1,402 miles Chicago, IL             1,826 miles
   Edmonton, AB             623 miles   Vancouver, BC           443 miles
   =========================================================================

From its early settlement in the late 1800's the area's economy has been heavily dependent on agriculture, lumber, and mining. The areas to the west and south are primarily agricultural based. Lumber and mining are the economic base for the areas to the north and east. The northern Idaho Panhandle, east of Spokane, has large reserves of lead, silver, and zinc. Due to nearby ore deposits, and the power-generating potential of nearby Spokane Falls, Spokane became an early trade and manufacturing center. With the arrival of the railroads, the city rapidly became a regional transportation hub as well.


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James Ratkovich & Associates, Inc.                                         21
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REGIONAL OVERVIEW (continued)

Over the past 100 years Spokane has evolved into the focal point of a large geographic region supplying a wide variety of wholesale and retail goods, hospitality, financial, state and federal, legal, educational, medical, cultural and entertainment services.

TRANSPORTATION

Major highways serving the Spokane area include Interstate 90, a major east/west transportation corridor across the northern portion of the United States linking Spokane to Moses Lake, Ellensburg and the metropolitan areas of Seattle, Washington to the west, and Coeur D'Alene, Idaho; Missoula, Montana; and Chicago, Illinois to the east. U.S. Highway 395 provides access north to Canada, and south to the cities of Pasco, Kennewick, and Richland, Washington and to the states of Oregon and California. U.S. Highway 195 provides access south to Colfax and Pullman, Washington and Lewiston, Idaho. Several national motor freight firms serve the Spokane area, including carriers such as Yellow Freight System, Consolidated, Viking Freight and Roadway Express, Inc. National and regional bus service is provided by Greyhound and Empire Bus Lines. Local bus service is under the auspices of the Spokane Transit Authority with 31 routes serving the city and suburban areas. There is adequate taxi service throughout the community.

Spokane International Airport serves the area with 9,000 foot and 8,200 foot runways. Major and regional airlines serving the area with passenger and freight service include United, Continental, Alaska, Northwest, Delta, Horizon, and Big Sky. Felts Field, a city-owned and operated municipal airport for general aviation, has runways of 4,500 feet and 3,000 feet and is located in the eastern portion of the city.

Railroads have played a very dominant role in the growth and development of Spokane since before the turn of the century. The city is served by a main line of the Burlington Northern Railway system with major switching and repair facilities located in East Spokane. The Union Pacific Railroad also maintains a branch line through the area and Amtrak provides regularly scheduled passenger service.

POPULATION

Spokane is the County Seat of Spokane County, a Standard Metropolitan Area (SMA) which encompasses approximately 1,758 square miles. According to the 1990 census, Spokane County had a population of 361,364. By 1995, the population had increased to 401,200. The city of Spokane, encompassing approximately 57 square miles, had a 1990 population of 172,700 which had increased to 188,800 by 1995.


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REGIONAL OVERVIEW (continued)

The Spokane SMA population is up 14.7 percent from 1980, and over 8.5 percent from 1990. According to the Washington State Office of Financial Management, the Spokane SMA has had a net inward migration of only 4.5 percent between 1980 and 1990, about half the rate experienced in the 1970's. Washington State was the fourth fastest growing state in the 1980's with a 10.4 percent increase in population. This increase was due primarily to growth on the west coast, especially the Puget Sound area.

However, the Spokane SMA population grew significantly in the late 1980's, helping to fuel the rebound in the Spokane economy. Due primarily to more affordable land for both residential and commercial development, the highest growth rate occurred in the unincorporated areas of Spokane County. The greatest growth occurred in that area known as the Spokane Valley, extending 25 miles east of the city limits. Small outlying communities have experienced significant growth in the first half of the 1990's. Deer Park, north of Spokane, saw an
11.98 percent increase, while Airway Heights, 4 miles west, experienced an increase of 23.9 percent. Also fueling population increase is the fact that between 1990 and 1995, the Spokane area outpaced Seattle in job growth.

According to 1995 Population Trends for Washington State, Washington State Office of Financial Management, the median age for Spokane County is 33.6 years;
29.7 percent of the population is under 19 years of age while 13.2 percent are 65 years or older. According to Survey of Current Business, U.S. Department of Commerce, Bureau of Economic Analysis, the per capita income in 1995 was $20,593, a 26.6 percent increase from 1990. Projections estimate the per capita income to rise to $22,650 by 1997, a 5.54 percent compounded annual increase. Spokane's current Cost of Living Index is 105.9 percent, with Utilities and Transportation below the national average (57.5 and 89.9 percent, respectively) while Housing and Health are above the national average (125.4 and 126.3 percent).

ECONOMIC BASE

Three industries have traditionally formed the base of the Spokane SMA economy; timber, mining, and agriculture. Long-term employment trends reflect a steady shift in the region away from the traditional resource-based economy to one which is dominated by services. This trend was dramatically accelerated by the collapse of resource-based employment during the recession of the 1980's. Some of the area's basic industries are still struggling to recover from this period.

Spokane's economic rebound in the late 1980's is linked to a subtle shift in the area's primary industries. While aluminum and electronics manufacturing have been primary employers in the past, this sector saw a reduction of workers from 1990 through most of 1994. The most recent employment figures indicate that employment levels have stabilized and are expected to remain stable for the first quarter of 1996.


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REGIONAL OVERVIEW (continued)

From 1987 through 1992, the service industry added 10,500 jobs, or 47 percent of the all new jobs. Government added 4,000 new jobs over this period in Spokane County. The whole sale and retail trade sector added 3,000 jobs, and construction and mining added 2,900 jobs. Manufacturing grew fairly slowly, adding only 1,200 jobs in five years, while some of the largest manufacturers actually reduced their work force. While employment increased in all sectors over the past 5 years, jobs in the higher paying mining and transportation/utilities sectors recorded lower gains. Four of the 10 largest manufacturing companies in the area are involved with high tech manufacturing of electronic products. A high percentage of jobs in this sub-sector are lower paying, semi-skilled assembly work. Spokane's shift toward a more service business and retail sales economy mirrors the movement nationally.

                        MAJOR EMPLOYERS IN SPOKANE COUNTY

================================================================================
   Manufacturing    1995        Non-         1995       Public        1995
                  Employ.   Manufacturing  Employ.     Employers    Employ.
--------------------------------------------------------------------------------
     Kaiser        2,593      Sacred Heart  2,836     Fairchild Air  4,731
     Aluminum                 Hospital                Force Base
     Key-Tronic    1,100      Empire        1,912     School Dist.   2,884
                              Health                  81
                              Services
     Hewlett-        873      Deaconess     1,553     Washington     2,292
     Packard                  Medical                 State
     Cowles          610      Safeway       1,128     U. S.          2,882
     Publishing                                       Government
     USI Columbia    550      Washington      925     City of        2,005
                              Water Power             Spokane
================================================================================

EMPLOYMENT

Despite unfavorable conditions in some sectors of the regional economy, the 1996 employment picture continues to be strong. After reaching double digit unemployment in the early 1980's, county-wide rates have steadily improved over the last 8 years. The 1995 year-end unemployment rate of 4.9 percent indicates a stable economy. In fact, total employment increased by 4,500 in 1994, and figures for 1995 indicate an increase of another 3,100 jobs. As of June 1996, unemployment stood at 4.8 percent, down from 5.0 percent in June 1995.


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REGIONAL OVERVIEW (continued)

Spokane's employment growth rate since 1987 has exceeded population growth. However, between 1984 and 1994 average wages in current dollars increased 39.85 percent, but when adjusted for inflation, the real dollar increase is only 1.59 percent. Again, base industries of mining, lumber, and agriculture, have not expanded significantly. Despite some credible progress in recruiting new employers from outside the area, the Spokane economy continues to feel the effects of substitution of high paying manufacturing employment by lower paying service jobs.

RETAIL SALES

Spokane's role as the hub of the Inland Northwest allows the city and county to enjoy relatively high retail and wholesale sales due to the large geographic area it supports. After a period of stagnation and decline in the mid-1980's, Spokane County recorded consistent growth from 1988 through 1994. Sales tax receipts rose 9.56 percent in 1993 and 7.48 percent in 1994, but declined by approximately 0.50 percent in 1995.

Another indicator of the strength of the area's retail market is the interest shown by retailers expanding and/or looking for possible new store locations. All of the following retailers have recently expanded in the region: Wal-Mart, Target, Shopko, Magnolia Hi-Fi, and Eagle Hardware.

Crescent Court, a major retail center in Downtown Spokane, was completed in 1995. This center is the result of a $16.5 million remodel of the former Frederick & Nelson Building. Crescent Court adds a food court, 50,000 square feet of retail shops with 35 new retailers, exhibition hall, and ballroom to the downtown retail core. Shortly after Crescent Court opened, the continued revitalization of the downtown area was setback as retailers Lamonts and J. J. Newberry Co. closed their downtown locations. In March 1996, Nordstrom signed a 20 year lease for a planned store located in the RiverPark Square Building. The new location is across from their existing store and will be completed in 1999.

REAL ESTATE INDICATORS

Driven by a population increase and active housing market, the Spokane County residential construction industry has experienced a period of rapid growth. As demonstrated by the data in the following table, residential building permits are yet another indicator of the cyclic nature affecting the Spokane area economy.


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REGIONAL OVERVIEW (continued)

Following the successful Expo '74, residential construction in Spokane County increased dramatically for 3 years, then fell precipitously as the severe regional/national recession and record high interest rates virtually shut down the local economy in 1980. The failure of the Spokane economy to stage a significant recovery from the recession of the early 1980's was due to continued problems in lumbering, mining, and agriculture. The residential construction recovery began in 1989, and has continued a steady course upward.

In 1993, Spokane experienced a 9.8 percent increase in the number of new homes built over the previous year (2,124, or 177 per month), and a 17 percent overall increase in the number of dwelling units. In 1994, the level fell to 1,897 permits. During 1995, single family permit volume dropped again to 1,029, the lowest it has been since 1990. The first 3 months of 1996 saw only 266 permits issued county wide for new single family home construction.

The statistics show a dramatic rise in the number of permits issued for apartment projects over the past 4 years. In 1995, the city and county issued permits for 974 new multifamily units (5+ units), with another 90 units permitted during the first quarter of 1996. Increased construction activity has begun to effect the historically tight apartment market. The overall vacancy rate during the first quarter 1996 was about 7.50 percent, up 2 percent from year-end 1994, and 1.25 percent from the same quarter 1 year earlier. The increase in apartment vacancies are the result of new units coming on-line and renters who have purchased homes with low interest rates available over the past few years. Condominium units have not found the market acceptance of single family homes and apartment units during the 1990's. During the 6 year period from 1990 through 1995, only 301 new condominium units were constructed county wide, with 53 of the units located within the Spokane city limits. During the first 3 months of 1996, only six new condominium units were filed in the entire county.

The upswing in single family and apartment construction has also carried over into the arena of major construction projects. According to the Spokane Journal of Business, construction activity around the fringe area is continuing at a rapid pace. More than $90 million worth of major projects are underway and additional projects valued at roughly $45 million are planned. There is currently $46 million in construction work under way or about to get started in Downtown Spokane. The West Plains area, west of Spokane, has six major projects underway or planned for the area, including an expansion at the prison, a large truck stop, two new motels, a residential subdivision, and a multi-faceted development at Medical Lake. In addition, two big projects valued at $26 million are under way at Fairchild Air Force Base, and an $8.5 million hospital renovation is planned.


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REGIONAL OVERVIEW (continued)

In 1995, Spokane International Airport had $14 million in improvements. The improvements consisted of resurfacing the main runway, a new fuel farm, third baggage claim, remodeled restaurant facilities, and a new cargo apron. Approximately $2 million in additional improvements are planned for 1996 for better circulation of traffic and cargo.

                  RESIDENTIAL BUILDING PERMITS, SPOKANE COUNTY

================================================================================
               Total      Single     Units in     Units in
              Dwelling    Family      Duplex      3-4 Unit    5+ Unit
        Year   Units      Units       Units      Structures  Structures
--------------------------------------------------------------------------------
        1986   1,729        937         106          55         631
        1988   1,007        675          40          27         265
        1990   1,724      1,324          82           0         318
        1991   2,344      1,254          52          10         654
        1992   2,697      1,934          78          28         657
        1993   3,156      2,124         106          46         880
        1994   2,843      1,897         150          65         731
        1995   2,534      1,395         114          51         974
        1996*    386        266          22           8         90
================================================================================
Source:   Spokane Real Estate Research Report, Spring 1996
*  1996 figures through March 31st

REAL ESTATE SALES

Home sales increased steadily from 1990 through 1993. Within the city of Spokane, sales for 1990 totaled 5,158. In 1992 there were 5,504 sales, while in 1993 sales totaled 5,195. According to the Spokane Multiple Listing Service, single family home sales dropped 4.8 percent from 1993 levels during 1994, the first decline in 5 years. Single family homes sales in 1995 remained at 1994 levels. The average marketing period increased from 64 days in 1994 to 73 days in 1995. The average price of homes sold in 1994 was $107,815, and rose to $110,271 in 1995.


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REGIONAL OVERVIEW (continued)

The commercial rental market remains tight, although the past 5 years have seen strong new construction activity. The Spokane Industrial Park, with over 4 million square feet, has a 6 percent vacancy rate as of year-end 1995, up from 3 percent in January 1995. The difference is the result of the loss of one 152,000 square foot tenant. The first quarter 1996 vacancy rate for office buildings in the central business district was 15.6 percent, up about 2 percent over the year earlier figure. Further analysis of the downtown office market reveals that much of the vacant space is located in Class C office buildings which are reporting an average vacancy rate of about 25 percent. Retail space in the central business district was about 18 percent as of year-end 1995, as compared with a vacancy rate of 6.7 percent for retail space located outside the Spokane central business district.

SUMMARY

The Washington State economy has improved over the past 2 years which will continue to benefit the Spokane region. Recent developments include the opening of Japanese apple markets to Washington State apples, and recent ambitious hiring of new workers by Boeing after 4 years of layoffs. The Spokane area has several factors working in its favor: it retains its highly skilled labor force; has a housing supply, which despite recent price increases, is still relatively affordable; and it offers a desirable quality of life associated with the Inland Northwest. These factors, combined with successful efforts by the Spokane government and business community to sustain recent growth patterns should work to continue overall economic health and expansion.


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                            NEIGHBORHOOD DESCRIPTION

The Appraisal Institute defines a neighborhood as "a group of complementary land uses." A neighborhood may be more specifically defined as "a portion of a larger community, or an entire community, in which there is a homogeneous grouping of inhabitants, buildings or business enterprises."(3) "...neighborhood boundaries may consist of well defined natural or manmade barriers or they may be more or less well defined by a distinct change in land use..."(3)

The subject neighborhood is a mixed-use area located less than a mile east of the downtown Spokane central business district. Interstate 90, the dominant highway arterial serving the Spokane area, follows an east/west alignment along the south side of the neighborhood, approximately 2 blocks south of the subject. The neighborhood has seen little new development activity in recent years, however, a number of older structures have sold over the past 2 to 3 years and then undergone subsequent renovation and modernization. The boundaries of this neighborhood are defined as follows:

      South:   Interstate 90 right-of-way
      West:    Hamilton Street/State Route 290
      East:    Division Street/U.S. Highways 2 and 395
      North:   The Spokane River

Interstate 90 is the predominant arterial serving the neighborhood. It connects Spokane with Coeur D'Alene, Idaho, to the east, and cities throughout Washington to the west before ending at Seattle. Interstate 90 continues east from Coeur d'Alene across the entire country, having its easterly terminus in Boston, Massachusetts. This interstate is one of two major interstates serving the north part of the country and is heavily traversed by trucks carrying goods between the Northwest and eastern portions of the country. Interstate 90 is readily accessible from the area by an interchange at Hamilton Street/State Highway 290, and by a number of entry and exist ramps within a mile of the subject located in the downtown area.

Second and 3rd Avenues are arterial surface streets connecting the downtown area with areas of east Spokane and unincorporated Spokane Valley. Just east of the subject, both streets pass underneath the Hamilton Street/State Route 290 overpass interchange with Interstate 90. East of this overpass, 3rd Avenue becomes the east bound interstate frontage road while 2nd Avenue becomes the west bound interstate frontage road. Both streets are one-way, multi-lane streets designed to accommodate peak period traffic flows between residential areas east of the city and places of employment in the central business district.


----------
(3)  The Appraisal of Real Estate; 10th Edition, The Appraisal Institute; 1992


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NEIGHBORHOOD DESCRIPTION (continued)

The area was originally primarily developed with light industrial uses with a few single family homes located in the south part of the neighborhood. The original light industrial uses consist primarily of single occupant office/warehouse buildings. More recent industrial development has included multi-tenant office/warehouse parks. A new industrial park containing incubator type space was completed on a vacant site about 4 blocks west of the subject in 1994. A multi-tenant industrial park containing larger units is located a block north of the subject along Pacific Avenue. A site located north of the subject across 2nd Avenue contains the only major office property in the neighborhood, a two-building, four-story, multi-tenant complex.

Many of the office/warehouse type buildings along 2nd and 3rd Avenues have been renovated and converted into office or retail type uses. The VTR Video facility adjoining the subject is an example of an office/warehouse building sold within the past 2 years and then converted to an alternate use. The most visible land use along 3rd Avenue is the Costco warehouse store. This store is located just west of the subject between 3rd Avenue and the Interstate 90 right-of-way. In light of recent sales and renovation of existing light industrial properties in the neighborhood, and the good access and exposure provided by 2nd and 3rd Avenues, as well as the close proximity to Interstate 90 and the central business district, it is likely that the neighborhood will continue to provide a stable environment for real estate investment.


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================================================================================



                           [Neighborhood Map Omitted]



================================================================================

                                ----------------
                                Neighborhood Map
                                ----------------


                                                                              31
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                             Hotel Industry Overview

Shilo Inns Company is in the competitive limited-service hotel market. According to Trends in the Hotel Industry, 1996, this segment of the lodging industry saw a proliferation of new properties in the mid-1980s. It was seen as a favorable segment with guest rooms that are frequently superior to full-service hotel rooms at one-half to two-thirds the rate. For hotel managers the properties are simple to operate and for ownership and lenders, they provide higher profit margins and lower risk. The limited service hotel segment appears to have matured and is lagging the industry as a whole but have still achieved in 1995 an aggregate occupancy of 70 percent and average room rates increased 5.9 percent and 41.8 percent average operating profit. Its market demand is reported at 51.4 percent tourist and 45.8 percent business with the balance allocated to conventions and conferences.

Shilo Inns typically provides an example of a good limited service hotel property. Their hotels typically have clean and modern properties with good access, exposure and on-site parking. The interiors typically contain a comfortable lobby with check-in counter, one or more meeting rooms, fitness center, swimming pool, spa, as well as satellite TV, airport shuttle service and free daily newspapers. Major competitors to the Shilo Inn chain in its market place include Holiday Inn Express, Comfort Suites, Phoenix Inns, Radisson, Ramada and some Best Western franchises. The Residence Inns and Marriott Courtyards cater to a higher priced market sector and are above the subject segment.

The national limited-service hotel market is experiencing steady growth after several years of sluggish economic conditions. Overall, market conditions are continuing to improve, occupancies are higher, concessions are decreasing, and revenues are beginning to rise. Gross Domestic Product, often an indicator of travel patterns, is projected to grow at 2.5 percent to 3.0 percent in 1996. Hotel occupancy for the nation is expected to rise to 71.2 percent, while the average daily rate is anticipated to grow to $88.10. In general, modest but stable growth and little inflation are likely to characterize the regional economy in 1996 and 1997. The following table shows a summary of the US Lodging Industry's 1995 Regional Performance:

             ------------------------------------------------------------------------------------------
                                            Occupancy                      Average Daily Rate
             ------------------------------------------------------------------------------------------
                                     1995      1994     Variance        1995       1994      Variance
                New England         74.3%t     72.0%      3.2%       $131.90    $125.23       5.3%
                Mid Atlantic
               North Central        69.6%      68.6%t     1.3%         82.59      79.41       4.0%
               South Atlantic       70.1%      68.2%t     2.8%         80.51      77.88       3.4%
               South Central        68.7%      67.7%t     1.5%         68.39      65.61       4.2%
             Mountain/ Pacific      71.4%      70.1%      1.7%         87.69      83.70       4.8%
                 Nationwide         70.6%      69.2%      2.0%       $ 85.92    $ 82.21       4.5%
             ------------------------------------------------------------------------------------------

Note: Average property size = 210 rooms                   Source: PKF Consulting


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Hotel Industry Overview (continued)

Investors are seeking limited-service hotels with upside potential in many regions of the country, including the Mountain and Pacific Regions, which encompasses the states west of the Continental Divide. 1996 and 1997 are forecast to have an annual average demand growth rate of 3.6 percent to 3.8 percent and RevPAR (room revenue per available room) growth of 5.2 percent to
7.3 percent according to the April 1995 issue of Coopers & Lybrand's Hospitality Directions. Further, this region outstripped the rest of the country in Rooms Demand with a 3.7 percent average percent change and a modest supply increase of only 1.6 percent as shown in the table below.

             ------------------------------------------------------
                                    Rooms Demand      Rooms Supply
                                    Average percent  Average percent
                                       Change           Change
             ------------------------------------------------------
             New England                2.5%            1.2%
             South/Middle               3.1%            1.4%
             Atlantic
             East South/North Central   3.4%            1.6%
             WestSouth/North Central    3.2%            1.3%
             Mountain                   3.7%            1.6%
             Pacific                    2.8%            2.8%
             ------------------------------------------------------

Investors cite improving operating results, a limited new full-service supply, and the relative scarcity of new development financing as influencing factors underlying the strong interest in this segment. In fact, many investors have stated that full-service hotels are considered the best hotel investment opportunity for 1996. In late 1995, investors were purchasing limited-service hotels at 70 percent of replacement cost; however, the inventory of quality full-service hotels is dwindling and competition is increasing. One of the more desirable acquisition targets is re-flagging a property in a major hotel chain that commands immediate brand name recognition and offers strong reservation and marketing systems.

New construction activity is expected to surge as investors target secondary and tertiary locations where an aging room supply exists and many operators are unwilling or unable to invest in room modernization. New construction between 1995 and 1997 is expected to be 40 percent higher than 1990 to 1993. Supply growth will edge up approximately 1.5 percent in 1996 and 1997, but is still below the 2.4 percent average growth rate that prevailed in the 1970s.

Renovation costs are a significant consideration in hotel investors' determination of price/value and return requirements. The majority of market participants anticipate that soft goods refurbishment be completed every five to seven years and a total refurbishment be completed every 10 years. In factoring these costs into price/value, investors typically attempt to discount them from the price/value; however, they are not always successful. An investor who intends to purchase a property, upgrade and reposition it will forecast higher renovation and property improvement costs than one who is not seeking to "reflag" the property. Thus, the first investor of an older property has less room for negotiation.


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Hotel Industry Overview (continued)

Investors continue to base pricing on historical 12-months cash flow and are less willing to pay for any upside potential. Nearly 58 percent of participants in a recent Coopers & Lybrand's poll reported that they capitalize their prior 12 months income.

Investors also prefer fee simple purchases to ground leases; however, in high density locations such as the central business district or airport areas, ground leases are generally in-place. Almost all investors look at the potential of buying out the lease or renegotiating the terms. Leases tend to be calculated on either a fixed payment or a percentage of revenue basis, with investors shying away from percentage payments.

The following table shows a summary of major hotel transactions. The survey was conducted by Hospitality Associates and covers the years 1991 to 1995. There is a clear trend showing both increased activity and prices paid since 1992 when, many believe, the market bottomed out for hotel sales.

--------------------------------------------------------------------------------
Year        Number of        Number of      Average Price Per Room
          Transactions        Rooms
--------------------------------------------------------------------------------
1995           107            38,135              $83,000
1994            83            30,452               76,000
1993            40            15,825               74,000
1992            41            17,219               63,000
1991            52            15,806               87,000
--------------------------------------------------------------------------------

While financing has been constrained in past years, debt financing sources have begun to ease credit terms and Wall Street firms and institutional money sources are targeting hotel investments. Lenders who are active in hotel debt financing include insurance companies, banking institutions, and finance/credit companies such as Finova Capital Corporation, Heller Financial, and GE Capital Corporation. Publicly traded companies such as Host Marriott, Prime Motor Inns, and Felcor Suite Hotels are aggressively pursuing acquisitions. Many lenders are offering secondary financing above 80 percent loan to value ratios. REITs are becoming aggressive in purchasing hotels. This is especially true of Patriot American Hospitality, Inc., the largest REIT, which filed an initial public offering (IPO) with the SEC in late September 1995 and raised more than $350 million.

As a result of increased financing availability, investors have benefited by more favorable long-term financing. For instance, the first quarter 1995, American Council of Life Insurance Companies` (ACLI) average interest rate was
9.41 percent. Typically loans are indexed to the prime rate, treasury rate or LIBOR. The range of loan amortization is from 15 to 25 years with 20 years being average. A typical loan-to-value ratio is 50 percent to 75 percent with the average reported at 63 percent. Debt-coverage-ratios have ranged between 1.25 percent to 1.50 percent with 1.40 percent being average.


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Hotel Industry Overview (continued)

Full-service hotels are considered most vulnerable to new competition, particularly from newly built, limited-service chain hotels. In addition, they suffer from operating deficiencies, including high property operation and maintenance costs, utility expenses, and upgrading, which erode profitability. Because it is likely that new construction funds will increase the competitive supply of both limited and full service hotel rooms by late 1996 and 1997, owners of older properties are advised to reinvest in the physical plant to cement guest loyalty. Owners are now beginning to realize that historical reserve funding levels, typically between 3 percent to 4 percent of total revenues, are insufficient to fund necessary capital improvements over the life of a property. Actual capital expenditures for well-maintained properties often exceed 7 percent of total revenue.

Job growth, the most important indicator of sustained demand for real estate, continues to substantially trail general economic growth. In fact, many are calling our current economy a "jobless recovery." No immediate acceleration is anticipated, due to factors such as improved productivity in many industries and overall caution on the part of employers.

As stated, it is likely that additional sources of capital will provide opportunities. Further, many market participants believe that rising inflation with have a positive net effect on earnings as room revenue is expected to out-strip increases in operating costs. Trade agreements such as GATT should have a positive effect on the hotel industry, and the advent of low-cost airlines will promote more travel and higher occupancies.

New ideas, especially new ideas in technology, continue to be one of the industries in which the US is remaining competitive in global markets. As the US achieves a higher level of technology, the hospitality industry has the opportunity to implement this technology in areas where guests need it most: checking into the hotel, and communications. Adopting new technology is an opportunity for hotels to remain competitive and maintain and expand their customer base. For instance, AT&T's telecommunication package, "Guest Works," improves call-processing, accounting and provides specialized voice messaging through a server.

Selling expenses typically range from 2.5 percent to 5.0 percent of the total purchase price. According to a national hotel/motel brokerage firm located in Southern California, the marketing period for limited-service hotels ranges from
3.0 to 12.0 months with an average of 9.0 months. An average 90-day closing period is typical (from the time a hotel is put under contract to closing).

The early 1990s have been cruel to the hospitality industry, but Shilo Inns has gone against the grain.(4) Big national chains have been fighting to keep troubled properties. Many retreated from hotel ownership to seek a relatively safe haven as hotel management companies. Small independent operators, seeking security in numbers, flocked to join national franchises.

----------
(4)   "Portland Business Journal,"  May 31, 1993, Vol. 10, No. 14,  p. 13.


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East 923 Third Avenue, Spokane WA
---------------------------------


Hotel Industry Overview (continued)

The Shilo Inn capitalized on its regional identity and superior reputation to make gains in its market areas. Mr. Mark Hemstreet, the owner and head of this privately held company was quoted saying, "I'll take consistent management and a good product any day over a good location. If guests are greeted with friendly service and nice clean rooms, they'll come back to Shilo again and again." With 46 hotels and motels, Shilo has become a formidable chain in the West, owned by just one person making it the 102nd largest lodging company in the world. The company has about 2,000 employees in nine Western states. Shilo's "affordable excellence" promotion strategy appears to have been successful in retaining its core customer base. Shilo's size enables the company to not only get economies of scale enabling its successful advertising and referral network, but also it eliminates the need to associate with a costly franchise.

Mr. Hemstreet's willingness to invest in what may be considered secondary locations goes against the trend of national operators. This provided Shilo Inns with a competitive advantage, bringing them to maturing markets ahead of the competition and providing a regional network of lodging facilities to service their loyal guest base. They appeal to business travelers and tourists alike. Further, Shilo Inns has continued to invest in renovation and upgrade of older properties and has superior maintenance and replacements programs. Shilo Inns has an effective company credo: to deliver consistently high standards from friendly, efficient, and dedicated employees; and to provide clean, comfortable and affordable accommodations.(5)

In general, we can conclude that the hotel industry is experiencing the best growth since the trough of 1992. Increases in occupancies, average daily room rates, and profitability has been reported throughout the industry in all market segments. The following chart and accompanying table shows five key indications:

o     Average Daily Rate Change Rate
o     Operating Expense Change Rate
o     Free & Clear Equity Capitalization Rate
o     Residual Capitalization Rate
o     Free & Clear Equity Internal Rate of Return


----------
(5)  "Oregon Business," October, 1993, Vol. 16, No. 10, p. 32.


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James Ratkovich & Associates, Inc.                                        36
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East 923 Third Avenue, Spokane WA
---------------------------------


Hotel Industry Overview (continued)

                       National Full-Service Hotel Market
           From Coopers & Lybrand L.L.P. -- "Hospitality Directions"

                               [BAR CHART OMITTED]

-------------------------------------------------------------------------------------------------------------------------------
           4th Qtr,'93  1st Qtr,'94  2nd Qtr,'94  3rd Qtr,'94  4th Qtr,'94  1st Qtr,'95  2nd Qtr,'95   3rd Qtr,'95  4th Qtr,'95
-------------------------------------------------------------------------------------------------------------------------------
ADR Chan        0.0278       0.0329       0.0315       0.0322        0.035        0.037       0.0383        0.0391       0.0417
-------------------------------------------------------------------------------------------------------------------------------
Op. Exp. C      0.0344       0.0363       0.0354       0.0336       0.0355       0.0352       0.0345        0.0351       0.0348
-------------------------------------------------------------------------------------------------------------------------------
Equity Cap      0.1143       0.1148        0.115       0.1127       0.0992       0.1073       0.1058         0.109       0.1065
-------------------------------------------------------------------------------------------------------------------------------
Residual C      0.1189       0.1148        0.115        0.114       0.1014       0.1127       0.0992        0.1078       0.1067
-------------------------------------------------------------------------------------------------------------------------------
Equity IRR      0.1505       0.1533        0.155       0.1575       0.1567       0.1523       0.1475        0.1496       0.1505
-------------------------------------------------------------------------------------------------------------------------------

o     Average Daily Rate Change Rate

This rate expresses the percentage change in the Average Daily Room Rate. Like the capitalization rate change, there is a clear trend expressed by the ADRs. In this case, the trend shows a steady increase in rates. Every quarter since the 2nd Quarter, 1994 has shown incremental increases with an average quarterly increase of 3.64 percent.

o     Operating Expense Change Rate

Operating Expenses as a percent of revenues have stayed relatively flat or stable at about 3.5 percent. This indicates that there are economies of scale in larger revenues since operating expenses can be limited to a stable proportion of revenues.


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James Ratkovich & Associates, Inc.                                        37
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East 923 Third Avenue, Spokane WA
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Hotel Industry Overview (continued)

o     Free & Clear Equity Capitalization Rate

In contrast to the stability of the IRR, the Equity Capitalization rate (i.e., overall rate) is showing evidence of decline. A declining capitalization rate indicates that investors are willing to accept a lower return from their investment. It has been shown in the above narrative that sales have been increasing. More purchasers in the market-place means more competition for a finite supply, thus prices are increasing and investors must be willing to accept a lesser capitalization rate. This type of trend encourages new construction which, depending upon the extent of the construction, may stabilize or even reverse the capitalization rate trend. It is not a given, however, that occupancies and room rates will continue to increase. Based on available information, it appears that the favorable trend will continue into 1997 and, perhaps, beyond.

o     Residual Capitalization Rate

As would be expected, residual capitalization rates have declined consistent with equity (or overall) capitalization rates

Summary

A dramatic strengthening of industry profits may be expected for 1996 and 1997 given the Coopers & Lybrand forecast. Major contributing factors include healthy revenue expansion, modest increases in major expenses, continued productivity gains, and below-average supply growth. Profits per available room are projected to rise to $2,900 in 1996, and $3,500 in 1997.

There is a significant need to maintain and modernize older full-service hotels. Shilo Inns has made a commitment to maintaining high-quality, attractive hotels. Shilo has taken a "saturation" approach to expansion by locating throughout the Pacific Northwest. Although not a franchise, the Shilo Inns name is recognizable and has a loyal following. The Shilo Inn name is certainly beneficial in this region and probably largely responsible for the success of the off-the-beaten-path locations. Because Shilo is privately owned and Mark S. Hemstreet is truly an industry insider, it is likely that Shilo Inns are better managed due to his oversight.

Overall economic trends are positive in the Pacific Northwest and surrounding regions. This is contributing to the growth in the lodging industry and these trends appear to be sustainable through the few years. New additions of supply are expected to provide stiff competition to existing properties and much of this is coming from Holiday Inn Express and some Comfort Suites. However, Shilo Inns typically have one of the best locations in its local market areas and with their efficient management and continuos maintenance programs they should be able to maintain their market share, if not increase it at he expense of less competitive properties. Clearly, the trend in the limited service lodging industry continues to be towards "suite" properties. Shilo Inns has many such properties and generally provide good size rooms with market desired amenities at an affordable price. Given the positive economic trends in the many of the markets Shilo Inns is located, central reservation system, large guest following and solid management structure with efficiencies in purchasing and marketing it is reasonable to conclude that the Shilo Inns will continue to be a successful chain with a positive outlook for the foreseeable future.


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James Ratkovich & Associates, Inc.                                        38
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East 923 Third Avenue, Spokane WA
---------------------------------


                                SITE DESCRIPTION

The site is an irregular shaped assemblage of 10 city lots. The property has frontage on 3rd Avenue, 2nd Avenue, and on the Sprague Avenue collector that connects 3rd Avenue with Sprague Avenue, 2 blocks north of 2nd Avenue. The site includes a portion of an abandoned city alley, and shares driveways with adjoining properties fronting 3rd Avenue. The site contains an estimated 78,200 square feet, or 1.8 acres. The property has approximately 400 feet of frontage on the south side of 2nd Avenue, 50 feet of frontage on the north side of 3rd Avenue, and 150 feet of frontage on the 3rd Avenue collector with Sprague Avenue. A plat map and site plan are located at the end of this section.

Visibility and Access

The Shilo Inn and site has fair visibility and exposure to pass by traffic. Primary access to the site is from the 3rd Avenue frontage, which consists of a single 50 foot wide city lot. This access from 3rd Avenue is via two driveways located on adjoining parcels. Visibility and exposure to pass by traffic on 2nd Avenue is better than the visibility from 3rd Avenue, as the subject has approximately 400 feet of frontage on 2nd Avenue. However, the buildable portion of the site is significantly above grade with 2nd Avenue. The site slopes steeply downward from the buildable portion of the site down to the grade of 2nd Avenue along most of the street frontage. The slope along part of the frontage is reinforced with a rock retaining wall. Ingress to the site from 2nd Avenue is provided by a paved driveway extending from the center of the street frontage along the north side of the hotel building that connects with the paved parking lot on the west side of the hotel. No egress is available to 2nd Avenue. No access is available from the 3rd Avenue collector with Sprague Avenue. Ingress and egress is also available across the parking lot of the adjoining restaurant property fronting 3rd Avenue. As indicated in the Assumptions and Limiting Conditions, this appraisal is made with the special assumption that there are recorded easements for ingress and egress across the parking lots and driveways of the adjoining properties which provide primary access to the hotel. Overall, access is adequate, although not optimal.

Off-Site Improvements

Both 2nd Avenue and 3rd Avenue are asphalt paved arterial streets improved with concrete curbs, gutters, and sidewalks, and street lights. Third Avenue contains three east bound lanes. Second Avenue has west bound lanes in front of the Shilo Inn, but narrows to three lanes just west of the subject. No street parking is permitted along either street adjacent to and east of the subject. Street parking is permitted along both streets to the west of the Sprague Avenue collector.

East of Arthur Street, a half block east of the subject, both streets slope downward and under Hamilton Street/State Route 290 and the Interstate 90 interchange. West of Hamilton Street, 3rd Avenue becomes the east bound interstate frontage road on the south side of the highway, while 2nd Avenue becomes the west bound interstate frontage road along the north side of the interstate.


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East 923 Third Avenue, Spokane WA
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SITE DESCRIPTION(Continued)

Topography and Drainage

Areas to the south and west of the subject are generally level and at grade with the adjoining properties and streets. Just north and east of the subject, the topography of the area becomes more irregular and slopes downward to the north and east adjacent to the subject. The entire subject frontage along 2nd Avenue is significantly above street grade and slopes steeply downward to the street level along the entire north side of the site. Rock retaining walls have been constructed along portions of the 2nd Avenue frontage to reinforce the site. With the exception of the 2nd Avenue frontage, the remainder of the site is mostly level, and at grade with the adjoining parcels fronting 3rd Avenue.

Drainage of surface water is by storm drains located in the asphalt paved parking and driveway areas. According to a 1990 environmental assessment, these storm drains appear to connect with the city storm water drainage system along the 2nd Avenue frontage. All drainage facilities were clear of debris and appeared to be well maintained during our property inspections. The subject site is NOT LOCATED in a FEMA designated flood hazard zone and should not require flood insurance.

On-Site Improvements

On-site improvements include asphalt paved parking and driveway areas, as well as landscaping along the 2nd Avenue street frontage. Approximately 37 parking spaces are provided in the parking lot located on the east side of the building, with 40 additional spaces provided in the parking lot on the west side of the building. Five additional spaces are found next to the main hotel entrance on the south side of the building and 13 parking spaces are located along the main access driveway from 3rd Avenue, for a total of approximately 95 on-site parking spaces. Additional parking is provided by 24 paved spaces located on the adjoining VTR video property and accessed via the driveway located on the VTR property that serves as one of the two primary driveways serving the subject and from the subject's east parking lot. There is also a landscaped island extending most of the length of the single parcel fronting 3rd Avenue. This landscaped island contains trees and shrubs, and is equipped with an automatic irrigation system. There are pole mounted parking lot lights in the paved parking areas and in the landscaped island.


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SITE DESCRIPTION(Continued)

Surrounding Uses

The subject site is located in an established light industrial district in close proximity to the downtown central business district that has seen some change in use to commercial uses in recent times. The survey of surrounding land uses is summarized below.

      North: Second Avenue and then a multi-story office complex.

      South: Third Avenue and then a single family residence that has been converted to a commercial use, an office/warehouse building, and a Costco warehouse store.

      East: An office/warehouse building that has been renovated into offices for a video production company within the past 2 years and a two-story office building.

      West: An office/warehouse building that has been converted into an antique mall and a restaurant.

Zoning

The subject site is zoned M1-L, Light Industrial, by the City of Spokane. This is a broad zoning designation that permits a variety of light industrial uses, including manufacturing, warehousing, assembly, as well as commercial uses, including offices, hotels, retail, and service businesses. Residential uses are not permitted in areas zoned M1-L. Other aspects of the M1-L zone are summarized as follows:

      Height Limit:       150 feet

      Max. Site Coverage: 75% with gross floor area not exceeding 10 times lot area

      Min. Lot Size:      None

      Setbacks:           Front: None

                          Side and Rear: None except when abutting a residential
                                         district

      Parking Required:   1 space for every 2 guest rooms, and 1 space for
                          every 4 restaurant and lounge seats

      Parking Provided:   95 by physical count plus 24 leased spaces


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---------------------------------


SITE DESCRIPTION(Continued)

Traffic

Traffic data compiled by the City of Spokane and the Washington Department of Transportation is summarized below: These data represent average daily traffic
(ADT), expressed as daily average of annual traffic volume. The daily average is expressed in average vehicles per day (VPD).

      1) Interstate 90, both directions                     73,000 VPD

      2) 2nd Avenue, west bound ADT:                        13,500 VPD

      3) 3rd Avenue, east bound ADT:                        10,500 VPD

      4) Arthur Street between
         2nd and 3rd Avenues, both directions               9,600 VPD

Soils

No soils report was provided to the appraisers. We have inspected the building interior corridors, ground floor slab areas, parking lots, and surrounding parcels for evidence of subsidence, heaving or separation cracking. None of these effects was evident from our inspections. Therefore, it is assumed that the subject soils and subsoils have adequate load-bearing capacity to support the existing improvements, although this opinion is in no way to be construed as having the weight of a professional engineer's opinion. Such matters are clearly beyond the expertise of the appraisers to determine and beyond the scope of this appraisal assignment. If a conclusive opinion is required, the services of a properly licensed professional engineer should be retained.


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SITE DESCRIPTION(Continued)

Utilities

All utilities are available to the subject site. Utility providers confirmed with planning and building officials are summarized below.

      Domestic Water:         City of Spokane
      Sanitary Sewer:         City of Spokane
      Electric/Natural Gas:   Inland Power
      Telephone:              U. S. West

Public Services provided to the subject property also include:

      Fire/Paramedic:         City of Spokane
      Police:                 City of Spokane

Easements, Restrictions, CC&Rs, Adverse Encumbrances

No title report was provided to the appraisers. Therefore, we are unaware of any adverse restrictions or easements that may be present. No apparent easements or restrictions which would adversely impact the utility or marketability of the subject property were noted during our property inspection, and we have therefore assumed no such conditions do exist. However, as indicated in the Assumptions and Limiting Conditions, a recorded easement for ingress and egress benefiting the subject across the driveways of the adjoining properties fronting 3rd Avenue which are used as the primary access to the hotel and for access to the parking spaces located at the back of the VTR Video building which are leased by Shilo Inn and accessed from the subject's east parking lot, are assumed to exist.


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East 923 Third Avenue, Spokane WA
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SITE DESCRIPTION(Continued)

Assessment and Taxes

The Spokane County Assessor's parcel number is 35201.4432. The 1996 total assessed value is $2,931,500, allocated at $243,000 for the land and $2,688,500 for building. Real estate taxes for 1996 are $43,333.84. As of October 10, 1996, the Spokane County Treasurer's Office reports that the first installment of 1996 taxes have been paid, with the second installment in the amount of $21,666.92, due on or before October 31, 1996. Real estate taxes for 1995 were $43,753.22, or less than 1 percent higher than the current year taxes. As of the writing of this report, it was not possible to determine what impact, if any, the recent remodel of the hotel will have on the assessed valuation, and therefore on future real estate tax liability.

Conclusion

After careful consideration of the foregoing factors, the appraisers believe that the subject site is well adapted to its current use as a hotel/motel site. The Shilo Inn is located in close proximity to the central business district and near the expansive industrial areas located just east of the Spokane city limits, with convenient access to the transportation corridors serving the entire metropolitan area. The location and access to transportation should continue to enhance the hotel business as well as real estate values in the subject neighborhood.


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James Ratkovich & Associates, Inc.                                        44
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                               [Plat Map Omitted]



================================================================================

                                    --------
                                    PLAT MAP
                                    --------


                                                                          45
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East 923 Third Avenue, Spokane WA
---------------------------------


                             IMPROVEMENT DESCRIPTION

The subject improvements consists of a five-story, average quality, Class C, hotel building with 105 rooms encompassing 61,140 square feet gross. The improvements were completed in 1973 and extensively remodeled during late 1995 and early 1996. Floor plan reductions are included at the end of this section to provide visual orientation. The floor plan reductions do not include the basement level of the hotel which contains a guest sauna and restrooms, mechanical room, laundry room, storage, employee break room, and food pre-prep area for the kitchen located on the 5th floor. No building plans were available for review by the appraisers. Details and the description of material and construction methods identified during our property inspection are summarized below.

Size:                    105 Rooms

Room Type:                39  King
                          66  Queen (2 Beds)
                         ---
                         105  Total Rentable Rooms
                           6  Handicapped accessible rooms (included above)

Meeting Rooms:           Two meeting rooms on the ground floor
                         Banquet facility and large conference room on 5th floor
                         Cocktail lounge on 5th floor has vinyl partition that can be closed to create another meeting room

Recreational Facilities: Pool, Jetted Hot Spa, Exercise Gym, Steam & Sauna Room

Restaurant:              Restaurant and banquet facilities located on 5th floor.
                         In addition, the hotel provides guests with a complimentary breakfast buffet. The kitchen, banquet facilities, restaurant, and cocktail lounge are operated by Shilo Inn.

Gross Building Area:     61,140 square feet

No of Stories:           Five excluding basement which is below grade

Parking: 95 open paved spaces with additional parking leased from an adjoining property owner

Year Built:              1973; Remodeled in late 1995 and early 1996

Foundation:              Steel reinforced concrete spread footings

Floor Structure:         Basement floor is a poured reinforced concrete slab.
                         Upper floors are architectural (gypcrete) concrete over plywood sheathing. The type of floor joists was not visible.


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IMPROVEMENT DESCRIPTION (continued)

Exterior Walls:          Class C, masonry block construction on the end walls
                         and wood-frame with aluminum type siding on the other exterior walls. Interior construction of gypsum wall board over insulating bats. Wall insulation is not visible and insulating factor is unknown.

Window/Sash/Door:        Double glazed, insulated windows in vinyl frames.
                         Bronze anodized aluminum frame double door storefront at lobby entrance; all exterior doors of bronze anodized aluminum with fire safety break away bars (20 minute fire rated).

Roof Structure:          Not visible. Assumed to be wood-frame roof trusses with
                         plywood decking. The roof covering is a torch-down tar roof.

Interior Walls:          Painted split faced masonry block and 2"x4" wood frame
                         partitions, 16" or 24" on center with textured and painted, or wall papered 5/8" gypsum wall board.

Interior Finish:         Floor covering in all rooms is hotel grade carpet;
                         floor coverings in lobby of carpet and ceramic tile at service desk areas; floor cover in pool area of steel reinforced poured in place concrete; floor cover in restrooms of ceramic tile; incandescent and fluorescent lighting, suspended decorative lighting in lobby.
                         Carpeting and ceramic tile flooring replaced as part of the 1995 - 1996 remodel.

Lobby: Carpet and ceramic tile floor; built in front desk / service counter, guest seating area, decorative furnishings, and business office.

Guest Rooms:             Painted and papered drywall walls, suspended acoustical
                         tile ceiling system, carpet in guest rooms and ceramic tile floor cover in bathroom, sliding vinyl frame windows; wall mounted cabinetry with ironing board and iron, wet bars in most rooms, microwave ovens, VCRs, televisions, hair dryer, telephones in sleeping room and bathroom, three telephone line capability, coffee makers, furniture, draperies etc. See FF&E description.


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IMPROVEMENT DESCRIPTION (continued)

Elevators:               Two hydraulic passenger elevators, 6 stops, 2,000 pound
                         and 13 person capacity.

Stairwells:              One interior stairwell and two exterior stairwells. One
                         exterior stairwell on the east end of the building and one exterior stairwell on the south wing. The treads are butterfly-type precast concrete with non-skid finish. Hand rails of fabricated steel with smooth finish, welded joints.

HVAC/Climate Control:    Individual wall mounted package HVAC units with
                         temperature control modules in each guest suite.
                         Central HVAC system with multi-zone control system for common areas and lobby.

Electrical:              Electrical system design engineered to specific hotel
                         electrical loads; 3 phase, 4-wire multi-paneled power busses.

Plumbing:                Each guest suite includes a tub with shower and toilet
                         in separate room contiguous to dressing room. Small vanity with lavatory sink and wall mounted/surface lighted mirrors and ventilator exhaust fans. Wet bar sinks included in most units.

Fire Protection:         Fully sprinklered throughout, smoke detectors
                         throughout, fire alarm with hard wire activation system and direct connection to local fire department; and auxiliary emergency exit lighting.

Furniture, Fixtures
 & Equipment:            Guest suites include either single king bed or double
                         queen beds; color televisions with remote controls;
                         VCRs, carpet, draperies; light fixtures and lamps;
                         combination desk/dresser units; luggage rack; 36" parlor table with 2 upholstered wood chairs; night stand, microwave oven and refrigerator; multiple phone jacks. FF&E appears to be of above average quality with no functional obsolescence attributable to quality, layout or design. Most of the FF&E was replaced as part of the 1995 - 1996 remodel, and is less than 1 year old.


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East 923 Third Avenue, Spokane WA
---------------------------------


IMPROVEMENT DESCRIPTION (continued)

Site Improvements:

The site improvements include asphalt paved and striped parking areas (95 striped stalls). Landscaping is limited to the center island extending from 3rd Avenue along the main entry driveway, around the building, and along the 2nd Avenue frontage. It is well maintained and includes an automatic irrigation system. Lighting in the parking lot is provided by pole mounted halide light fixtures on poured in-place concrete pedestals. Parking lot lighting is supplemented by decorative fixtures in the center landscaped island. Surface water runoff through storm drains in the paved parking lot feeds into City of Spokane storm drains along 2nd Avenue.

Depreciation

The hotel was completed in 1973, and has an actual age of approximately 23 years. A complete renovation of the facility was undertaken in late 1995 and completed in February 1996, at a total reported cost of over $3,000,000. The renovation substantially reduced the effective age below the actual age of 23 years. The room interiors were completely redone, and the common areas, including the lobby, meeting rooms, and restaurant, were upgraded. The improvements are well maintained and appear to have an effective age overall of approximately 15 years. As we noted previously, they are in very good condition due to the recent renovation. According to building industry sources, the expected life of similar improvements is 50 years. Depreciation analysis in the Cost Approach will reflect the effective age.

Functional Features and Concluding Remarks

Overall the improvements are in very good condition and show care of maintenance. They are well designed, functional in their layout and provide good utility and guest appeal. Nothing in our inspections suggests either the presence of elements of functional obsolescence or deferred maintenance.

The operators' marketing strategy is focused on maximizing extended visit patronage and corporate patronage. Weekend family patronage is also a large part of the trade found at hotels in the central portions of Spokane. The single room units, with amenities typically found in all suites hotels, is a cost effective way to deliver more amenity and functional utility to the customer, without incurring the additional costs associated with the development and operation of multi-room suites. In-room microwave ovens and refrigerators, multiple phones, guest laundry facilities, and attractive corporate plans seem to be effective in attracting the target market customer.


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East 923 Third Avenue, Spokane WA
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IMPROVEMENT DESCRIPTION (continued)

Furniture, Fixtures & Equipment

The guest rooms are furnished with typical modern furnishings which include either a single king-sized bed or double queen beds, side tables, desk, dresser, chairs, table, draperies, night stands, color television with remote, video players, microwaves, mini-refrigerators, lamps, couch, clock radio, coffee maker, and two telephones. FF&E includes all the furnishings, linens and supplies, cleaning and house keeping equipment, business office and front desk equipment, furnishings and related personal items. We have estimated these personal property items at a depreciated replacement value of $3,500 per room, or $367,500.


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                              [Site Plan Omitted]



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                                    Site Plan
                                    ---------


                                                                          51
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                              [Floor Plan Omitted]



================================================================================

                                   ----------
                                   Floor Plan
                                   ----------


                                                                          52
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                              [Floor Plan Omitted]



================================================================================

                                   ----------
                                   Floor Plan
                                   ----------


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                              [Floor Plan Omitted]



================================================================================

                                   ----------
                                   Floor Plan
                                   ----------


                                                                          54
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East 923 Third Avenue, Spokane WA
---------------------------------


                          HIGHEST AND BEST USE ANALYSIS

The Appraisal Institute defines highest and best use as follows:

      "The most profitable likely use to which a property can be put. The opinion of such use may be based on the highest and most profitable continuous use to which the property is adapted and needed, or likely to be in demand in the reasonably near future. However, elements affecting value that depend on events or a combination of occurrences that, although in the realm of possibility, are not fairly shown to be reasonably probable, should be excluded from consideration. Also, if the intended use is dependent on a uncertain act of another person, the intention cannot be considered.

      "That use to which the land may reasonably be expected to produce the greatest net return to land over a given period of time. That legal use which will yield to land the highest present value. Sometimes called 'optimum use.'"

In estimating highest and best use, there are essentially four stages of analysis:

      1. Possible Use. What uses of the site in question are physically possible?

      2. Permissible Use (legal). What uses are permissible by zoning and deed restrictions on the site in question?

      3. Feasible Use. Which possible and permissible uses will produce a net return to the owner of the site?

      4. Maximally Productive Use. Among the feasible uses, which use will produce the highest net return or the highest present worth?

The highest and best use of the land (or site) if vacant and available for use may be different from the highest and best use of the improved property. This is true when the improvements are not an appropriate use, but it makes a contribution to the total property value in excess of the value of the site.

The following tests must be met in estimating the highest and best use. The use must be legal; the use must be probable, not speculative of conjectural; there must be a profitable demand for such use; and it must return to the land the highest net return for the longest period of time. These tests have been applied to the vacant property. In arriving at the estimate of highest and best use, the subject site was analyzed as vacant and available for development.


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HIGHEST AND BEST USE ANALYSIS (continued)

As Vacant

Possible Use: The subject site is a highly irregular shaped, interior block parcel that contains 78,200 square feet, or approximately 1.80 acres. The property has 50 feet of frontage on the north side of 3rd Avenue and approximately 400 feet of frontage on the south side of 2nd Avenue. The site also has approximately 150 feet of frontage on the southwest side of the Sprague Avenue collector. Both 2nd and 3rd Avenues are one-way surface street arterials providing direct access between the central business district, less than a mile west of the subject, with residential and industrial areas located on the east side of Spokane and in unincorporated Spokane Valley.

The site is level and at grade with 3rd Avenue and the adjoining parcels. However, the site is significantly above grade with 2nd Avenue, and slopes steeply downward to street level along the entire 400 foot 2nd Avenue frontage. Portions of the slope are reinforced with a rock retaining wall. Due to the slope along 2nd Avenue, ingress and egress from this street is severely restricted, and visibility to pass by traffic is somewhat limited. The main portion of the site is located about 150 feet north of 3rd Avenue and connected with this street by a 50 foot wide city lot. Due to the limited 3rd Avenue frontage, the main portion of the 78,200 square foot site has limited pass by visibility from this arterial street.

There are no apparent physical characteristics or constraints that would affect development other than the topography along the 2nd Avenue frontage. Although a number of uses appear physically possible for the site, the adjoining uses and frontage on two arterial streets indicates that a commercial or industrial use would be the most compatible use of the site from a physical standpoint.

Legally Permissible. The site is zoned M1-L, light industrial district, by the City of Spokane. This zoning designation permits a variety of light industrial uses, including warehouses, assembly, light manufacturing, as well as general commercial uses, including offices, retail, hotels, gasoline stations, and service businesses. No single family homes or apartment units are permitted on land zoned M1-L.

Since no title report was provided for review by the appraisers, we are unaware of any restrictions or easements that impact the subject. Normal utility easements are assumed to exist. Access from 3rd Avenue is presently provided by two curb cuts located on adjoining properties, with no curb cut along the subject's 50 feet of 3rd Avenue frontage. In addition, access to parking spaces located at the back of the adjacent VTR Video facility are accessible only from across the subject site. As indicated in the Assumptions and Limiting Conditions, this appraisal is made with the special assumption that there is a recorded easement for ingress and egress benefiting the subject and the adjoining properties. This easement enhances access to the subject, and does not appear to have any adverse impact on value, marketability, or utility.


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HIGHEST AND BEST USE ANALYSIS (continued)

Feasible Uses. Although detailed feasibility analyses are beyond the scope and purpose of the present assignment, local development trends, visual observation and our consultations with other land use and appraisal experts has allowed us to identify those uses which, today, could be expected to be economically feasible. The subject site is relatively adaptable to most forms of commercial and light industrial development found throughout the local area. The subject's interior block location with limited 3rd Avenue visibility and poor 2nd Avenue access would be a deterrent to most retail type users. However, sites with similar physical attributes have been developed with hotels and office buildings in the immediate area. Although an industrial use is both physically possible and legally permissible, arterial street locations like the subject, have not been developed with new industrial buildings in recent times.

Maximally Productive. Of the permitted uses our analyses suggest that the maximally productive uses today are probably commercial in nature. Recent hotel development in Spokane has taken place adjacent to Interstate 90 interchanges with convenient interstate ingress and egress, or along the Division Street corridor extending north from the downtown area, especially in the vicinity of the Spokane River. Based on recent hotel development trends, development of the subject site, if vacant, with a hotel may not be the maximally productive use of the site. Commercial uses that appear may yield the maximally productive use for the site today include a professional office building or a facility for a service based business.

Based on this analysis, the highest and best use of the site, as vacant, is considered to be for an office or commercial development catering to service type businesses, that would capitalize on the location near downtown and high volumes of pass by traffic.

As Improved

The analysis of highest and best use of the subject property as improved involves examining the improvements and their relationship to the site in order to determine the physical possibilities, legal permissibility, financial feasibility, and the maximum productivity of the property. It considers the site as it is presently improved and seeks to determine whether the improvements should be rehabilitated, expanded, converted to another use, partially demolished, totally demolished, or retained in their present condition and status.

The subject improvements were constructed in 1973, and consists of an average quality five-story hotel building with open paved parking and driveway areas. The total gross area is approximately 61,140 square feet. The improvements appear to conform with the current Spokane County zoning code, and are considered a legal conforming use of the site. Since no title report was provided, we are unaware of the existence of any unapparent easements, covenants, or other legal restrictions that adversely impact the existing improvements, but do assume that a recorded easement for ingress and egress does exist.


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HIGHEST AND BEST USE ANALYSIS (continued)

Upon inspection, the building was found to be in good condition, having recently been renovated at a cost of about $3,000,000. The guest rooms, meeting rooms, restaurant, and common areas are modern and appealing. Six of the guest rooms are designated for handicapped occupancy and designed to meet the requirements of the Americans with Disabilities Act. The asphalt pavement of the parking areas and driveways was found in be in good condition with visible parking space lines. Based on the condition of the property, further renovation is not indicated.

The subject is a legal conforming use of the site and could probably be expanded under the guidelines of the current zoning code which requires only 1 parking space for each two guest rooms, the hotel manager reports that on-site parking is often inadequate to meet guest needs during periods of high occupancy and use of the banquet facilities. Additional parking is leased from an adjoining property owner to provide additional guest parking. Based on the apparent parking constraints, expansion of the existing facility is not considered feasible.

Although additional parking is leased from an adjoining property owner, the subject conforms with the current requirements of the Spokane zoning code for on-site parking, site coverage, and building height, and is not considered an over-improvement of the site.

The 1995 occupancy rate was only 38 percent due to business lost during the renovation, the subject's average occupancy rate over the past 4 years excluding 1995 has exceeded 60 percent and is currently reported to be approaching those historical levels. Since completion of the renovation, the average room rate has increased steadily and more so since the renovation.

As will be demonstrated in the three approaches to value, the existing hotel improvements, which have consistently operated profitably, contribute value significantly over the value of the vacant site. Based on this analysis, no alternatives to the present use are considered physically possible, legally permissible, and economically feasible. Therefore, the highest and best use, as improved, is for continued use as presently developed, as a 105-room hotel with restaurant and banquet facilities.


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                                    VALUATION

There are three approaches to value which will be employed in the analysis: the Cost Approach including land valuation and construction cost analysis; Direct Sales Comparison Approach evaluating sales of similar properties; and an Income Approach based upon the property operating at stabilized income levels.

Cost Approach

In the appraisal process, the Cost Approach requires an analysis of sales of similar parcels of land to arrive an estimate of market value for the subject site. An estimate is then made as to the cost to replace the subject's improvements at today's costs using reliable sources of cost data. Depreciation or obsolescence from all causes is estimated based on the experiences of similar properties. Depreciation is then deducted from the replacement costs as new to arrive at the present worth of the improvements and the site.

Market Approach  (Direct Comparison Approach)

This is an appraisal procedure in which the value estimate is predicated upon prices paid in recent market transactions. Listings and offerings of property may also be utilized in this analysis, however, the use of listings is limited since the property has not met the full test of the market and usually tends to set the upper limit of value. The steps the appraiser follows in this approach are set forth below.

      1. Seeks out similar properties for which pertinent sales, listings, offerings and/or rental data are available.

      2. Qualifies the price as to terms, motivating forces and bona fide nature.

      3. Compares each of the sale properties' important attributes with the corresponding ones of the properties being appraised, under the general division of time, location, income and physical characteristics.

      4. Considers all dissimilarities in terms of their probable effect upon the sale price.

      5. Formulates an opinion of the relative value of the property being appraised as compared with the price of each similar property.


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VALUATION (Continued)

The units of comparison abstracted from the sales are the sales price per square foot or unit and the overall rate of return. Each of these units of comparison is discussed more fully below.

Sales Price per Square Foot or Unit

This is an expression of the total consideration divided by the particular unit of comparison. Its chief advantage is that it is a direct comparison of the price of the comparable to the property in question. Weighing of comparables may be necessary due to differences of location, physical characteristics, market conditions and terms of the sale transactions. It is most accurate when the subject and the comparables are of similar character and the sales are of recent vintage.

Overall Rate of Return

This rate is the direct relationship of the net operating income (before debt service) and the sale price. the overall rate reflects both the return on the investment and the return of the investment. This is a rate which is frequently used by investors and appraisers because it is ascertainable from comparable sales and can be applied directly to the estimated net operation income of the property under appraisal. This unit of comparison is used in the Income Approach.

Income Approach

The Income Approach is generally the most relevant approach in evaluating investment type properties. This approach is predicated on the principle that value is created by the expectation of benefits derived in the future. The anticipated net income is converted to a present value by a direct capitalization or the use of a discounted cash flow process.

Direct Capitalization

This process involves dividing the net operating income by a capitalization rate. This rate reflects such factors as risk, time, interest on capital investment, and recapture of the depreciating asset. This approach to value encompasses the following:

1. The estimation of current economic rent levels to establish annual potential gross revenues. Current economic rents are generally current market rents.

2.    The estimation of vacancy and collection loss allowances.

3.    The estimation of annual operating expenses.

4. The deduction from potential gross revenues of vacancy and collection loss and operating expenses, leaving the net operating income before debt service and depreciation.


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VALUATION (Continued)

5. Capitalization of the net operating income by the appropriate rate as abstracted from the market.

Discounted Cash Flow

A widely accepted view of value as of a given valuation date is the discounted present worth of the anticipated future income reasonably expected to be generated by an income producing property over a specific period of time. The process by which future income receipts are converted to a present value is termed discounting. Many different capitalization methods and techniques are available to process anticipated future income into a present worth estimate. The method used depends primarily on the characteristics of the forecast income stream, the form of the appropriate rate of return or discount rate, and the time period involved.

The two methods used in this analysis are capitalization in perpetuity (utilizing an overall capitalization rate discussed above) and capitalization for a finite period (discounted cash flow analysis). Capitalization in perpetuity as used in the Income Approach assumes the income stream will continue undiminished, indefinitely. The rate used to process this income streams embodies the factors of time preference (opportunity costs), liquidity, management burdens, and ownership risks. The appropriate rate is derived through an analysis of sales of properties displaying similar investment opportunities to the investor.

The discounted cash flow method is a rigidly defined mathematical relationship between income streams, rates and timing. Processing an income stream by a correct mathematical formula does not in itself produce a supportable market value. As with other techniques of income capitalization, the discounted cash flow analysis requires reliable market data on several critical points. If the required market data information is not available, the appraiser is injecting his judgment and opinion in using non-market data and the results are not justifiable market value.

RECONCILIATION

The final step in the appraisal process is the reconciliation or correlation of the value indicators. In the reconciliation, the relative applicability of each of the approaches utilized is considered. Those approaches that are deemed most appropriate to the particular appraisal question involved are weighed for the accuracy and reliability of the data used in the analysis, and an opinion is formed as to the market value of the subject property. The relative weight or emphasis given to any of the approaches depends on the forces prevalent in the market which act upon the subject property.


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                                  COST APPROACH

In this approach, it is assumed that a purchaser would consider producing a substitute, competing property with the same utility as the subject. The net cost to the rational, informed purchaser is the measure of value of the subject property. The net cost includes construction costs (to the purchaser, not the contractor or builder), financing costs, and all other costs incurred during the construction period. Any depreciation or diminished utility is deducted from the costs in order to arrive at a net contribution of the improvements in their present condition to the total property value as of the valuation date. The site is valued as if vacant and available to be put to its highest and best use. This is then added to the depreciated improvement costs to yield the value of the total property as indicated by the Cost Approach.

Land Valuation

The most reliable procedure for estimating the land value is by the application of the Direct Sales Comparison Approach. In estimating the value of the subject's site, a search was conducted to find sales of similar parcels with similar zoning and characteristics. Those sales considered to be the most relevant indicators of the subject's land value are detailed on the following pages.


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================================================================================



                      [Comparable Land Sales Map Omitted]



================================================================================

                             ---------------------
                             Comparable Land Sales
                             ---------------------


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                             COMPARABLE LAND SALE 1

PROPERTY IDENTIFICATION
Address:                      2108 North Argonne Road
City:                         Spokane, Washington
APN:                          45083.0255, .0211, .0212
County:                       Spokane
Map Reference:                N/A
Property Rights:              Fee Simple

SALE INFORMATION
Grantor:                      Inland Empire Baptists and Bingamen
Grantee:                      Tidyman's, Inc.
Excise Tax Number:            94-17832
Sale Price:                   $1,880,000
Sale Terms:                   Cash Equivalent
Sale Date:                    November 1994 and March 1995

SITE DESCRIPTION
Site Area:                    264,124 sq.ft.          3.78 acres
Zoning:                       B3
Utilities:                    All available except sewer
Off-Sites:                    Fully Improved
Topography:                   Level
Location:                     Arterial street frontage

SALE ANALYSIS
Price Per Square Foot:        $7.12

COMMENTS

This sale represents a two parcel assemblage for a new Tidyman's store. The 146,211 square foot parcel was purchased from the Baptist Church in November 1994 for $9.03 per square foot. The 117,913 square foot parcel was purchased in March 1995 for $7.00 per square foot. The closing of the March purchase was delayed while the purchaser had the site rezoned from residential to commercial use. The $1,880,000 sale price includes $40,000 in costs for demolition of an old house on the parcel and the zoning change paid for by the buyer. The site has 342 feet of frontage on Argonne Road, a principle north/south arterial. The buyer will have to extend sewer lines to the property and hopes to form an LID with adjoining property owners to share in the cost.


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                             COMPARABLE LAND SALE 2

PROPERTY IDENTIFICATION
Address:                      2410 East 29th Avenue
City:                         Spokane, Washington
APN:                          35331.0008
County:                       Spokane
Map Reference:                N/A
Property Rights:              Fee Simple

SALE INFORMATION
Grantor:                      Marta Jabbora
Grantee:                      John Sonneland and Holly Frost
Excise Tax Number:            95-00663
Sale Price:                   $225,000
Sale Terms:                   $50,000 Cash, Seller financing until construction
                              financing is secured.
Sale Date:                    January 17, 1995

SITE DESCRIPTION
Site Area:                    34,800 sq. ft.          0.80 acres
Zoning:                       R1
Utilities:                    Available
Off-Sites:                    Fully Improved
Topography:                   Level
Location:                     Interior parcel adjacent to entry to a business
                              park

SALE ANALYSIS
Price Per Square Foot:        $6.47

COMMENTS

This sale is an interior block, rectangular shaped parcel located at 2410 East 29th Avenue. The sale price is equal to $6.47 per square foot for the 34,800 square foot parcel. The site was improved with an old single family residence at the time of sale that was given no contributory value. The site has 145 feet of frontage on the south side of East 29th Avenue, the major arterial serving this area. The property was zoned for residential use at the time of sale, but the buyer has made application for a zoning change to residential/office. The site is located adjacent to the entrance to the Quail Run Business Park, and the buyer plans to incorporate this parcel into the existing business park for future expansion.


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                             COMPARABLE LAND SALE 3

PROPERTY IDENTIFICATION
Address:                      14408 East Sprague Avenue
City:                         Spokane, Washington
APN:                          45232.9131, .9133, .9134
County:                       Spokane
Map Reference:                N/A
Property Rights:              Fee Simple

SALE INFORMATION
Grantor:                      The Adams 5 Group
Grantee:                      Group Health Northwest
Excise Tax Number:            91-04019
Sale Price:                   $536,000
Sale Terms:                   Cash Equivalent
Sale Date:                    March 28, 1991

SITE DESCRIPTION
Site Area:                    97,358 sq. ft.          2.24 acres
Zoning:                       B3
Utilities:                    Available
Off-Sites:                    Fully Improved
Topography:                   Level
Location:                     Corner parcel with arterial street frontage and
                              neighborhood street frontage

SALE ANALYSIS
Price Per Square Foot:        $5.51

COMMENTS

This sale was purchased by Group Health for construction of a new medical clinic. The sale price for the 97,358 square foot parcel was $5.51 per square foot. The site has approximately 114 feet of frontage on the south side of Sprague Avenue, a major arterial street, and 522 feet of frontage on Best Street, a short neighborhood street. The site is zoned for commercial development. The buyer has constructed a 19,514 square foot owner-occupied medical building on the site. The $536,000 analysis selling price includes a $24,000 sewer district assessment assumed by the buyer.


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                             COMPARABLE LAND SALE 4

PROPERTY IDENTIFICATION
Address:                      Southeast corner 7th Avenue and
                              Cowley Street
City:                         Spokane, Washington
APN:                          35203.1004, .1005, .1006, .1007, .1008, and .1009
County:                       Spokane
Map Reference:                N/A
Property Rights:              Fee Simple

SALE INFORMATION
Grantor:                      F. X. Frederickson Holdings
Grantee:                      7th and Cowley, Inc.
Excise Tax Number:            90-16011
Sale Price:                   $500,000 (adjusted)
Sale Terms:                   Cash Equivalent
Sale Date:                    September 18, 1990

SITE DESCRIPTION
Site Area:                    100,086 sq. ft.         2.3 acres
Zoning:                       RO-1
Utilities:                    Available
Off-Sites:                    Fully Improved
Topography:                   Sloping with rock retaining walls
Location:                     Corner parcel near medical center

SALE ANALYSIS
Price Per Square Foot:        $5.00

COMMENTS

This sale is a corner, rectangular shaped parcel located at the southeast corner of 7th Avenue and Cowley Street. The sale price is equal to $5.00 per square foot for the 100,086 square foot parcel. At the time of sale, the parcel contained several rock outcroppings that required removal prior to development. The $37,670 square foot cost of removal has been added to the $462,330 sale price to obtain an adjusted sale price of $500,000. The buyer planned to construct a multi-tenant medical building on the property which is located about 2 blocks from a St. Luke's Hospital, but later abandoned these plans due to the lack of demand for additional medical space and instead constructed a large apartment complex on the site.


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                             COMPARABLE LAND SALE 5

PROPERTY IDENTIFICATION
Address:                      14225 East Sprague Avenue
City:                         Spokane, Washington
APN:                          45143.9088
County:                       Spokane
Map Reference:                N/A
Property Rights:              Fee Simple

SALE INFORMATION
Grantor:                      C. J. Custer
Grantee:                      Empire Ventures Limited Partnership
Excise Tax Number:            95-16877
Sale Price:                   $250,000
Sale Terms:                   $150,000 Cash, Seller financing
Sale Date:                    December 11, 1995

SITE DESCRIPTION
Site Area:                    35,100 sq. ft.          0.81 acres
Zoning:                       B3
Utilities:                    Available
Off-Sites:                    Fully Improved
Topography:                   Level
Location:                     Interior block parcel

SALE ANALYSIS
Price Per Square Foot:        $7.12

COMMENTS

This sale is an interior block, rectangular shaped parcel located at 14225 East Sprague Avenue. The sale price is equal to $7.12 per square foot for the 35,100 square foot parcel. The site is improved with a single family residence that is leased as an interim use pending redevelopment of the property. The site has 135 feet of frontage on the north side of Sprague Avenue, the main arterial street serving the area, and a depth of 260 feet. Adjoining development includes a strip retail center and a bank. The buyer is a developer who purchased the site for future redevelopment. The buyer is actively marketing the property as a site for a built-to-suit office or retail building.


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ANALYSIS OF LAND SALES

Property Rights Conveyed

This adjustment considers the differences in legal status (interest) between the subject property and the comparable sales. Specific interests convey different types of rights in a property that affect value. Property rights can be defined as fee simple, leased fee and leasehold interests. All the land sales used involved the transfer of the fee simple interest, the same interest under appraisal in the subject, and no adjustments are warranted.

Terms of Sale

The comparable land sales have been reviewed in reference to their financing. All of the sales involved either all cash sale terms or substantial down payments with short-term seller financing at terms considered to be market. Therefore, no cash equivalency adjustments are applied.

Conditions of Sale

All of the sales appear to be arm's-length transactions between willing buyers and sellers, and free of any non-market influences. Therefore, no adjustments for conditions of sale are necessary.

Market Conditions - Time Factor

The five sales occurred between September 1990 and December 1995, and are considered the most recent comparable sales available. None of the sales had recent prior sales from which to extract a rate of market change. Brokers interviewed for this appraisal indicate that land sale prices in the area have generally been stable over the past 1 to 2 years. However, there has been some upward movement in land values since 1990 and 1991, the sale dates of the two most dated sales. Based on broker opinions, we have selected a rate of increase of 3 percent, which approximates the overall rate of inflation, and applied this rate of market change to Sales 3 and 4. Sales 1, 2, and 5 are the more recent sales and remain unadjusted for market conditions.

Other Adjustments

Factors which have an influence on value such as location, growth patterns and trends, accessibility to freeways, employment and commerce centers, size, and physical improvements required for development (off-sites), all require appropriate adjustments in comparing the comparable sales to the subject property.


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ANALYSIS OF LAND SALES

Overall, the location of Sale 1 is rated as superior. This property is located adjacent to the Argonne Road interchange with Interstate 90 in an established retail and hotel district on the north side of the interstate that lines both sides of Argonne Road. A downward adjustment is applied to reflect the superior locational characteristics of Sale 1. Sale 1 is a much larger site, at 264,124 square feet, than the subject. Based on the premise that price per square foot normally varies inversely with total parcel size, all other factors being equal, an upward size adjustment is indicated for Sale 1. This property is a level, rectangular site that is rated as superior in utility to the subject's highly irregular site configuration, therefore, a downward utility adjustment is indicated. Sale 1 is also rated as superior for access and visibility, as it has significant arterial street frontage and excellent pass by visibility. Overall, this sale is rated as superior, and indicates a market value for the subject site lower than $7.12 per square foot.

Sale 2 is located just east of an established commercial district and adjacent to a new office park development. Overall, the location is rated as similar to the subject's location, indicating no adjustment. This property is much smaller, at 34,800 square feet, than the subject. Therefore, a downward size adjustment is indicated. This property is unencumbered by a site configuration or topography that limits access or utility, and is adjusted downward to reflect these superior elements of comparison. At the time of sale, the property was zoned for residential development, however, the buyer was confident that a rezone could be achieved in order to combine that site with the existing adjoining office park. An upward adjustment is applied to reflect the impact of the inferior residential zoning in-place at the time of sale. Overall, this sale is rated as superior, indicating a market value for the subject somewhat lower than $6.47 per square foot.

Sale 3 is located just west of a retail district that has developed in a less densely developed area along East Sprague Avenue and Sullivan Road. Overall, this location is rated as similar to the subject's location, and indicates no locational adjustment. Sale 3 is similar in overall parcel size and has a zoning that permits similar development. Therefore, no adjustments are indicated for these elements of comparison. Downward adjustments are necessary to reflect the superior utility and visibility afforded by the rectangular parcel size that is at grade with the frontage arterial street. Overall, Sale 3 is rated as superior, and indicates a market value for the subject lower than the time adjusted indicators of $6.33 per square foot.

Sale 4 is located approximately 2 blocks from a hospital in an area that is primarily devoted to medically related uses. Overall, this location is considered similar to the subject's location, and no adjustment is applied. Sale 4 is also similar to the subject in overall parcel size and in zoning. A downward adjustment is applied to reflect the superior access provided by the corner location. Due to the irregular topography that required construction of retaining walls, the overall site utility is rated as similar to the subject. Overall, this sale is rated as slightly superior to the subject, and indicates a market value somewhat below the time adjusted indicator of $5.90 per square foot.


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ANALYSIS OF LAND SALES

Sale 5 is located near Sale 3 on East Sprague Avenue, a location that is rated as overall similar to the subject. A downward size adjustment is indicated to reflect the smaller parcel size. Since this sale is not encumbered by topography, configuration, or any other physical factor adversely impacting utility, a downward adjustment is applied to reflect the superior utility. A downward adjustment is also indicated to reflect the superior access and visibility afforded by the level parcel with considerable street frontage. Overall, Sale 5 is also rated as superior, and indicates a market value for the subject lower than $7.12 per square foot.

Concluded Land Value

Prior to adjustment, the five comparable land sales indicate a range of value indicators from $5.00 to $7.12 per square foot After adjustment, the range narrowed to approximately $4.75 to $5.20 per square foot. All of the sales were rated as overall superior to the subject, primarily due to superior utility and access. Based on the preceding analysis, we conclude to a mid-range market value of $5.00 per square foot. Therefore, the current market value estimate of the subject site is:

              78,200 square feet @ $5.00 per square foot = $391,000

                                Rounded $390,000


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East 923 Third Avenue, Spokane WA
---------------------------------


COST APPROACH (Continued)

Reproduction Cost New

The next step in the Cost Approach is to estimate the cost new of the subject improvements. The dimensions and characteristics of the improvements have been identified through a field inspection and analysis. There are two forms of cost data generally available. These are Replacement and Reproduction costs.

Replacement Cost is defined in Real Estate Terminology, Revised Edition (AIREA,
SREA) as, "the cost of construction at current prices of a building having utility equivalent to the building being appraised but built with modern materials and according to current standards, design and layout."

Reproduction Cost is defined in Real Estate Terminology, Revised Edition (AIREA,
SREA) as, "the cost of construction at current prices of an exact duplicate or replica using the same materials, construction standards, design, layout, and quality of workmanship, embodying all the deficiencies, super adequacies and obsolescence of the subject building."

The use of the replacement cost concept presumably eliminates all functional obsolescence, and the only depreciation to be measured is physical deterioration and external obsolescence. In this appraisal, the Marshall Valuation Service, a nationally recognized cost service, as well as consultation with local contractors, has been used to derive the estimate of the replacement cost. The publishers of this manual consider the estimates to be replacement costs, but when the cost model closely conforms in construction materials and methods to the subject, these costs can be considered as reproduction costs.

Since the cost estimate is applied to the gross area of the subject property, the deficiencies and other adequacies of the subject are embodied in the cost estimate and are dealt with in the depreciation estimate. The cost utilized in this analysis is therefore considered to represent Reproduction Costs.

This estimate is set forth on the Development Proforma located at the end of this approach. These costs include hard costs for construction, soft costs for architectural and engineering, soil, legal, supervision, fees and related costs; Financing costs; leasing commissions; and rent loss during absorption. Developers profit is added at 18 percent to account for the high level of risk and skill required to develop hotel property.

The hard construction cost for the improvements is estimated at $75.54 per square foot. Soft costs are estimated at 8 percent for design, architectural and engineering; 3 percent for development overhead, and 25 percent of annual income is estimated for opening expenses and income loss during stabilization.


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East 923 Third Avenue, Spokane WA
---------------------------------


COST APPROACH (continued)

Furniture, Fixtures & Equipment

The guest rooms are furnished with typical modern furnishings which include either a single king-sized bed, two or three queen beds, side tables, desk, dresser, chairs, table, draperies, night stands, color television with remote, lamps, couch, clock radio and telephones. Most rooms have a small refrigerator, microwave and hair dryer. There are some kitchenette units. FF&E includes all the furnishings, linens and supplies, cleaning and house keeping equipment, business office and front desk equipment, furnishings and related personal items. We have estimated these personal property items at a depreciated replacement value of $3,500 per room, or $367,500.

Accrued Depreciation

Accrued depreciation is the difference between the reproduction cost of the improvements and the market value of the improvements on the date of valuation. Depreciation is characterized by three categories: physical, functional and external.

Physical depreciation is evidenced by wear and tear of the structure. Functional obsolescence is also caused by internal characteristics such as a poor floor plan, inadequate mechanical equipment or functional inadequacy or over adequacy due to size or other characteristics. External or economic obsolescence is caused by conditions external to the property, such as a lack of economic demand or changing property uses in the area, or general national or regional economic conditions.

To establish the appropriate depreciation to be applied to the subject, the Marshall Valuation Service has been consulted. This service collates by type of construction and usage actual case studies of properties to produce market derived depreciation and remaining life estimates. These studies resulted in mathematical curves from which the depreciation for any initial life expectancy can be computed. An additional method of estimating physical depreciation is the Age/Life Method. This is a method of estimating incurable physical deterioration as a percentage applied to current replacement or reproduction cost new of the improvements. The percentage reflects the ratio of estimated effective age to typical anticipated economic life.

The depreciation estimate for the subject property is based an effective age at 15 years and an expected life of 50 years for the improvements indicating a depreciation estimate of 30 percent.

Located on the following page is a summary of the replacement cost new, including depreciation and land value indication. It indicates an As Is value of subject property, as follows:

                                   $5,580,000
                                   ==========


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James Ratkovich & Associates, Inc.                                        73

East 923 Third Avenue, Spokane WA
---------------------------------


                             Replacement Cost Study

--------------------------------------------------------------------------------
 Development Proforma
 Shilo Inn, Spokane, WA
--------------------------------------------------------------------------------

 MVS: Sec 11,p 17,Class D, GoodCurrent X     Local X     Adj. $/sf
 ---------------------------------------     -------     ---------
 Base Cost:                $69.30  1.00        1.09       $75.54
 Hard Costs                      Measure                  $/Measure                         Cost             $/SF
 ----------                      -------                  ---------                         ----             ----
 Building                        61,140 SF                $75.54       $4,618,332
 Yard Improvements                                                       $175,000
                                                                         --------

 Total Hard Costs                                                                      $4,793,332           $78.40

 Soft Costs
 ----------
 Architectural & Engineering                8.00%                        $383,500
 Development Overhead                       3.00%                         143,800
 Stabilization & Opening Expenses     25% of annual income                353,842

 Total Soft Costs                                                                        $881,142           $14.41
                                                                                       ----------          -------

 Total Improvement Costs                                                               $5,674,474           $92.81


 Entrepreneurial Profit               15.00%                                             $851,171           $13.92
                                                                                       ----------          -------
 Total                                                                                 $6,525,645          $106.73

 Depreciation Adjustment              Age/Life           % Dep.      $ Dep.
 -----------------------
 Physical                             15/50              30.00%    $1,702,342


 Total Depreciation                                                                    $1,702,342           $27.84
                                                                                       ----------
 Project Costs (Depreciated Replacement Cost)                                          $4,823,303           $78.89

 Depreciated Furniture Fixtures & Equipm            105 Units @         $3,500           $367,500

 Land Valuation                     Acres                SF     $/SF   Land Value           Total
 --------------                     -----                --     ----   ----------           -----
 Site Value in Fee                  1.80             78,200     $5.00  $391,000

 Site Value                         1.80             78,200     $4.99                    $390,000

--------------------------------------------------------------------------------------------------------------------
Indicated Value                                                                        $5,580,803

 Rounded                                                                               $5,580,000
                                                                                       ==========

--------------------------------------------------------------------------------


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East 923 Third Avenue, Spokane WA
---------------------------------


                           DIRECT COMPARISON APPROACH

The Direct Comparison Approach attempts to estimate the value of the subject property by comparing sales of similar properties within the market area of the subject. These sales are inspected, verified as to price, terms and conditions of the property at the date of sale, location, and income characteristics of the property. The data are then analyzed and compared to the subject property. The units of comparison considered significant in determining the subject's market value are the sale price per square foot and price per unit. In addition, a Gross Room Revenue Multiplier is derived for use as an additional measure of value for this approach. The overall rate is also abstracted from the market data for use in the Income Approach.

A search of the subject's regional market area was conducted to find sales of generally comparable hotel facilities that have occurred in the recent past. A summary of the sales that were considered most relevant for this analysis are summarized on the following page.


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James Ratkovich & Associates, Inc.                                        75

                         -------------------------------
                         REGIONAL SUMMARY OF HOTEL SALES
                         -------------------------------

=========================================================================================================================
                                Date of  Year   Building  Land   Land/Bldg  No of  Gross     Sale     Price/Sq.  Price
No.   LOCATION                   Sale    Built   Area     Area    Ratio     Units Area/Rm.   Price      Ft.      /Unit
=========================================================================================================================
1   Comfort Inn                 May-95   1990    30,740   76,405  2.49:1      58   530     $2,800,000  $9l.09    $48,276
    13207 NE 20th Avenue                           Est.
    Vancouver, WA




2   Comfort Inn                 Jun-96   1992    34,000   66,646  1.96:1      64   531     $2,600,000  $76.47    $40,625
    8855 SW Citizens Drive
    Wilsonville, OR

3   Ramada Inn                  Oct-94   1978    68,410   16,200  0.24:1     120   570     $8,400,000  $122.79   $70,000
    2200 Fifth Avenue
    Seattle, WA



4   Travelodge                  Jun-94   1961    30,820   56,912  1.85:1      74   416     $4,200,000  $136.28   $56,757
    4715 25th Avenue NE
    Seattle, WA


5   West Coast Gateway Hotel    Mar-96   1990    59,074   71,165  1.20:1     145   407    $11,218,164  $189.90   $77,367
    18415 Pacific Highway South
    Seattle, WA

6   Best Western Hotel          Mar-95   1985    91,618  262,749  2.87:1     147   623     $5,500,000   $60.03   $37,415
    15901 W. Valley Highway
    Tukwilla WA


==========================================================

No.   LOCATION                          Commments
==========================================================
1   Comfort Inn                     Occupancy reported at
    13207 NE 20th Avenue            70 percent
    Vancouver, WA                   ADR @ $46.00. No food
                                    and beverage
                                    One meeting room, spa,
                                    pool, exercise
                                    Located near new mall.

2   Comfort Inn                     Two-story wood frame
    8855 SW Citizens Drive          motel located in
    Wilsonville, OR                 suburban location.

3   Ramada Inn                      Four story wood frame
    2200 Fifth Avenue               & stucco downtown
    Seattle, WA                     location. Renovated
                                    prior to sale. $70 ADR
                                    estimate.

4   Travelodge                      Includes retail
    4715 25th Avenue NE             building (Blockbuster)
    Seattle, WA                     ADR est $55.00
                                    Pool, spa.

5   West Coast Gateway Hotel        SeaTac Airport
    18415 Pacific Highway South     location.
    Seattle, WA                     All cash sale.

6   Best Western Hotel              Three story wood frame
    15901 W. Valley Highway         structure includes
    Tukwilla WA                     restaurant, spa, exercise
                                    room and outdoor pool.

Unadjusted Range:      $60.03  to  $189.90 /Sq.Ft.
                      $37,415  to  $77,367 /Unit

             Mean:   $112.76 / Sq Ft     $55,073 / Unit

================================================================================



                         [Comparable Sales Map Omitted]



================================================================================

                                ----------------
                                Comparable Sales
                                ----------------

East 923 Third Avenue, Spokane WA
---------------------------------


                              COMPARABLE SALE NO. 1


                                [photo omitted]


ADDRESS:         Comfort Inn                GRANTOR:         Ray Patel, et al.
                 13207 NE 20th Avenue       GRANTEE:         Shree Ram LLC
                 Vancouver, WA
DESCRIPTION:     Two-story wood frame       DOCUMENT #:      Na
                 and stucco limited service MARKET TIME:     Na
                 hotel                      NUMBER OF UNITS: 58
YEAR BUILT:      1990                       SALE PRICE:      $2,800,000
LOT SIZE:        76,405 S.F.                SALE DATE:       June 5, 1995
CONDITION:       Average/Good               TERMS:     $350,000 down
QUALITY:         Average                               seller wrapped existing
                                                       $1.45M 1st TD with, due
                                                       in 10 years
BUILDING AREA:   30,740 S.F.            GROSS INCOME:    $685,540
LAND:BLDG RATIO: 2.49:1                 NET INCOME:      $288,000
PRICE/S.F.:      $91.09                 OVERALL RATE     10.29%
PRICE/UNIT:      $48,276                GRM:             4.08
FF&E:            $140,000

COMMENTS: This property is located at the Vancouver Mall north of Portland Airport in a newly developing area. It is a newer property in good condition but round about access. 1994 ADR reported at $46.00 and Occupancy at 70%.


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East 923 Third Avenue, Spokane WA
---------------------------------


                              COMPARABLE SALE NO. 2


                                [photo omitted]


ADDRESS:            Comfort Inn            GRANTOR:      Mahalaxmi Inc.
                    8855 SW Citizens Drive GRANTEE:      Ganesh Enterprises
                    Wilsonville, OR
DESCRIPTION:        Two-story wood         DOCUMENT #:   9603044444
                    frame limited service  MARKET TIME:  Na
                    hotel
NUMBER OF UNITS:    64
YEAR BUILT:         1992                   SALE PRICE:   $2,600,000
LOT SIZE:           66,646 S.F.            SALE DATE:    June 19, 1996
CONDITION:          Average/Good           TERMS:        $800,000 down
QUALITY:            Average                              $1,8M 1st Td
                                                         Commercial Bank
BUILDING AREA:      34,000 S.F.            GROSS INCOME:          $804,825
LAND:BLDG. RATIO:   1.96:1                 NET INCOME:            $310,628
PRICE/S.F.:         $76.47                 OVERALL RATE           11.95%
PRICE/UNIT:         $40,625                GRM:                   3.23
FF&E:               $160,000 Est.

COMMENTS: This suburban property is located near Highway 5 and is a newer property with good exposure but less than direct access.


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James Ratkovich & Associates, Inc.                                        79
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East 923 Third Avenue, Spokane WA
---------------------------------


                              COMPARABLE SALE NO. 3


                                [photo omitted]


ADDRESS:            Ramada Inn              GRANTOR:      2200 Fifth Ave. Ltd.
                    2200 5th Avenue         GRANTEE:      Devin Corporation
                    Seattle, WA
DESCRIPTION:        Four-story over parking DOCUMENT #:      9410280992
                    frame and stucco hotel  MARKET TIME:     6 months
                    with restaurant/lounge  UMBER OF UNITS:  120
YEAR BUILT:         1978                    SALE PRICE:      $8,400,000
LOT SIZE:           16,200 S.F.             SALE DATE:       October 28, 1994
CONDITION:          Average                 TERMS:        $3,000,000 down
QUALITY:            Average                               $5,400,000 1st Td
                                                          Seafirst Bank
BUILDING AREA:      68,410 S.F.             GROSS INCOME:          Na
LAND:BLDG RATIO:    0.24:1                  NET INCOME:            Na
PRICE/S.F.:         $122.79                 OVERALL RATE           Na
PRICE/UNIT:         $70,000                 GRM:                   Na

COMMENTS: This property is located on Fifth Avenue in the Denny Grade area of downtown Seattle. It was renovated prior to the sale with new lobby, HVAC and FF&E. Property leases additional parking nearby. Seller leased back property for 10 years, terms unknown. Central city location, average appeal.


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James Ratkovich & Associates, Inc.                                        80
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East 923 Third Avenue, Spokane WA
---------------------------------


                              COMPARABLE SALE NO. 4


                                [photo omitted]


ADDRESS:          Travelodge             GRANTOR:      Vincent Hanna Fowler Inv.
                  4715-25 25th Avenue NE GRANTEE:      P.B. Investments Ltd.
                  Seattle, WA
DESCRIPTION:      One and two-story wood DOCUMENT #:   9506222113
                  frame and stucco motel MARKET TIME:  12 month
                  with 6,700 sf retail
                  building
NUMBER OF UNITS:  74
YEAR BUILT:       1961                   SALE PRICE:   $4,200,000
LOT SIZE:         56,912 S.F.            SALE DATE:    June 22, 1994
CONDITION:        Average                TERMS:        All cash
QUALITY:          Average
BUILDING AREA:    30,820 S.F.            GROSS INCOME:          Na
LAND:BLDG RATIO:  1.85:1                 NET INCOME:            Na
PRICE/S.F.:       $136.28                OVERALL RATE           Na
PRICE/UNIT:       $56,757                GRM:                   Na

COMMENTS: This suburban property is located north of the University of Washington and across from University Village shopping center. The Travelodge has a detached Blockbuster retail store on the site which enhanced the sales price. That store is leased at $9,520 per month triple net with 7 years remaining. Extraction of retail portion value indicates $800,000 based on capitalization of lease income for 7 years plus reversion on the Blockbuster lease. Residual to the Motel is $3,400,000 or $45,945 per unit and $110.32 per square foot.


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James Ratkovich & Associates, Inc.                                        81
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East 923 Third Avenue, Spokane WA
---------------------------------


                              COMPARABLE SALE NO. 5


                                [photo omitted]


ADDRESS:         Westcoast Gateway Hotel   GRANTOR: Gateway Hotel LP
                 18415 S. Pacific Highway  GRANTEE: Patriot American Hospitality
                 Sea-Tac, WA
DESCRIPTION:     Six-Story, good quality
                 Class B hotel w/          DOCUMENT #:          7110-407
                 restaurant, lounge Pool   MKTG.TIME::          N/A
                 and spa amenities.
                                           ROOM CT.:   145
YEAR BUILT:      1990                      SALE PRICE: $11,218,164
LOT SIZE:        71,165 SF (1.63 Acre)     SALE DATE:  March, 1996
CONDITION:       Good                      TERMS:      Cash Equivalent
QUALITY:         Average-Good              CLASS:      Limited service,
                                                       upper tier
BUILDING AREA:   59,074 SF                 GROSS INCOME:          N/A
LAND:BLDG RATIO: 1.20:1                    NET INCOME:            N/A
PRICE/SF:        $189.90                   OVERALL RATE           N/A
PRICE/UNIT:      $77,367                   GRM:                   N/A

COMMENTS: This property is located adjacent to the Sea-Tac International Airport. It has one of the best proximity of the hotels along Pacific Highway. Constructed of good quality Class B materials. Part of a five property portfolio sale which included 3 Seattle properties, 1 in Wenatchee, and 1 in California. Unable to obtain operating data to extract OAR, or revenue/expense ratios.


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James Ratkovich & Associates, Inc.                                        82
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East 923 Third Avenue, Spokane WA
---------------------------------


                              COMPARABLE SALE NO. 6


                                [photo omitted]


ADDRESS:         Best Western Southcenter  GRANTOR:  United States National Bank
                 15901 W. Valley Highway   GRANTEE:  Wen & Liu
                 Tukwilla, WA
DESCRIPTION:     Three-story and one-story DOCUMENT #:   95-3311394
                 wood frame structures,    MKTG.TIME::   N/A
                 restaurant, pool & spa    No Of Units:  147
YEAR BUILT:      1986                      SALE PRICE:   $5,500,000
LOT SIZE:        262,749 S.F.              SALE DATE:    March 31, 1995
CONDITION:       Average                   TERMS:        Cash Equivalent
QUALITY:         Average
BUILDING AREA:   91,618 S.F.               GROSS INCOME:          N/A
LAND:BLDG RATIO: 2.87 :1                   NET INCOME:            N/A
PRICE/SF:        $60.03                    OVERALL RATE           N/A
PRICE/UNIT:      $37,415                   GRM:                   N/A

COMMENTS: This property is regarded as the limited service hotel facility in the Seattle-Tacoma market area. Located near Freeway across the street from newer Embassy Suites and north of Residence Inn Hotel in a suburban location. Unable to obtain operating data to extract OAR, or revenue/expense ratios.


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East 923 Third Avenue, Spokane WA
---------------------------------


DIRECT COMPARISON APPROACH (Continued)

To compare the relevant sales to the subject property, consideration has been given to such factors as financing, market conditions, conditions of sale and physical and economic characteristics such as location, quality of the improvements, age and condition of the improvements, overall size and property operation levels.

Property Rights Conveyed

This adjustment considers the differences in legal status (interest) between the subject property and the comparable sales. Specific interests convey different types of rights in a property that affect value. Property rights can be defined as fee simple, leased fee and leasehold interests. All the sales used were fee simple estates and no property rights adjustments are necessary.

Financing Adjustment

Typical income producing property sales transactions involve some combination of mortgage financing and cash (or equity) transfer. Knowledgeable investors are aware that the use of mortgage financing will have an effect on the yield to equity funds. The careful structuring of the mortgage and equity components of a transaction may produce higher returns to the equity position than the overall return to the property (positive leverage). This process can work in the opposite direction when the rate paid for mortgage funds exceeds the overall rate produced by the property (negative leverage). When the terms of the sale are atypical, the result may be a price that is higher or lower than that of a normal market transaction. In this analysis, it is assumed that the subject is expected to sell for cash or with the prevalent institutional financing terms available.

The comparable sales have been reviewed in reference to their financing and typically involved normal or large down payments with the balance typically financed by the seller or major lending institutions at prevailing long term rates. No secondary financing was of any particular advantage and was not considered to affect the sale prices. Based on an analysis of the financing terms of the comparable sales, no adjustments were required and the sales are all cash equivalent.

Conditions of Sale

The comparables were reviewed for their conditions of sale surrounding the transactions. Sale 4 has a retail store on site that is estimated to contribute approximately $800,000 which results in an adjusted price to the hotel property of $3,400,000 or $45,945 per room. Sale 5 sold to the same buyer as part of a 5 property portfolio sale. However, the prices were established for each of the sale properties separately and no adjustment is necessary. The other sales are not considered to require any conditions of sale adjustments since the sales prices were all based on market value with no unusual conditions surrounding the transactions.


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James Ratkovich & Associates, Inc.                                        84
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East 923 Third Avenue, Spokane WA
---------------------------------


DIRECT COMPARISON APPROACH (Continued)

Market Conditions

The next adjustment to the comparables is to determine any change in value associated with the passage of time. Due to changes in market conditions between the date of sale and the date of valuation, an adjustment must be made to compare the comparable sale to the subject. Changes in the market conditions often result from various causes such as inflation, deflation, changing demand or supply and changes in the general economy. It is noted that the adjustment is not for the passage of time itself, but for the changes in market conditions that have occurred over the time period in question. The best indication of value change over time is the sale and resale of the same property. The sales used occurred between mid 1994 and mid 1996, under similar market conditions as exist for the subject valuation. No market conditions adjustments are warranted.

Locational, Quality, Age and Condition and General Adjustments

The sales used indicate a range between $60.32 to $189.90 per square foot. They range between $37,415 to $77,367 per unit. The sales occurred between June 1994 and June 1996 and are the best available sales comparables for use in comparison to the subject property due to their generally similar physical and economic characteristics.

It is noted here that we reviewed several motel/hotel sales in the local market area which occurred in the past two years and found most to have sold at prices below the low end of the above range. Many of those properties are locally oriented, poorly performing properties which did not represent viable investment alternatives to the subject and thus they were not included in our analysis. We had to broaden our search to a regional market since we considered the subject property to have a regional investment and market appeal. While the sales used are not direct comparables to the subject property, generally being in urban locations and larger market areas, they are the best indicators of the subject's value due to its economic and market characteristics which are more similar to the sales used than to local sales, and due to its regional identity as part of the regional chain with a good reputation and an established guest following.

Since the validity test for all adjustments in the sales comparison approach is what the market reaction to differences will be, we conclude that the market's reaction to one property over another is ultimately reflected in its stabilized operating performance. Market preferences for dozens of amenities and characteristics including neighborhood/location, pool/spa's, exercise rooms, restaurants, shuttle services, continental breakfasts, free movie channels etc. are all expressed in the economic productivity of the going concern. The better the amenity mix the more the property generates. Conversely, if the operations and facilities fail to meet local standards and customer preferences, this will be reflected in a lower economic performance.


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James Ratkovich & Associates, Inc.                                        85

East 923 Third Avenue, Spokane WA
---------------------------------


DIRECT COMPARISON APPROACH (Continued)

Therefore, individual adjustments for property characteristics are not even attempted here. Developing statistical correlation to determine the relative contribution to total property value of various amenities or locational characteristics would become absurdly complex. Instead we focus on the range of values indicated on a per unit basis and on the value indicators that indicate economic productivity and return potential. These are the gross revenue multiplier (GRM) and the overall capitalization rate (OAR).

Gross Revenue Multipliers

We were careful to select our primary comparable sales from within the general region of the subject property where similar economies and social factors impact value. However when we attempted to verify income and operating expense information for the sales referenced herein we were only able to confirm data for two of the six sales profiled here. This is simply too small a sampling to develop reliable GRM and OAR indicators for estimating values through the Sales Comparison Approach. Therefore we have summarized these sales together with four other supplementary sales for which income/expense data and GRM/OAR indicators could be extracted and verified. These sales are summarized on the table on the folowing page.

These sales represent a broader cross-section of hotel properties encompassing limited and full service properties, and include some middle and upper tier market operations. The subject is located in a growing and desirable market area. it is among the leaders within this market area and despite its loss of revenue during the disruption caused by the recently completed renovation, it has a history of stable operations. Revenues should improve now that the renovation is complete. In addition, although dated in design, it is a full service facility with meeting areas and is a moderately desirable investment property. The best GRM value indicators for the subject property are indicated by Sale Nos. 3 through 6 which suggest GRM's in the mid 3 range. We have estimated a GRM of 3.5 as applicable to the subject property which indicates a value of:

                        $1,415,366 GRM x 3.5 =  $4,953,781

                        Rounded                 $4,950,000

Value Per Unit

Recognizing that these indicators yield somewhat divergent values, we must point out that without a highly detailed, multi-factorial quantitative adjustment process, the sales comparison approach is going to yield the most divergent array of value indicators of the three approaches. Attempting to apply "reasonable" adjustments injects so much subjectivity into the analyses that we conclude the principal benefits of the direct sales comparison approach are diagnostic rather than projective. They may reveal operating, economic and functional anomalies of the subject property but in the end prove marginal at actually predicting value.


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James Ratkovich & Associates, Inc.                                        86

                            ------------------------
                            SUPPLEMENTAL HOTEL SALES
                            ------------------------

====================================================================================================================================
                             Date of     Year  Building   No of       Gross                  Sale     Price/    Price/
No.  LOCATION                   Sale    Built    Area     Units      Revenue      NOI       Price     Sq. Ft.    Unit    GRM    OAR
====================================================================================================================================

1    Comfort Inn              May-95     1990    30,740     58     $685,540    $288,000  $2,800,000    $91.09  $48,276  4.08  10.29%
     13207 NE 20th Avenue
     Vancouver, WA

2    Capital Inn/Days Inn     Jan-95     1990    29,949     81     $778,745    $373,765  $3,320,000   $110.86  $40,988  4.26  11.26%
     120 College Street
     Lacey WA

3    Quality Inn              Oct-95  1977/86    29,200     73     $685,200    $293,760  $2,625,000    $89.90  $35,959  3.83  11.19%
     1545 NE Burnside
     Gresham OR

4    Comfort Inn              Jun-96     1992    34,000     64     $804,825    $310,628  $2,600,000    $76.47  $40,625  3.23  11.95%
     8855 SW Citizens Drive
     Wilsonville OR

5    Ameritel Inn             Jun-96     1991    48,966     94   $1,652,218    $823,838  $6,110,000   $124.78  $65,000  3.70  13.48%
     Confidential

6    Bellevue Hilton          Aug-95     1979   122,369    180   $3,945,000  $1,107,000 $12,300,000   $100.52  $68,333  3.12   9.00%
     100 ll2th Street NE
     Bellevue WA
                                        Mean:                                                          $98.93  $49,863  3.70  11.19%

     Unadjusted Ranges:                $76.47   to    $124.78 /Sq.Ft.
                                      $35,959   to    $68,333 /Unit
                                         3.12   to       4.26 GRM
                                        9.00%   to     13.48% OAR

East 923 Third Avenue, Spokane WA
---------------------------------


DIRECT COMPARISON APPROACH (Continued)

The primary sales comparables most similar to the subject in geographic proximity, size, type of operation are Sales Nos. 1, 2, 4, and 6. These sales suggest values applicable to the subjkect in the mid 40,000's per unit. Sale Nos. 3 and 5 indicate a value range of $70,000 and $77,367 per unit and represent superior properties with bettter lcoations and stronger economic characteristics. The subject is located in a growing and desirable market area. It is among the leaders within this market area and despite its loss of revenue during the disruption caused by the recently completed renovation, it has a history of stable operations. Revenues should improve now that the renovation is complete. In addition, although dated in design, it is a full service facility with meeting areas and is a moderately desirable investment property. Given the age, recent renovation, location, full service facilities and overall appeal of the subject we conclude that the subject is in the mid $40,000 range. Therefore, we conclude on a value of $45,000 per room or:

                    105 Units @ $45,000 per Unit = $4,725,000

                              Conclude @ $4,725,000

Correlation of Value

The two units of comparison applied indicate a range of value for the subject property between $4,725,000 and $4,950,000. We have selected a value indication at the middle of the two indications, as follows:

                     Conclude             $4,825,000
                                          ==========


----------------------------------
James Ratkovich & Associates, Inc.                                        88

East 923 Third Avenue, Spokane WA
---------------------------------


                                 INCOME APPROACH

The Income Approach is premised upon the principle of anticipation which holds that value is determined by the present worth of the anticipated future benefits. These benefits in the case of an income producing property are the net cash flows, the reversion at the end of the holding period, and the inherent tax benefits afforded an owner of income property.

In this approach, the value is estimated by the capitalization of the expected future net income. Capitalization is the process of converting an income stream into a single capital value. This is the amount that a prudent, typical informed purchaser would pay as of the valuation date for the right to receive the forecast net income over the specific period.

In order to make relatively accurate income and expense projections for the subject property, we have relied on the subject's actual operating history for the past three years, plus the trailing 12 months ended August 1996. We also relied on market conditions, lodging industry reports and our survey of lodging competition in the subject's area. We also analyzed local industry trends from Star Reports as prepared by Smith Travel Research.

As a part of our analysis to develop the potential gross income of the subject, the appraiser has conducted a survey of hotel facilities considered to be competitive with the subject property. The survey focused on hotels which are considered to be primary competition to the subject. These hotels are summarized on the following page.


----------------------------------
James Ratkovich & Associates, Inc.                                        89

East 923 Third Avenue, Spokane WA
---------------------------------


                          SUMMARY OF COMPETITIVE HOTELS

      Name and Location         No. of Rooms           Rack Rate                         Comments
      -----------------         ------------           ---------                         --------

Holiday Inn Express                 119        $64 - King                Located on top of a 40 foot high rock
North 801 Division St.                         $70 - Double Queen        bluff overlooking downtown and the
                                               $90 - Suite               Spokane River. Office services with
                                               $100 - Executive          computers, fax, copy machine
                                                  Suite                  available. Fitness center and free
                                                                         continental breakfast. Rooms
                                                                         include wet bar and refrigerator. No
                                                                         restaurant or lounge.

Cavanaugh's River Inn               240        $70 - Single Queen        Located on Spokane River. Two
North 700 Division Street                      $75 - $85 Double          outdoor pools, tennis, volleyball,
                                               Queen depending           horseshoe pit, children's
                                               on view                   playground, sauna, fitness center,
                                               $89 - $99 King            Jacuzzi. Banquet facilities for up
                                               $130 -  $160 Suites       to 250 people. Restaurant, lounge,
                                                                         and gift shop.

Fairfield Inn                        87        $55.99 - King or          Indoor pool and whirlpool.
311 North Riverpoint Blvd.                     Double Queen Sun.         Complimentary continental breakfast,
                                               through Thurs.            free local calls, fax and copier
                                               $62.99 - King or          service. No restaurant or lounge.
                                               Double Queen Fri.
                                               or Sat.
                                               $65 - Suite (S- Th)
                                               $72 - Suite (F, S)

Courtyard by Marriott               149        $75 - $83 Double          Conference facilities, indoor pool,
North 401 Riverpoint Blvd.                       or King Friday          exercise room, whirlpool. Voice
                                               Sat.                      mail, in-room iron and ironing board,
                                               $105 - $115 - Suites      free morning newspaper, hairdryers,
                                                                         laundry facilities, safety deposit
                                                                         boxes at front desk, fax and copy
                                                                         service at front desk. Restaurant
                                                                         with room service and lounge.


----------------------------------
James Ratkovich & Associates, Inc.                                        90

East 923 Third Avenue, Spokane WA
---------------------------------


SUMMARY OF COMPETITIVE HOTELS (continued)

Subject                             105        $65 - King                $8 addition for every person over 2
                                               $69 - Double Queen        per room. In-room iron and ironing
Shilo Inn                                                                board, coffer maker,microwave,
East 923 3rd Avenue                                                      refrigerator, wet bar, and VCR. Hot
                                                                         complimentary breakfast. Free morning
                                                                         newspaper. Data and fax line
                                                                         capability to each room. Banquet and
                                                                         meeting facilities. Restaurant and
                                                                         lounge. Indoor pool, sauna, steam
                                                                         room, and whirlpool.


----------------------------------
James Ratkovich & Associates, Inc.                                        91

================================================================================



                        [Competitive Hotels Map Omitted]



================================================================================

                               ------------------
                               Competitive Hotels
                               ------------------

East 923 Third Avenue, Spokane WA
---------------------------------


                             COMPETITIVE HOTEL NO. 1


                                [photo omitted]


                             COMPETITIVE HOTEL NO. 2


                                [photo omitted]


----------------------------------
James Ratkovich & Associates, Inc.                                        93

East 923 Third Avenue, Spokane WA
---------------------------------


                             COMPETITIVE HOTEL NO. 3


                                [photo omitted]


                             COMPETITIVE HOTEL NO. 4


                                [photo omitted]


----------------------------------
James Ratkovich & Associates, Inc.                                        94

East 923 Third Avenue, Spokane WA
---------------------------------


Competitive Analysis and Idaho Market Conditions

The exhibit below presents a six year retrospective of the average occupancy statistics for the local industry and a projected average occupancy for the 1996 calendar year based on occupancy statistics through the first quarter of 1996 as provided by Smith Travel Research, Inc.

                                Average Occupancy

                   ===========================================
                     Calendar       Average       % Change
                       Year        Occupancy      Prior Yr.
                   ===========================================
                       1990          63.30%         4.98%
                   -------------------------------------------
                       1991          64.60%         2.05%
                   -------------------------------------------
                       1992          67.10%         3.87%
                   -------------------------------------------
                       1993          62.20%        -7.30%
                   -------------------------------------------
                       1994          57.30%        -7.88%
                   -------------------------------------------
                       1995          52.80%        -7.85%
                   -------------------------------------------
                       1996          55.00%         4.17%
                   ===========================================

The table reveals how average occupancy increased, showing year over year increases in occupancy percentage from 1990 through 1992, after which average occupancy percentages dipped to pre-1990 levels. In later exhibits we will explore the cause of the decline in average occupancy percentage. We note that occupancy statistics for the first three months of 1996 strongly suggest a turnaround in the occupancy percentage declines registered in 1993-1995. The data suggests that average occupancy for 1996 may turn out to be in the 55 percent range if year to date trends hold. This would be in line with national averages.

                             Aggregated Room Supply

                   ===========================================
                     Calendar         Room        % Change
                       Year          Supply       Prior Yr.
                   ===========================================
                       1990        1,410,758        3.07%
                   -------------------------------------------
                       1991        1,459,635        3.46%
                   -------------------------------------------
                       1992        1,459,635        0.00%
                   -------------------------------------------
                       1993        1,481,382        1.49%
                   -------------------------------------------
                       1994        1,542,490        4.13%
                   -------------------------------------------
                       1995        1,571,788        1.90%
                   -------------------------------------------
                       1996        1,643,232        4.55%
                   ===========================================


----------------------------------
James Ratkovich & Associates, Inc.                                        95

East 923 Third Avenue, Spokane WA
---------------------------------


Competitive Analysis and Idaho Market Conditions

The aggregated room supply in northern Idaho is presented in the previous table. We note that total room supply since 1990 has increased by 232,474 room nights (637 rooms for 365 days). Total room supply increased by an average of 2.58 percent per year from 1990-1996.

                             Aggregated Room Demand

                   ===========================================
                     Calendar     Room Demand     % Change
                       Year                       Prior Yr.
                   ===========================================
                       1990         893,066         8.20%
                   -------------------------------------------
                       1991         943,527         5.65%
                   -------------------------------------------
                       1992         979,984         3.86%
                   -------------------------------------------
                       1993         922,045        -5.91%
                   -------------------------------------------
                       1994         884,320        -4.09%
                   -------------------------------------------
                       1995         829,565        -6.19%
                   -------------------------------------------
                       1996         896,216         8.03%
                   ===========================================

The table above gives aggregated room demand for northern Idaho. During the period 1990-1992, room demand grew nearly 10%. Since 1989 demand grew by nearly 18%. In 1993 this trend reversed with a 5.91% decline which was followed by declines in 1994 and 1995. By the end of 1995, aggregated room demand had declined to 1988-1989 levels. The peak in room demand in 1992 corresponded with and preceded the largest increases in population ever recorded in Kootenai County. Hotel room utilization appeared to peak approximately one to two years prior to the peak in-migration of California and Puget Sound area residents. Hotel utilization has declined since 1993 as in-migration from outside Early room demand data through the end of March 1996 suggest a strong increase in aggregated room demand which could yield an increase of 8 percent +/- by the end of 1996. This could bring aggregated room demand back to 1990 levels which would be a positive trend in light of more than three years of declining demand.


----------------------------------
James Ratkovich & Associates, Inc.                                        96

East 923 Third Avenue, Spokane WA
---------------------------------


Competitive Analysis and Idaho Market Conditions

                              Regional Room Revenue

                   ===========================================
                     Calendar     Room Revenue    % Change
                       Year                       Prior Yr.
                   ===========================================
                       1990        38,152,826      17.71%
                   -------------------------------------------
                       1991        43,995,714      15.31%
                   -------------------------------------------
                       1992        48,491,114      10.22%
                   -------------------------------------------
                       1993        49,906,825       2.92%
                   -------------------------------------------
                       1994        48,912,945      -1.99%
                   -------------------------------------------
                       1995        41,862,153     -14.41%
                   -------------------------------------------
                       1996        46,537,067      11.17%
                   ===========================================

Room Revenue, the total income generated in the region by room rentals, has followed the competitive trends revealed in the room supply, demand and occupancy data. These room revenue figures do not include income from convention, spa, banquet and other ancillary hotel profit center activities. Room revenue surged strongly from 1989 through 1992 as growth in room demand outpaced room supply. In 1993 aggregated room demand dropped sharply as the Idaho Panhandle region was deluged by the heaviest rainfalls experienced in 30+ years. Despite four years of strong growth in tourism in 1989 through 1992, 1993 marked a turning point in the competitive environment which has resulted in two years of declining revenue. 1995 was the worst year in the last seven with a total drop in room revenue of -14.41 percent. Early data through the end of the first quarter of 1996 suggests a possible reversal of this trend. If first quarter data are indicative, gross revenue may return to 1991-1992 levels finishing the year in the $46-$47 million range, and ending the three year decline of 1993-1995.

                          Average Daily Room Rate (ADR)

                   ===========================================
                     Calendar         ADR         % Change
                       Year         Revenue       Prior Yr.
                   ===========================================
                       1990          $42.72         8.79%
                   -------------------------------------------
                       1991          $46.63         9.15%
                   -------------------------------------------
                       1992          $49.48         6.12%
                   -------------------------------------------
                       1993          $54.13         9.39%
                   -------------------------------------------
                       1994          $55.31         2.19%
                   -------------------------------------------
                       1995          $50.46        -8.77%
                   -------------------------------------------
                       1996          $51.93         2.90%
                   ===========================================


----------------------------------
James Ratkovich & Associates, Inc.                                        97

East 923 Third Avenue, Spokane WA
---------------------------------


Competitive Analysis and Idaho Market Conditions

Average Daily Room Rate (ADR), in this analysis is calculated by dividing gross room revenue by aggregated room demand. Although more sophisticated formulae are actually utilized by hotel operators, the overall trends and magnitude of changes in the region is what we want to highlight. We see that ADR grew strongly during the years 1989 through 1993, at which point competition resulted in greater discounting, and promotional packages. By 1994 as aggregated room revenue was declining, ADR increase slowed and then declined, registering a -8.77 percent drop in 1995. Again, early 1996 data is encouraging, suggesting a bottoming of the ADR decline. First quarter data suggest that ADR may finish the year in the $52 range +/-, registering a 3 percent +/- increase over 1995.

Conclusions

Data compiled by Smith Travel Research, Inc. reveals an regional industry with strong competition from 1993 through the end of 1995. However, early data for 1996 are encouraging as we appear to be witnessing a turnaround. Nationally, negative trends appeared to reverse in late 1994, and showed clear positive trends in 1995, which, again should be positive indicators for the lodging market. The HMBA, a leading national Hotel/Motel brokerage association, reports that average price per room of sold properties increased in 1994 and 1995. REO property sales declined dramatically to 25 percent of total sales from an average of nearly 45 percent of total sales in 1990-1993. It would appear that the glut of distressed properties has been substantially sold off, signaling a return to more normative prices and capitalization rates.

Other positive national indicators for the industry include attractive financing/refinancing for existing properties after reaching 10 year low rates in late 1995. This has substantially reduced fixed charges and enhanced gross profit margins. Construction financing is still generally scarce as institutional lenders and investors finish working through the oversupply conditions of the 1993-1995 time frame. This should inhibit non-economic expansions of the room supply and should facilitate ADR stabilization in 1996. We conclude that national trends are becoming generally more positive for the lodging. The strength of the summer tourism trade will be major factor in the overall health of the lodging industry in this region in 1996 and beyond. Early industry data for north Idaho suggests that 1996 should be stronger year all around for the lodging industry than the years 1993 through 1995 have been.


----------------------------------
James Ratkovich & Associates, Inc.                                        98

--------------------------------------------------------------------------------
                                    SHILO INN
# of Rooms   105                    East 923 Third Avenue     Remodeled 1995-96
                                    Spokane, WA
Building Area  61,140 sf  RECONSTRUCTED HISTORICAL OPERATING DATA
--------------------------------------------------------------------------------

                                          1993                            1994
========================================================================================================
Occupancy Rate                            63.00%                           57.00%
Average Room Rate                         $49.34                           $50.79
--------------------------------------------------------------------------------------------------------
REVENUES                                           % Total Per Room                % Total  Per Room
                                                   ------- --------                -------  --------
 Room Rentals                         $1,180,087     93.5%  $11,239    $1,099,945     94.4%   $10,476
 Restaurant                               30,024      2.4%     $286        16,099      1.4%      $153
 Telephone                                31,949      2.5%     $304        29,476      2.5%      $281
 Other Income                             19,764      1.6%     $188        19,709      1.7%      $188
--------------------------------------------------------------------------------------------------------
Total Revenue                         $1,261,824    100.0%  $12,017    $1,165,229   100.00%   $11,097

EXPENSES
Departmental Expenses
 Rooms Department                        268,116     21.2%  $12,553       279,254     24.0%    $2,660
 Food & Beverage                             430      0.0%       $4         9,073      0.8%       $86
 Telephone                                17,158      1.4%     $163        14,319      1.2%      $136

Undistributed Operating Expenses
 Administrative & General                 98,311      7.8%     $936        95,373      8.2%      $908
 Management                               63,091      5.0%     $601        58,261      5.0%      $555
 Marketing                                76,043      6.0%     $724        90,242      7.7%      $859
 Utilities                                85,225      6.8%     $812        82,671      7.1%      $787
 Supplies                                 54,230      4.3%     $516        54,351      4.7%      $518
 Property Operations & Maintenance         7,615      0.6%      $73        21,566      1.9%      $205
 Miscellaneous                             2,752      0.2%      $26         2,068      0.2%       $20

Fixed Charges
 Property Tax & License                   23,947      1.9%     $228        20,469      1.8%      $195
 Insurance                                 5,460      0.4%      $52         4,935      0.4%       $47
--------------------------------------------------------------------------------------------------------
Total Expenses                          $702,378     55.7%   $6,689      $732,582     62.9%    $6,977

NET OPERATING INCOME                    $559,446     44.3%   $5,328      $432,647     37.1%    $4,120


                                                                       9 months
                                           1995                        YTD 1996
==================================================================================================
Occupancy Rate                             38.00%                         51.00%
Average Room Rate                          $53.04                         $60.79
--------------------------------------------------------------------------------------------------
REVENUES                                         % Total  Per Room              % Total  Per Room
                                                 -------  --------              -------  --------
 Room Rentals                            $742,160    92.4%   $7,068   $1,152,796   95.5%   $10,979
 Restaurant                                 7,544     0.9%      $72        8,883    0.7%       $85
 Telephone                                 29,510     3.7%     $281       27,118    2.2%      $258
 Other Income                              23,801     3.0%     $227       18,649    1.5%      $178
--------------------------------------------------------------------------------------------------
Total Revenue                            $803,015   100.0%   $7,648   $1,207,446  100.0%   $11,499

EXPENSES
Departmental Expenses
 Rooms Department                         243,094    30.3%   $2,315      268,759   22.3%    $2,560
 Food & Beverage                           13,352     1.7%     $127        8,269    0.7%       $79
 Telephone                                 16,963     2.1%     $162       16,428    1.4%      $156

Undistributed Operating Expenses
 Administrative & General                  93,119    11.6%     $887       82,226    6.8%      $783
 Management                                40,151     5.0%     $382       60,312    5.0%      $574
 Marketing                                108,807    13.5%   $1,036      127,922   10.6%    $1,218
 Utilities                                 92,117    11.5%     $877      106,617    8.8%    $1,015
 Supplies                                  74,456     9.3%     $709       70,115    5.8%      $668
 Property Operations & Maintenance         23,435     2.9%     $223        8,196    0.7%       $78
 Miscellaneous                              1,714     0.2%      $16        1,558    0.1%       $15

Fixed Charges
 Property Tax & License                    42,969     5.4%     $409       43,310    3.6%      $412
 Insurance                                  8,078     1.0%      $77        7,628    0.6%       $73
--------------------------------------------------------------------------------------------------
Total Expenses                           $758,255    94.4%   $7,221     $801,340   66.4%    $7,632

NET OPERATING INCOME                      $44,760     5.6%     $426     $406,106   33.6%    $3,868

East 923 Third Avenue, Spokane WA
---------------------------------


INCOME APPROACH (Continued)

Occupancy and Room Revenue Estimates

The subject's reconstructed historical operating summary, as provided by the Shilo Inn, is located on the previous page. Occupancy changed from 63 percent in 1993 to 57 percent in 1994, to 38 percent in 1995 during which the property operations were disrupted due to the major renovation that took place. Occupancy is back up to 51 percent for the trailing 12 months, following completion of the renovation. We expect occupancy to return to the 60 percent level for 1997 forward now that the property is in top condition and demand remains strong.

The average daily room rate has increased from $49.34 in 1993 to $60.79 in 1996. We expect the subject property to maintain its operation within this range of the market for the foreseeable future.

The Smith Travel Research report located in the addenda indicates that occupancy market wide was 71.1 percent in 1993, 70.0 percent in 1994, 67.0 percent in 1995 and is achieving 66.8 percent in the first nine months of 1996. The average daily rates have similarly remained stable from $50.86 in 1993 to $58.79 in 1996. These figures reflect support for the subject's operations

Based on our analysis of the competitive market area and the subject's operations, it is our opinion that the subject will achieve an average occupancy rate of 58 percent in 1997 and increase to stable levels of 60 percent per year for the duration of our analysis. An average daily rate of $60.00 for year one, projected to increase at an annual rate of 3 percent per year.

Other Revenues

Other revenues include telephone income, estimated at 2.5 percent of room revenues; restaurant lease revenues which have ranged between 0.7 and 2.4 percent of room revenues historically, with 1995-96 data negatively influenced by the recent renovation. We projected restaurant lease revenue at 2.0 percent of room revenue; and miscellaneous other income from vending machines and similar items, which is estimated at 1.5 percent of room revenues. The subject's history is the best indicator of these revenue.

EXPENSE ANALYSIS

In addition to the subject's actual historical operating data, previously presented, we have reviewed expense data as reported in Trends by PKF Consulting, and Star Travel Research which are both located in the addenda.


----------------------------------
James Ratkovich & Associates, Inc.                                        100

East 923 Third Avenue, Spokane WA
---------------------------------


INCOME APPROACH (Continued)

Departmental Expenses

Rooms

Room expenses include salaries, wages, payroll taxes and fringe benefits for front desk staff and housekeeping personnel; general hotel expenses (excluding franchise fees); guest room supplies; cleaning supplies; laundry, linen; reservations/booking expenses; travel agent commissions; and numerous other small expense categories. PKF industry standards indicate a range from $3,166 to $3,950 per room. Star Research reports rooms department expenses to range from $3,208 to $4,432. The subject's reconstructed historical data indicates a range from $2,315 to $2,660 per room. The subject is operating at stable and consistent levels which are below industry averages. We have projected $2,550 per room for departmental room expense which is near the subject's actual historical performance. We believe that a typical buyer for the subject property would a similar chain operation or even larger organization that can achieve the same efficiencies that the current operations have demonstrated.

Telephone

Telephone expenses include monthly service charges, local and long distance charges billed by the phone company. The subject property utilizes a discount rate long distance provider which bills in six second increments, and offers discounted long distance rates. Although the ratio of phone revenues to expenses are in line with the industry standard at about 2:1, these operations comprise a small percentage of revenue. We have utilized an expense ratio of 55 percent of telephone revenues based on historical data.

UNDISTRIBUTED OPERATING EXPENSES

These expenses reflect the expenses and fixed overhead items which are not attributable to any specific activity or profit center but are required to maintain the going concern operation. These include Administrative and General Expenses; Franchise Fees; Marketing and Guest Entertainment costs; Property Operation and Maintenance Costs; Energy / Utility Costs and miscellaneous other unallocated departmental costs.

Administrative and General

These expense items include: administrative staff salary/wages, payroll taxes and benefits; bookkeeping and accounting; vehicle expenses; credit card commissions; office supplies; printed materials; postage; professional and legal fees; contract security; and owner/manager travel expenses, and bad debt write-offs. PKF reveals that industry standards for administrative and general expenses in the two property categories we compared the subject to ranged from 7.8% to 9.0%. Smith Travel indicates this expense to range from 9.1% to 9.4% for the subject's categories. The subject expended between 6.8% and 11.6% for G&A over the past four years. We conclude that the most subject's actual experience, with some consideration to industry averages, is the best indicator of this expense and have selected 8.0% for our projections.


----------------------------------
James Ratkovich & Associates, Inc.                                        101

East 923 Third Avenue, Spokane WA
---------------------------------


INCOME APPROACH (Continued)

Management Fees

The subject property is owner operated and the primary compensation paid to the owner managers comes in the form of profit distributions. A portion of the executive management compensation is also accounted for in Administrative salary/wages which are also somewhat below industry averages by several measures. A typical market derived management fee for an operation such as the subject should run at least 3.0%-5.0% according to most reliable sources. PKF industry standards indicate a range for management of 2.8% to 3.1%. Smith Travel indicates 2.8% to 3.8% for management expense in the subject's categories. The subject has a 5 percent internal accounting management fee. We have utilized a management fee of 5.0 percent for our projections which is above industry standards.

Franchise and Marketing Expense

Franchise and marketing expense includes charges for regional or national chain affiliations or franchise, expenses for advertising, promotional literature and activities. Historically the subject has expended between 2.7% to 4.6% for advertising and there is no franchise fee since the subject is company owned. PKF industry standards indicate advertising expense to range from 3.7% to 3.9% and franchise fees to range from 0.9% to 1.9%. Smith Travel indicates 3.7% to 6.6% for advertising and 1.7% to 3.5% for franchise fees. Despite the current level of the subject's expenditures, we used the industry standards for our projections, since we look at typical owner requirements rather than Shilo's actual corporate profile. We have utilized a rate of 3.0% for franchise and 5.0% for marketing, for a total of 8%, based on our estimate of the appropriate costs for the subject property to continue to perform at current levels.

Energy / Utility Costs

Expenses in the Energy/Utility category are highly consistent over the previous four years of operation. We note that the Pacific Northwest has the lowest energy costs of any region of the US because of the relative abundance of hydroelectric power. The subject has expended between 6.8 to 11.5 percent in utility expenses in the past four years. PKF industry standards indicate a range from 3.9 to 5.0 percent and Smith Travel indicates a range from 4.8% to 6.3%. We have utilized 8.0 percent for our analysis based on the subject's historical data.

Property Operations and Maintenance

This category includes automotive maintenance; Building expenses; computer equipment and software systems; Copy Machine/Fax machine maintenance; maintenance contracts; grounds maintenance; painting and decorating; swimming pool/spa maintenance contracts; TV repairs; tools and other miscellaneous expenses. The subject has historically spent between 0.6 and 2.9 percent for repairs and maintenance which includes some capital improvements expenses. PKF industry standards indicate a range from 4.5 to 6.2 percent and Smith Travel indicates 4.2% to 5.2% for this item. We have utilized a rate of 5.0 percent based on the subject's most recent historical data and industry standards.


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---------------------------------


INCOME APPROACH (Continued)

FIXED CHARGES

Property Taxes

According to the county assessor, the subject's current property taxes are $43,753. Taxes are based on six year cycle assessments with annual adjustments by the assessor. A sale does not trigger a reassessment. We expect future assessment increases to be in line with historical increases. Property taxes for the subject property are estimated at $55,000 in our projections to account for possible increases due to the recent renovation and for personal property taxes.

Property Casualty Insurance

Insurance has been consistent during the last four years between 0.4 and 1.0 percent of total revenue which is slightly below the 1.0% to 1.2% level suggested by the industry standard data. A one year premium for fire and extended coverage and liability has been estimated at 0.55 percent. Industry averages are above the actual history of the subject but these are a general indicator overall, highly dependent on location and negotiations. In the final analysis we relied on the subject's history.

Replacement Reserves

The short-lived building components and equipment which require replacement and for which a reserve account should be set up consist of roof covering, floor covering, draperies, water heaters, air conditioning systems and other mechanical systems servicing the buildings and other capital expenditures. Since these expenses are bound to occur, we have accounted for this expense item as a percentage of total revenue. Some of the replacement items are included in normal maintenance, supplies and room expense items.

The International Society of Hospitality Consultants released a comprehensive study in 1995 which examined historical industry-wide CapEx expenditures for the 10 year period from 1983 through 1993. The study, funded by 16 high profile national and international hospitality management companies, lenders and hotel operators concluded that the historical convention of reserving only 2%-3% of gross revenues was inadequate for funding the actual capital outlays required to maintain a property in a typically competitive market. They concluded that capital expenditures for limited service properties averaged 3.7%.

They also noted that CapEx expenditures increased significantly as a hotel ages with a spike every 7 to 9 years when major renovations of guest rooms and public areas are required. They pointed out that properties in their survey data built before 1981 averaged CapEx outlays of 9.6% of annual gross revenue. What this clearly reveals is that historical reserves have been grossly underestimated and have caused financial distress for both financiers and operators of hotel properties. The bottom line of the study is that properties over 7 to 8 years old, and certainly those over 10 years old will require reserves of roughly 2.5 times to 3.0 times the traditionally accepted reserve allowance. For upper-tier, limited service properties and lower-tier, full service


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---------------------------------


INCOME APPROACH (Continued)

Capitalization Analysis

properties this will equate to a total CapEx reserves of 4%-5% at a minimum, depending on age, method of construction, historical occupancy/use levels and prior CapEx investment.

We have divided reserves charges into two categories: Furniture, Fixtures & Equipment and Improvement Reserves. The furniture, fixtures and equipment used in the operations of the subject property is charged at a rate of 3.0 percent of total revenue based on industry standards and our estimate of the useful life of the subject's FF&E. The improvements reserve for replacement expense is estimated at 2.0 percent of total revenue.

Direct Capitalization: This technique employs the use of an overall rate. This is an annual percentage rate that expresses the relationship between net operating income and the present worth of the property. The term overall rate reflects the fact that the rate incorporates capital appreciation or depreciation along with a return on net income. The overall rate must represent what informed, prudent and rational investors are requiring and obtaining for similar, competitive properties in the current market.

Overall Rate Derivation / Direct Capitalization: The first estimate of value we develop through the Income Approach is developed with the Direct Capitalization Technique, which utilizes the overall capitalization rate. This is an aggregated rate that expresses the relationship between a single year's stabilized net operating income, and the present worth of the property. The term overall capitalization rate, or simply, overall rate (OAR), indicates that the rate encompasses all market derived return requirements including capital appreciation or depreciation, a baseline return on net income, plus any risk related return premiums dictated by the market's perception of the risk elements attendant to ownership and operation. The overall rate should represent the income to value ratio that typically informed, economically motivated, prudent and rational investors would require and obtain, when investing in similar, competitive properties in the current market.

Ideally, the market transactions referenced in the overall rate derivation should be open market sales of regionally competitive hotel properties, with generally similar income streams and expense ratios. The summary contained in the Direct Comparison Approach indicates overall rates derived from only two of the primary market comparable sales. A Supplemental Summary of Hotel Sales has also been produced to show the overall rates indicated in a variety of other hotel sales in a broader survey of the Pacific and Inland Northwest.

The sale of the Bellevue Hilton, which sold in August 1995, indicated an overall rate of 9.00%. This was the lowest OAR and it could be regarded as anomalous, relative to the other market indicators and investors surveys compiled by us. We surmise that the price may have reflected substantial unrealized income potential or operating economies not superficially obvious from the reported data.


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James Ratkovich & Associates, Inc.                                        104
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---------------------------------


INCOME APPROACH (Continued)

The balance of the supplemental sales suggested OAR's ranging from the low 10 to high 11 percent except for Supplemental Sale No. 5, the Ameritel Inn, which reported an OAR of 13.48% Although the price/unit appears to fall within the range of the other surveyed transactions, the OAR of Sale No. 5 appears well above the indicated range for a property of it's age, and apparent quality. We are, therefore, disinclined to emphasize the OAR of this sale as an indicator for the subject

Capitalization Analysis

National Investor Surveys compiled from a variety of respected industry sources provide additional insight into investor expectations and underwriting assumptions which may me relevant to the analysis of the subject. For reader convenience we have compiled a survey of the surveys which is presented on the following page. The Korpacz Real Estate Investor Survey, Third Quarter 1996, indicates the average free and clear equity overall rate for hotel properties is
12.75 percent, as compared to 12.53 percent for the previous quarter and 12.79 percent a year ago.

According to the First Quarter 1996, National Investor Survey conducted by CB Commercial, going in cap rates for Class A, Full Service Hotel properties ranged between 8.00% and 12.00% and average 10.30%. Class B, Limited Service Hotels ranged from 9.00% to 13.00% and averaged 11.30%. Our classification of the subject as an upper tier Limited service, or lower tier full service hotel suggests an OAR in the low 11% range.

According to the First Half 1996, Hotel Investment Outlook prepared by Landauer Hospitality Services, going in cap rates for Class A, Full Service Hotel properties ranged between 7.00% and 13.00% and averaged 9.75%. Class B, Limited Service Hotels ranged from 10.00% to 14.00% and averaged 11.55%. Again, our classification of the subject as an upper tier Limited service, or lower tier full service hotel suggests an OAR in the low 11% range.

According to TransActions 1995 Recap, published by Hotel Motel Brokers of America the Mountain Pacific Region had an average overall rate of 12.7 percent for all hotels and ranged between 9.4 and 14.5 percent. These sales totaled 38 hotels with an average 66 units per hotel. They had an average occupancy of 55.2 % and an average daily rate of $42.68. which is lower than the subject's operating levels. Nationally the rates ranged from 9.1% to 14.8%, and averaged 11.80% for all HMBA transactions. We observe that HMBA member brokers were primarily involved in sales of individually owned properties and not the larger institutional, and multi-property transactions included in the survey results compiled by the national consulting firms. We think the HMBA transactions may represent a slightly lower grade of properties than the subject property.


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James Ratkovich & Associates, Inc.                                        105
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---------------------------------


INCOME APPROACH (Continued)

Capitalization Analysis

PKF Consulting, one of the most respected names in the hospitality industry identifies OAR's ranging from 8.00% to 11.30% for Class A properties and an average of 10.88%. Class B properties range from 8.50% to 14.50%, averaging 11.76%. Their results are consistent with the other industry consultants cited.

OAR Conclusion / Indication of Value

In attempting to select an appropriate OAR for the direct capitalization value work up for the subject we have considered the following:

o The subject property is a middle tier, property defined by its franchise flag and has a high level and quality of operations and other guest amenities relative to its competitive market.

o The subject property is 23 years old hotel but has recently undergone a major renovation.

o The current competitive position of the subject in its market area is fairly strong in its niche as new competition will likely be impeded by development costs and restrictive market conditions for new development.

Based on these factors, our Direct Sales Comparison Analyses and our survey of hospitality industry consultants, we conclude that the appropriate OAR for developing a value estimate for the subject property through the Direct Capitalization Technique is 10.50%. Dividing the projected stabilized Net Operating Income by the selected OAR yields an indication of fee simple value for the going concern operation, as of the current appraisal date in the amount of:

                                   $4,697,805
                                   ==========

Yield Capitalization / Discounted Cash Flow Analysis

A discounted cash flow analysis has been made on the premise that the value of the subject property is represented by the present worth of the anticipated future net income stream. The projected income stream is based on an analysis of the quality, as well as the quantity and duration, of the income expectancy. This income stream is discounted to present value using a discount factor and then added to the present worth of the property reversion. The property reversion is calculated by capitalizing the net income from the property into an indication of value using a capitalization rate extracted from the general market data of similar properties. This value is then discounted to present worth.


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James Ratkovich & Associates, Inc.                                        106
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East 923 Third Avenue, Spokane WA
---------------------------------


INCOME APPROACH (Continued)

Yield Capitalization / Discounted Cash Flow Analysis

In this analysis, we utilize a ten-year discounted cash flow projection which represents the underwriting convention of the industry. Although we have not profiled specific survey results we note that the average holding period for hotel investments, according to at least two national consultants ranges from 6 to 10 years. One source referenced a 6.27 year average holding period in 1995 while the other referenced a 7.1 year average holding period. Ten to eleven years, the period covered in our analyses, probably represents the outer limits of what most investors reasonably anticipate as an investment holding period since profit taking (dispositions) and normal business cycles seem to occur in rolling five to seven year intervals.

Revenue and Expense Growth Rate

The survey results are self explanatory. We note that the emerging trend among analysts and underwriters is a very thin but widening margin between income and expense growth rates, with revenues leading. As this margin widens the positive impact on value indications becomes geometric, and we think unreliable. As of the date of this writing, one market watcher suggests that a rate differential of 12 to 15 basis points represents the current market thinking. We think such an assumption may be plausible during the early phases of an industry or national economic recovery when revenue gains do generally exceed expense growth rates by meaningful margins. Our perception is that strong industry performance during the last two plus years will breed new competition placing downward pressure on revenue growth. Nevertheless, industry vendors, subcontractors and county tax assessors, not wanting to miss out on the "good times" should continue with healthy price and assessment increases over the next couple years. We think it prudent, therefore, to project both revenue and expense growth at the same levels over the long haul. The survey results lead us to conclude on annual growth factors of 3.00% for both revenue and expenses.

Terminal Capitalization Rate

Our rate selection is based on the survey results previously presented and our perceptions of the subject property and its competitive position in the local market. The survey results suggest that terminal capitalization rates generally exceed the going in rates by 25 to 100 basis points. Utilizing moderate growth rate assumptions, CapEx reserves, and moderately conservative discount rates (to be discussed next) leads us to select a terminal cap rate 100 basis points above the going in rate, or 11.50%.


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James Ratkovich & Associates, Inc.                                        107
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---------------------------------


INCOME APPROACH (Continued)

Yield Capitalization / Discounted Cash Flow Analysis

Discount Rate Selection

The discount rate we utilized reflects the long term yield expectations of hotel market investors, relative to other alternative investment opportunities in the real estate markets available today. It also reflects current financial market conditions and the perceived risk, quality and duration of the income stream anticipated from each prospective investment. The yield rate used in the Discounted Cash Flow Analysis is anticipatory rather than historical in its reference point. The rate should consider all benefits and risks attendant to the ownership and operation of that particular class of income property, and may also anticipate tax considerations and leveraging issues that non-realty investments do not. The appropriate rate is that minimum rate that the individual, institutional or real estate investor considers a minimal acceptable return on investment over the particular projection period analyzed. It may be regarded as a hurdle rate, below which, the typical market investor would not find sufficient returns to justify the investment, given the risks and responsibilities attendant to that investment.

We have utilized two means of identifying an appropriate discount rate for the subject property analyses. These are:

o     Survey of investors' acceptable yield rates

o     Capital market returns analysis plus risk rate

The National Investor Surveys previously referenced summarize the return expectations of institutional and individual investors as they have been compiled by five of the hospitality industry's most familiar and respected consultants. Altogether they reveal a typical range of discount rates from 10.0% to 20.0% with a convergent grouping of averages and medians clustered between 14.00% and 15.00%.

Built up Yield Rates can provide another indication of investors' motivations and expectations regarding long term equity returns. These may be developed or "built up" from the bond markets and other long term capital markets. However, the quality and durability of a real estate income stream, and the marketability of real property is generally considered less reliable (predictable) than other capital market investments. Investors may purchase relatively risk free treasury funds and sell them almost immediately when he or she chooses. Investments in real estate require additional risk based yield premiums to compensate for their additional risks and illiquidity. Therefore, one simple technique for estimating the appropriate yield rate for real estate in general, and hotels specifically, is to explore the yield relationships between relatively "risk free" investments and real estate investments.


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---------------------------------


INCOME APPROACH (Continued)

Yield Capitalization / Discounted Cash Flow Analysis

According to a market yield rate survey conducted by Real Estate Research Corporation, the difference in yield rates between real estate and other selected capital market investments over the last four quarters ranged from 2.4 percent to 5.6 percent. These differences may be regarded as market perceptions the additional risks and illiquidity premiums required of real estate investments in general. Comparing yield rates on investment grade real estate to hotel investments reveals an additional yield rate differential of 1.00% to 3.00% which investors require of management intensive real estate such as hotels. Hotels are actually much more than real estate operations. They are in fact going concern business operations which are real estate intensive. The additional management expertise and risks attendant to such enterprises dictates another level of yield compensation. The following table shows some recently published yields on bonds, which are an indication of long term investor's pre-tax "safe rate" equity yield requirements:

                         Yields on Selected Securities
--------------------------------------------------------------------------------
       Period        Aaa Bonds  Baa Bonds     Treasury          Treasury
                                             Securities        Securities
                                             (Long Term)      (Five Year)
--------------------------------------------------------------------------------
     March 1995         8.12%     8.70%         7.45%            7.05%
--------------------------------------------------------------------------------
   September 1995       7.32%     7.93%         6.55%            6.00%
--------------------------------------------------------------------------------
     April 1996         6.80%     7.47%         6.05%            5.36%
--------------------------------------------------------------------------------
       Average          7.41%     8.03%         6.68%            6.14%
--------------------------------------------------------------------------------

Based on the stability of the revenues and potential marketability of the subject as discussed previously, the discount rate could be reflected as follows:

      "Risk Free" Capital Market Return Rate:               8.00% +/-
      Real Estate Risk and Illiquidity Premium:             4.00% +/-
      Hotel-Going Concern Risk based premium:               1.00% +/-
                                                           ----------
      Total Return Expectation-Going Concern Hotels:       13.00% +/-

Based on the National Investor Surveys, the capital market risk based premium rationale, and the specific characteristics of the subject property previously enumerated we conclude the appropriate yield rate (IRR) to be utilized in the 10 year DCF is 13.00%.


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James Ratkovich & Associates, Inc.                                        109
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East 923 Third Avenue, Spokane WA
---------------------------------


INCOME APPROACH (Continued)

Yield Capitalization / Discounted Cash Flow Analysis

Net Reversionary Value

The last component we must consider in the long term discounted DCF analysis is the net reversionary interest in the property. The yield analysis explicitly assumes full capital recovery at the end of the holding period, which is another way of saying the sale or disposition of the property. Calculating a net reversionary value is accomplished through a simple direct capitalization technique utilizing the projected Year 11 NOI, and an appropriate terminal capitalization rate. From the direct capitalization value indication we deduct estimated selling costs, which will include brokers commissions, title costs, legal costs and escrow fees. This net reversionary value is included in the Year 10 cash flow projections and is identified as the NOI + Reversion in the 10 Year DCF spreadsheet on the following page.

Discounting the projected operational cash flows plus net reversionary value in Year 10, by the appropriate yield rate produces an indication of Net Present Value (NPV) in the amount of:

                                   $4,867,849
                                   ==========

Correlation of Value Indications

The discounted cash flow schedule is located on the following page which contains the income, expenses, discounting, reversion and direct capitalization. We have given the discounted cash flow analysis indication relatively greater weight since occupancy is projected to increase slightly in year 2. The indicated values and conclusion of value, of the Fee Simple estate, via the Income Approach are summarized below:

           Direct Capitalization - Fiscal 1997 Income -  $4,697,270

                Discounted Cash Flow Analysis   -   $4,867,849

                               Rounded $4,850,000
                                       ==========


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James Ratkovich & Associates, Inc.                                        110
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
                                                                 SHILO INN
# of Rooms                                  105                 East 923 Third Avenue
Growth Rate:                               3.0%                 Spokane, WA
------------------------------------------------------------------------------------------------------------------------------------
                                        % Total           1          2              3             4             5           6
Fiscal Year (12/1 TO 11/30)             Revenue          1997          1998         1999          2000          2001        2002
====================================================================================================================================
Room Nights Available                                      38,325       38,325        38,325        38,325       38,325       38,325
Number of Occupied Rooms                                   22,229       22,995        22,995        22,995       22,995       22,995
Occupancy Rate                                             58.00%       60.00%        60.00%        60.00%       60.00%       60.00%
Average Room Rate                                          $60.00       $61.80        $63.65        $65.56       $67.53       $69.56
------------------------------------------------------------------------------------------------------------------------------------
REVENUES
 Room Rentals                            94.23%       $ 1,333,710   $1,421,091    $1,463,724    $1,507,635   $1,552,865   $1,599,450
 Telephone                                2.50%            33,343       35,527        36,593        37,691       38,822       39,986
 Restaurant Revenue                       2.00%            28,307       29,157        30,031        30,932       31,860       32,816
 Other Income                             1.50%            20,006       21,316        21,956        22,615       23,293       23,992
                                      ----------------------------------------------------------------------------------------------
Total Revenue                            100.0%        $1,415,366   $1,507,091    $1,552,304    $1,598,873   $1,646,839   $1,696,244

EXPENSES
Departmental Expenses
 Rooms (3/room/year)                     $2,550           267,750      275,783       284,056       292,578      301,355      310,396
 Telephone (% of Departmental Income)     55.0%            18,339       19,540        20,126        20,730       21,352       21,992
                                      ----------------------------------------------------------------------------------------------
Total Departmental Expenses               20.6%          $286,089     $295,323      $304,182      $313,308     $322,707     $332,388

Undistributed Operating Expenses
 Administrative & General                  8.0%           113,229      116,626       120,125       123,729      127,441      131,264
 Management                                5.0%            70,768       75,355        77,615        79,944       82,342       84,812
 Furniture, Fixtures & Equipment Reserves  3.0%            42,461       45,213        46,569        47,966       49,405       50.88?
 Franchise & Marketing                     8.0%           113,229      120,567       124,184       127,910      131,747      135,700
 Utilities                                 8.5%           120,306      128,103       131,946       135,904      139,981      144.131
 Property Operations & Maintenance         5.0%            70,768       75,355        77,615        79,944       82,342       84,812
 Miscellaneous                             1.0%            14,154       15,071        15,523        15,989       16,468       16,962
                                      ----------------------------------------------------------------------------------------------
Total Undistributed Expenses              38.5%          $544,916     $576,289      $593,578      $611,385     $629,726     $648,618

Total Expenses Before Fixed Charges       59.1%          $831,004     $871,611      $897,760      $924,693     $952,433     $981,006
Income Before Fixed Charges               40.9%          $584,361     $635,480      $654,544      $674,180     $694,406     $715,238

Fixed Charges
 Property Tax & License                    3.9%            55,000       56,650        58,350        60,100       61,903       63,760
 Insurance                                0.55%             7,785        8,018         8,259         8,506        8,762        9,024
 Buildings Reserve for Replacement         2.0%            28,307       29,157        30,031        30,932       31,860       32,816
                                      ----------------------------------------------------------------------------------------------
Total Fixed Charges                        6.4%           $91,092      $93,825       $96,639       $99,538     $102,525     $105,600

NET OPERATING INCOME                      34.5%          $493,270     $541,655      $557,905      $574,642     $591,881     $609,638
Present Value of Income Stream                            436,522      424,195       386,656       352,439      321,249      292,820
 Discounted at                           13.00%
Total Present Value of Income Stream                                $3,147,965

REVERSION ANALYSIS
---------------------------------------
Eleventh Year Income                                    $706,737
Reversion Capitalized @                                   11.50%
Reversion                                             $6,145,540                                     DIRECT CAPITALIZATION
Less Sales Expense 5.0%                                                                       -----------------------------------
Net Reversion                                          5,838,263                              Net Operating Income       $493,270
Discount rate                                             13.00%                              (1997)
Present value of Reversion                                          $1,719,884                Overall Rate                 10.50%
                                                                    ----------                                          ----------
TOTAL PRESENT VALUE                                                 $4,867,849                Indicated Value          $4,697,805

Concluded Value via Income Approach                                 $4,850,000 $46,190 /Room
                                                                    ==========


                                                                SHILO INN
# of Rooms                                 105                 East 923 Third Avenue
Growth Rate:                              3.0%                 Spokane, WA
------------------------------------------------------------------------------------------------------------
                                                7           8            9             10            11
Fiscal Year (12/1l TO 11/30)                  2003          2004         2005         2006          2007
============================================================================================================
Room Nights Available                          38,325         38,325       38,325       38,325        38,325
Number of Occupied Rooms                       22,995         22,995       22,995       22,995        22,995
Occupancy Rate                                 60.00%         60.00%       60.00%       60.00%        60.00%
Average Room Rate                              $71.64         $73.79       $76.01       $78.29        $80.63
------------------------------------------------------------------------------------------------------------
REVENUES
 Room Rentals                              $1,647,434     $1,696,857   $1,747,763   $1,800,196    $1,854,201
 Telephone                                     41,186         42,421       43,694       45,005        46,355
 Restaurant Revenue                            33,500         34,814       35,859       36,935        38,043
 Other Income                                  24,712         25,453       26,216       27,003        27,813
                                      ----------------------------------------------------------------------
Total Revenue                              $1,747,132     $1,799,546   $1,853,532   $1,909,138    $1,966,412

EXPENSES
Departmental Expenses
 Rooms (3/room/year)                          319,703        329,299      339,173      349,353       359,834
 Telephone (% of Departmental Income)          22,652         23,332       24,032       24,753        25,495
                                      ----------------------------------------------------------------------
Total Departmental Expenses                  $342,360       $352,631     $363,209     $374,106      $385,329

Undistributed Operating Expenses
 Administrative & General                     135,202        139,258      143,435      147,738       152,171
 Management                                    87,357         89,977       92,677       95,457        98,321
 Furniture, Fixtures & Equipment Reserves      52,414         53,986       55,606       57,274        58,992
 Franchise & Marketing                        139,771        143,964      148,283      152,731       157,313
 Utilities                                    148,506        152,961      157.550      162,277       167,145
 Property Operations & Maintenance             87,357         89,977       92,677       95,457        93,321
 Miscellaneous                                 17,471         17,995       18,535       19,091        19,664
                                      ----------------------------------------------------------------------
Total Undistributed Expenses                 $668,077       $688,119     $708,763     $730,026      $751,926

Total Expenses Before Fixed Charges        $1,010,437     $1,040,750   $1,071,972   $1,104,131    $1,137,255
Income Before Fixed Charges                  $736,695       $758,796     $781,560     $805,007      $829,157

Fixed Charges
 Property Tax & License                        65,673         67,643       69,672       71,763        73,915
 Insurance                                      9,295          9,574        9,861       10,157        10,462
 Buildings Reserve for Replacement             33,300         34,814       35,859       36,935        38,043
                                      ----------------------------------------------------------------------
Total Fixed Charges                          $108,768       $112,031     $115,392     $118,854      $122,420

NET OPERATING INCOME                         $627,927       $646,765     $666,168     $686,153      $706,737
Present Value of Income Stream                266,907        243,287      221,757      202,133
 Discounted at
Total Present value of Income Stream


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East 923 Third Avenue, Spokane WA
---------------------------------


                         RECONCILIATION AND CONCLUSION

            Cost Approach                       $5,580,000
            Market Approach                     $4,825,000
            Income Approach                     $4,850,000

The approaches have various degrees of applicability depending on the circumstances. The Cost Approach is usually relied upon when the improvements are new, or nearly new and are fully utilized for their designed intent. The Income Approach indicates the amount at which a prudent investor would pay for the property. The Direct Comparison Approach reflects actual prices paid for similar properties reduced to a unit of comparison.

The variance between the approaches does not invalidate any of them and is expected since each approach reflects the differing attitudes and motivations of the various sectors of the real estate market.

In this analysis, the Cost Approach is given the least weight due to its limitations in being able to accurately reflect current market conditions, and going concern elements of value. These conditions are directly related to the income generating ability of the subject, which is best analyzed within the Income Approach. The Cost Approach may therefore represent the least reliable data source, and the method least likely to be referenced by the typical investor. However, it would be of interest to anyone exploring the feasibility of developing new facilities. Here their principal concern is whether functional properties can be acquired for less than their current replacement cost. If the answer were "yes", the decision to acquire rather than build should result.

The Sales Comparison Approach is based upon the principle of substitution. It is based on the premise that an informed investor will pay no more than the cost to acquire a similar, competitive property with the same utility as the subject. In this analysis, numerous sales of comparable properties were surveyed and analyzed and adjusted to compare to the subject. The strength of this approach is that it is the purest reflection of market intentions with regard to the subject. It's weakness is that it is the most difficult of all approaches to verify and quantify since appraisers rarely have access to complete financial and transactional records for sale comparables. Properly allocating value to real estate, FF&E and other business components and verifying the actual and projected operating revenues and expenses are several of the challenges appraisers face. Developing market supported quantitative and qualitative adjustment factors is also extremely problematic. Therefore, individual interpretations of reported sale data can be somewhat varied which tends to make value indications developed through this approach highly subjective. While data reliability can be rather poor in some instances, this approach is generally utilized by market participants for developing reasonable bracketing of value and key benchmark ratios which are utilized in the primary valuation approach, The Income Approach.


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East 923 Third Avenue, Spokane WA
---------------------------------


RECONCILIATION AND CONCLUSIONS (Continued)

The Income Approach is the primary approach utilized in estimating the value of the subject. It has the benefit of generally being the most reliable approach, since operating projections are developed from the detailed records of the owners. It also is the approach given the most weight by knowledgeable market.

Participants who base the bulk of their investment decision making on projected return analyses. Value estimates are developed through detailed economic data including occupancy levels and ADR's through application of direct capitalization rates and discount rates. Numerous well respected consultants and industry leaders perform research and publish data which aids the appraiser in formulating opinions of value. Clearly, the Income Approach is the most reliable and verifiable of the three approaches and is also the de facto standard utilized by all knowledgeable market participants. Therefore, the value conclusions presented herein place the greatest weight on the indications of value developed through the Income Approach.

Based on the foregoing analysis, the opinion has been formed by the appraisers that the market value of the subject hotel property, as a going concern with all furniture fixtures and equipment, subject to the limiting conditions included in this report, as of December 1, 1996, of the Fee Simple Estate, As Is, was:

                                  $4,850,000
                                  ==========

                     (Including Value of FF&E - $336,000)


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East 923 Third Avenue, Spokane WA
---------------------------------


                                  CERTIFICATION

The undersigned appraisers hereby certify that, to the best of their knowledge and belief:

The statements of fact contained in this report are true and correct.

The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

We have no present or prospective interest in the property that is the subject of this report, and have no personal interest or bias with respect to the parties involved.

Our compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report.

Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

Mr. Kevin McCauliff made a personal inspection of the property that is the subject of this report. Mr. Hammad did not inspect the property.

In addition to the undersigned Mr. Kevin McCauliff, MAI performed the original field inspection, site, improvements, area and competitive market analysis and land valuation.

The reported analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Practice of the Appraisal Institute.

The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

This appraisal assignment was not based on a requested minimum value, a specific value or the approval of a loan.

As of the date of this report, M. Hammad has completed the requirements of the continuing education program of the Appraisal Institute.

/s/ M. Hammad

M. Hammad, MAI
Certified General Appraiser
CA No. AG002849
WA No. 446CA-T611


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East 923 Third Avenue, Spokane WA
---------------------------------


                          STATEMENT OF QUALIFICATIONS
                                 M HAMMAD, MAI
PROFESSIONAL AFFILIATIONS
   MAI, Member Appraisal Institute #10,868
   GAA, General Accredited Appraiser, National Association of Realtors Member San Fernando Valley Board of Realtors

EXPERT WITNESS
Qualified as expert witness before Los Angeles County and Orange County Superior Courts and US Federal Bankruptcy Court and American Arbitration Association.

EDUCATION
University of California, Los Angeles (UCLA)
BA in Economics - 1977

LICENSES
   Certified General Appraiser, California
   #AG002849, Expires 2/1/97
   Real Estate Broker, State of California

PROFESSIONAL HISTORY

HAMMAD & ASSOCIATES, INC.  Studio City, CA                  1988 to Present
President
   Principal of real estate appraisal and consulting firm in commercial, industrial and income producing residential properties.

MARSHALL & STEVENS, Los Angeles, CA                         1986 to 1988
Director of Real Estate Valuation
   Manager and director of real estate appraisal group specializing in the appraisal of commercial and industrial real estate for large investors, corporations and major financial institutions.

WELLS FARGO REALTY ADVISORS, Marina Del Rey, CA             1985 to 1986
Assistant Vice President
   Appraisal officer specializing in appraisal of major properties for portfolio analysis, proposed joint venture developments and financing.

LAVENTHOL & HORWATH, Los Angeles, CA                        1984 to 1985
Associate Appraiser
   Assisted the National Director of Valuations in developing a new appraisal practice that specialized in hotel and motel valuation, mixed use and commercial real estate appraisal and feasibility analysis.


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East 923 Third Avenue, Spokane WA
---------------------------------




                                    ADDENDA




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                                RESTAURANT LEASE

                         SHILO INN - SPOKANE, WASHINGTON

SHILO:  Shilo Management Corporation, dba Shilo Inns

TENANT: Eagle's Nest Restaurant, Inc., a Washington corporation

                                    RECITALS

A. Shilo manages the Shilo Inn, Spokane, Washington, located at E. 923 Third Avenue, Spokane, Washington (the "Hotel").

B. Tenant desires to lease the restaurant and lounge (the "Premises") located in the Hotel building from Shilo. (The Premises are also sometimes referred to herein as the "Restaurant." The entire Hotel and Restaurant building is sometimes referred to herein as the "Hotel/Restaurant.") The current lessee of the Restaurant is Johann Teufl (the "Prior Lessee").

THE PARTIES AGREE AS FOLLOWS:

1. Shilo leases the Premises to Tenant, and Tenant leases the Premises from Shilo, on the terms and conditions contained in this Lease.

2. The term of the Lease shall be for ten (10) years commencing January 1, 1995, and ending December 31, 2004. (Tenant shall be entitled to take possesion of the premises during December, 1994, and shall pay prorated rent for such period.) As long as Tenant is not in default under the Lease, Tenant shall have one five (5) year renewal option, beginning January 1, 2005, and ending December 31, 2009. Tenant shall give Shilo not less than ninety (90) days written notice of Tenant's intention to exercise any renewal option. Except as otherwise specified herein, the terms of the Lease during any renewal option shall be the same as the first ten (10) years.

3. The monthly rent shall consist of a basic dollar amount (the "Base Rent"), or a percentage of sales (the "Percentage Rent") whichever is greater. The Percentage Rent shall be based upon Gross Sales as defined in paragraph 3.6 below.

      3.1 The monthly rent shall be as follows:

            3.1.1 For the first four full months of the lease term i.e., from January 1, 1995, through April 30, 1995 (and any partial month for December, 1994: Rental will consist of Percentage Rent only of 3.0% of Gross Sales; there will be no Base Rent for this period of time.


Page 1. Restaurant Lease (Spokane, Washington)

            3.1.2 From May 1, 1995, through December 31, 1995: $1,500.00 per month Base Rent, or Percentage Rent of 3.0% of Gross Sales, whichever is greater.

            3.1.3 From January 1, 1996, through December 31, 1997: $2,000 per month Base Rent, or Percentage Rent of 4.0% of Gross Sales, whichever is greater.

            3.1.4 From January 1, 1998, through December 31, 1999: $2,500 per month Base Rent, or Percentage Rent of 5.0% of Gross Sales, whichever is greater.

            3.1.5 From January 1, 2000, through December 31, 2004: $3,000 per month Base Rent, or Percentage Rent of 6.0% of Gross Sales, whichever is greater.

            3.1.6 From January 1, 2005, through December 31, 2009 (if Tenant elects to renew the Lease): $3,500 per month Base Rent, or Percentage Rent of 7.0% of Gross Sales, whichever is greater.

      3.2 In addition to the Base Rent and Percentage Rent provided for herein, Tenant shall pay, as additional rent, the following items:

            3.2.1 Twenty-five percent (25%) of the total bill for all utilities (none of which are separately metered to the Restaurant) for the entire Hotel/Restaurant, including (but not limited to) water and sewer, gas, and electricity. Tenant shall cooperate with the Hotel to conserve consumption of utilities. Tenant's share of utilities shall be collected in arrears as part of the monthly Rent Statement (as discussed in paragraph 3.4 below).

            3.2.2 Fifty percent (50%) of the total garbage bill for the entire Hotel/Restaurant. (Tenant shall have separate garbage containers.) Tenant's share shall be collected in arrears as part of the monthly Rent Statement.

            3.2.3 One hundred percent (100%) of the telephone bill for the Restaurant and Lounge. (Tenant shall obtain telephone numbers separate from the Hotel for Tenant's restaurant and catering operations.) Tenant may also be required to obtain its own telephone equipment.

            3.2.4 Twenty-five percent (25%) of the total cost of a maintenance employee (which employee shall be employed by Shilo). Total costs shall include, but not be limited to, the employee's wages, employer taxes, employer paid unemployment and worker's compensation insurance costs, medical insurance and fringe benefits (if any). Tenant's share shall be collected monthly, in advance, as part of the monthly Rent Statement.


Page 2. Restaurant Lease (Spokane, Washington)

            3.2.5 Twenty-five percent (25%) of the total costs of one or more security guards, whether hired by Shilo as employees, or obtained from an independent contractor. If the security guard(s) is hired by Shilo, the cost of the guard(s) shall be computed in the same manner as the maintenance employee. Tenant's share shall be collected monthly, in advance, as part of the monthly Rent Statement. The cost of any additional guards, if and when necessary, shall be collected in arrears on the monthly Rent Statement. Tenant may elect to have its own security guard and not share in the cost of Shilo's security guard as provided for in paragraph 6.12.

            3.2.6 Fifty percent (50%) of the cost of sales and catering employee(s) to promote and coordinate bookings for the Hotel and Restaurant. The sales and catering employee(s) shall be employed by Shilo, and the cost of such employee(s) shall be computed in the same manner as the maintenance employee. Tenant's share shall be collected monthly, in advance, as part of the monthly Rent Statement.

            3.2.7 Twenty-five percent (25%) of the real property taxes for the entire Hotel/Restaurant. Tenant's share shall be estimated annually by Shilo, and one-twelfth (1/12th) thereof shall be collected monthly, in advance, as part of the monthly Rent Statement. Upon receipt of the real property tax statement for each year, any additional sum owing by Tenant for its share shall be billed to Tenant by Shilo and promptly paid by Tenant; and the monthly tax reserve payment shall be adjusted as needed. If the amount collected from Tenant on account of taxes is in excess of Tenant's share of the taxes, the excess amount shall be credited to Tenant. Tenant shall be responsible for any increase in the amount of the real property taxes required by law, except that Tenant shall not be required to pay any increase in the real property taxes caused by a sale of the Hotel/Restaurant.

            3.2.8 One hundred percent (100%) of the personal property tax on the personal property used in the operation of the leased Premises, including, but not limited to, all of the personal property owned by Shilo but used by Tenant under this Lease ("Shilo's Restaurant Equipment") (see paragraph 14). One-twelfth (1/12th) of the estimated amount of such taxes shall be collected monthly, in advance, as part of the Rent Statement, and the amount of the reserve shall be adjusted annually in the same manner as described in subparagraph 3.2.7. In the event it is not possible to segregate the tax bill for the personal property in the Restaurant from the tax bill for the personal property in the Hotel, Tenant shall pay twenty-five percent (25%) of the total personal property tax bill for the entire Hotel/Restaurant. Tenant shall pay the personal property tax on any personal property in the Restaurant owned by Tenant.


Page 3. Restaurant Lease (Spokane, Washington)

            3.2.9 Twenty-five percent (25%) of the fire and casualty insurance premium for the entire Hotel/Restaurant, and twenty-five percent (25%) of the portion of the premium for Shilo's umbrella liability insurance allocated to the Hotel/Restaurant, and twenty-five percent (25%) of the portion of Shilo's insurance agent's fee allocated to the Hotel/Restaurant. The amount of the premium and fees allocated to the Hotel/Restaurant shall be as determined by Shilo's insurance agent and reflected on Shilo's master policy and/or premium notice. Tenant's share of the insurance shall be determined by Shilo annually, and one-twelfth (1/12th) thereof shall be collected monthly, in advance, as part of the monthly Rent Statement. Adjustments to the insurance reserve shall be made annually in the same manner as the tax reserve.

            3.2.10 One hundred percent (100%) of the reserve (the "Replacement Reserve") for Shilo's Restaurant Equipment. The Replacement Reserve shall be one percent (1.0%) of Tenant's Gross Sales, calculated monthly, and shall be collected in arrears as part of the Rent Statement. The Replacement Reserve shall be administered as set forth in paragraph 14.3 below.

      3.3 Tenant's prorated, estimated share of taxes, insurance, liquor license fees, if any, and the maintenance employee's, security guard's and sales and catering employee's salaries for the first month of the leasehold term shall be paid prior to Tenant taking possession of the leased Premises.

      3.4 Beginning with the fifth (5th) full month of the lease term, May 1, 1995, Tenant shall pay: (1) the minimum Base Rent of $1,500.00, (2) the Percentage Rent owing for April, 1995, (3) Tenant's prorata share of taxes, insurance, maintenance, security, sales and catering employee costs for May, 1995 (4) Tenant's prorata share of the cost of utilities for April, 1995, (5) the amount owing for April, 1995, for the Replacement Reserve, (6) the collection fee charged by Shilo for the room charges collected for April, 1995, less any sums collected by Shilo, and (7) any other items which Tenant is to pay monthly under this Lease.

      3.5 Base Rent for each other month during the term of this Lease, together with Tenant's share of taxes, insurance, and the maintenance employee's, security guard's and sales and catering employee's salaries for such month shall be paid not later than the fifth (5th) day of the month. Any additional sums owing for Percentage Rent, Replacement Reserves, and utilities paid by Shilo, with respect to each month shall be paid not later than the fifth (5th) day of the next month. At the end of the Lease, Tenant's Percentage Rent, and additional rent for utilities, if any, for the final month of the Lease (for which a reasonable estimate shall be made) shall be paid not later than the end of the Lease term.

      3.6 Commencing with the second month of the leasehold term, Tenant shall complete and deliver to Shilo a form (the Rent


Page 4. Restaurant Lease (Spokane, Washington)

Statement) showing the various categories of Gross Sales, as specified by Shilo, for the prior month. The Rent Statement shall be in such format as Shilo shall from time to time specify. Each monthly Rent Statement shall also show the Base Rent, if applicable, for the then current month, Tenant's payment for the current month for taxes and insurance, Tenant's share of the cost of the maintenance employee, security guard and sales and catering employee, Tenant's cost for the prior month for any utilities for which Shilo is entitled to reimbursement, any sum owing for the prior month for Percentage Rent, the amount owing for Replacement Reserve, the amount collected by the Hotel for room service, the collection fee charged by Shilo for the room charges, and any other items which Tenant is to pay monthly under this Lease, and such additional items as Shilo and Tenant may hereafter agree to include on such Rent Statement. Shilo and Tenant shall cooperate with each other to obtain the information necessary to complete the Rent Statement. The net amount of Rent, if any, owing by Tenant to Shilo shall be paid, together with the delivery of a properly completed Rent Statement, not later than the fifth (5th) of each month. Rent shall be delinquent if not paid by Tenant and received by Shilo by the tenth (10th) day of each month. Shilo shall have the right to issue its late payment notice (as provided in paragraph 24) at any time after the tenth (10th) day of the month. If the net amount of Rent is not paid and actually received by Shilo by the tenth (10th) day of the month, a late payment penalty of One Hundred Twenty-Five Dollars ($125.00) per day shall be assessed, beginning with the eleventh (11th) day, for every day late after the tenth (10th); and, in addition, the amount past due shall bear interest at the rate of one and one-half percent (1.5%) per month until paid. The late payment penalty and interest shall be in addition to all other remedies to which Shilo is entitled under this Lease. If any sum is owing to Tenant by Shilo under the Rent Statement, net of any other sums owing to Shilo by Tenant, the amount owing shall be paid to Tenant by Shilo not later than ten (10) days after receipt of a properly completed Rent Statement.

      3.7 The term "Gross Sales" shall include the total of all receipts from the sales of food, alcoholic and non-alcoholic beverages sold by the Tenant in, on or from the leased Premises during the term of this Lease but after deducting therefrom all bona fide credits, allowances, refunds, and charges. Proceeds from vending machines, coin-operated devices, including, without limiting the generality of the foregoing, telephone pay stations, musical devices, amusement devices and the like, shall also be included in Gross Sales. Gross Sales shall also include all off-premises catering or similar services done from the Premises. Gross Sales shall also include any proceeds from meeting room rentals, audio-visual sales/rental, sales/rental of decorations, charges for entertainment, and all other revenue charged for any goods or services performed in or from the leased Premises. Gross Sales shall not include complimentary drinks or meals,


Page 5. Restaurant Lease (Spokane, Washington) uncollectible charges and bad debts, use tax, sales tax, and other taxes levied by appropriate state, municipal, county, federal and any other governmental bodies and subdivisions thereof on sales of food, alcoholic or non-alcoholic beverages and any other merchandise and/or services, whether paid by Tenant or Tenant's customers.

      3.8 In addition to the monthly Rent Statements, Tenant shall provide to Shilo, within thirty (30) days of the end of each year of the Lease (i.e., December 31) a certification of the Gross Receipts, by category received by Tenant during the Lease year then ended. Tenant shall keep and preserve, during each year of the Lease, full and complete records of all gross receipts and sales. Shilo shall have the right, not more than six (6) months and thirty (30) days following the close of the Lease year, to examine and audit the Tenant's records, but only for the purpose of ascertaining the amount of Gross Sales. Shilo reserves the right to do surprise audits without prior notice at any time during regular business hours, but such surprise audits shall not occur more than twice in any calendar year unless the audit discloses an understatement of Gross Sales of one percent (1%) or more. All audits shall include the right to inspect the books applicable to the Premises maintained at Tenant's home office, if any. Any such audit or examination by Shilo shall be at Shilo's sole expense, except in the event that the audit discloses an understatement of one percent (1%) or more in Gross Sales reported by Tenant to Shilo in which case the audit will be paid for by Tenant.

4. Tenant shall provide room service to Hotel guests from 6:30 a.m. to 10:00 p.m. daily. Tenant shall supply printed room service menus for each guest room. Room service food and beverage orders shall be served using standard flatware, glassware, and silverware. Room service food trays and dishes shall be collected by Tenant's staff on a preset schedule of a minimum of at least four (4) times daily. Tenant shall allow Hotel guests, with proper and approved credit, to charge lounge and restaurant charges, and room service, to the guest's Hotel lodging bill. Room service and restaurant and lounge charges by Hotel patrons shall be on a monthly accounts receivable basis, subject to a three percent (3%) bookkeeping, accounting and handling charge to Tenant and credited to Shilo, all of which shall be reconciled as part of the monthly Rent Statement. Shilo shall make available, upon reasonable request by Tenant, all records in Shilo's possession of such patrons' account for the purpose of verification of such charges. Shilo shall in no manner be responsible for default by its Hotel guests' payment of restaurant or lounge or room service charges. If Shilo negligently fails to collect Restaurant charges from a Hotel guest when the proper information was timely delivered to the appropriate staff member of the Hotel, the Hotel shall be responsible for the failure to collect such charges; and such charges shall not be included in Gross Sales figures for purposes of rent calculation. It is recognized that any liquor, either bottled or by the drink, that


Page 6. Restaurant Lease (Spokane, Washington) leaves the restaurant Premises unconsumed, is done so as per the restaurant's state liquor license. Shilo grants permission to authorized personnel of the Tenant to full access to the Hotel property for such service.

5. The leased Premises shall be open for business three hundred sixty-five (365) days a year. Tenant shall serve full service liquor (including spirits, wine and beer) and provide a full service menu including breakfast, lunch and dinner. For the restaurant, the hours shall be 6:00 a.m. to 10 p.m. For the lounge, the hours shall be 11 a.m. to 1 a.m. Monday through Thursdays, 11 a.m. to 2 a.m. Fridays and Saturdays, and 1 p.m. to 9 p.m., Sundays. Tenant may encourage diners to eat in the lounge rather than the restaurant between 2 p.m. and 5 p.m. Monday through Saturday, but will serve in the restaurant during those hours if a customer insists; however, room service shall be available during such times. Tenant shall not be responsible for closures caused by strikes, lockouts, rules of the State of Washington or causes beyond the reasonable control of Tenant. Any change in the restaurant or bar hours must be approved in writing by Shilo.

6. Tenant shall keep and perform all of the following covenants:

      6.1 Tenant shall use the leased Premises, and the whole part thereof, only as a cocktail lounge and restaurant with meeting and banquet facilities, to compliment the Hotel as a full-service facility.

            6.1.1 Additional uses, even if frequently associated with a restaurant (such as, for example, legalized gambling) shall not be permitted without Shilo's written consent, which consent may be withheld solely in Shilo's discretion, or granted on such terms as Shilo may require.

            6.1.2 Tenant shall use its utmost good faith and best efforts to ensure that the Premises maintain a reputation as a quality operation suitable for family dining. Tenant shall not tolerate or allow the Premises to become known as a place frequented by persons or groups who are known or believed to be criminals and/or offensive or threatening to most patrons (such as, by way of example and not by way of limitation, a "biker hangout," or an establishment where illegal drugs are frequently sold). Entertainment which has a predominant sexual and/or violent content (such as, for example, wet tee shirt contests, strip shows, nude or scantily clad dancers - of either gender- R or X rated films, boxing or mud wrestling - either gender -) shall not be permitted. Loud music, live or recorded, shall not be allowed which disturbs Hotel guests during usual hours of sleep; Tenant and Shilo agree to work together to minimize causing disturbance to guests while still allowing restaurant and lounge patrons and parties in the meeting and convention facilities to enjoy reasonable entertainment. Shilo reserves the right to require the Tenant to change live or recorded


Page 7. Restaurant Lease (Spokane, Washington) entertainment, or other on-Premises promotional activities, which Shilo, in good faith, determines to be incompatible with the Hotel's overall operation and/or the public image which Shilo desires to promote. However, nothing herein shall be construed to require Tenant to commit or tolerate any unlawful discrimination.

            6.1.3 Tenant shall be responsible for internal security in the leased Premises. The security guard(s) employed by the Hotel is primarily for the overall security of the entire Hotel/Restaurant. Any additional security in the Restaurant (such as, for example, a "bouncer") shall be Tenant's responsibility.

      6.2 Tenant shall obtain and pay for any and all permits and licenses required by city, county, or state agencies and shall comply with and abide by all rules and regulations of any regulatory body having jurisdiction.

      6.3 Tenant shall staff the lounge and restaurant at all times with sufficient number of adequately trained and supervised personnel so as to be capable of providing the service called for herein in a prompt, courteous and businesslike manner, especially in keeping with Shilo's mottos of Affordable Excellence, and Friendliness and Cleanliness. Tenant acknowledges the need of many of the Hotel patrons to obtain prompt service. Tenant's food quality and menu shall be maintained to Shilo's high standards. Tenant's menu shall be subject to Shilo's approval, which shall not be unreasonably withheld; any material changes to Tenant's menu, once approved, shall also be subject to Shilo's written approval, which shall not be unreasonably withheld.

      6.4 Tenant acknowledges that the physical location of the leased Premises within the Hotel/Restaurant building causes Hotel patrons to identify the Hotel, lounge and restaurant as one. Tenant acknowledges that poor beverage or food service, or unsanitary conditions (or conditions that may appear sloppy or unsanitary) are detrimental to Shilo's Hotel business as well as Tenant's restaurant and lounge. Tenant agrees to cooperate with Shilo to operate the leased Premises for the mutual benefit of Shilo and Tenant. Tenant shall not unreasonably refuse to comply with Shilo's suggestions or requests for changes or improvements in service. Tenant shall maintain the interior and exterior of the leased Premises in a clean and sanitary condition and shall maintain the highest restaurant and lounge sanitary rating given by the governmental health authorities having jurisdiction. Tenant shall also cooperate with the Hotel to attempt to achieve the highest possible rating under hotel and motel guide books. Upon written notice from Shilo of Tenant's failure to adequately maintain the leased Premises, Tenant shall be given thirty (30) days to correct the deficiency in maintenance. If the deficiency is such that it cannot reasonably be corrected within thirty (30) days, and provided that Tenant has commenced such corrections in good faith, up to thirty (30) additional days will be allowed for


Page 8. Restaurant Lease (Spokane, Washington) completion. Should Tenant fail to correct the deficiency within this time, Shilo may elect to terminate Tenant's rights under this Lease, but no such termination shall impair Shilo's remedies for breach of this Lease as provided herein.

      6.5 Tenant shall, at all times during the term thereof, and at Tenant's own cost and expense, maintain, keep in effect, furnish and deliver to Shilo, restaurant operator's liability insurance policies in form and with an insurer satisfactory to Shilo, insuring Shilo, Tenant, and Mark S. Hemstreet personally, against all liability for damages to person or property in or about the leased Premises; the amount of such liability insurance shall not be less than TWO MILLION DOLLARS ($2,000,000.00) arising out of any one accident and not less than FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) for property damage. The policy shall provide that coverage may not be cancelled without at least thirty (30) days written notice to Shilo. Tenant shall purchase and maintain business interruption insurance for fire and other casualties, and/or from shutdowns or curtailments in operations caused by food poisoning (or rumors thereof) (such as, for example, e-coli or hepatitis problems). Tenant shall provide Shilo with a certificate of insurance evidencing such coverages.

      6.6 Tenant shall indemnify and hold Shilo harmless from the negligence of the Tenant, its officers, agents, invitees and/or employees, as well as those arising from Tenant's failure to comply with any covenant of this Lease on its part to be performed, and shall, at Tenant's sole cost and expense, defend Shilo against any and all suits or actions arising out of such negligence and discharge any judgment which may be awarded against Shilo in any such suit or action to the extent such judgment is attributed to the conduct of Tenant.

      6.7 Tenant's indemnification obligations to Shilo under this Lease shall extend to damage resulting from risks insurable by so-called "dram shop" or liquor liability insurance. The public liability insurance required of Tenant under this Lease shall include dram shop liability insurance.

      6.8 Tenant shall keep the leased Premises free from all waste or accumulation of debris, and free from any and all unnecessary fire hazards. Tenant shall cooperate with Shilo on all safety programs and fire and casualty hazard reduction efforts, and shall comply with the recommendations of Shilo's casualty insurance carrier applicable to the leased Premises. Tenant shall comply with all applicable state and federal laws, rules and regulations and shall cooperate with Shilo in joint efforts to comply with laws, rules, and regulations, such as (for example) Hazardous Communications ("HAZCOM"), Control of Hazardous Energy ("LOCKOUT/TAG-OUT"), and BLOODBORNE PATHOGENS programs.


Page 9. Restaurant Lease (Spokane, Washington)

      6.9 Tenant shall not make any alterations in, or additions to, the leased Premises, nor make any contract therefor, without first obtaining Shilo's written consent. If Shilo approves any proposed changes or alterations, Tenant shall obtain names and addresses of contractors, copies of proposed contracts, and the necessary permits, all in form and substance satisfactory to Shilo, and furnish indemnification against liens, costs, damages, and expenses, as may be required by Shilo. All alterations, additions and improvements, other than Tenant's trade fixtures, which may be made or installed by Tenant upon the leased Premises, shall be the property of Shilo and shall remain upon and be surrendered with the leased Premises as a part thereof, without disturbance or injury at any termination of the term of this Lease, whether by the lapse of time or otherwise, all without compensation or credit to Tenant; provided, however, if prior to such termination, or within fifteen (15) days thereafter, Shilo shall have the right to direct Tenant, by written notice to Tenant, to remove the additions, improvements, fixtures and installations placed there by Tenant, and which are designated in such notice, and repair any damage occasioned by such removals. If Tenant fails to repair such damage, Shilo may effect such repairs and Tenant will pay to Shilo, on demand, the costs thereof with interest at twelve percent (12%) per annum from the date of such removal by Shilo.

      6.10 Tenant shall operate the leased Premises strictly in accordance with all of the statutes pertaining thereto and all of the rules, regulations and requirements of the city, county and state in which operation occurs. Any violations thereof leading to suspension of Tenant's restaurant license and/or liquor license for over fifteen (15) days shall be a breach of this Lease. No drinking of alcoholic beverages shall be permitted on the Premises after closing of the lounge, including, but not limited to, drinking by employees.

      6.11 Tenant shall not carry any stock of goods or do anything in or about the leased Premises which will in any way impair or invalidate the obligation of any policy of insurance on the leased Premises or the building in which the leased Premises are situated. Tenant shall pay, upon demand, any increase in insurance premiums from the business carried on in the leased Premises by Tenant, whether or not Shilo has consented to the same. Tenant shall not create or suffer to be created any condition which would be in violation of any of the applicable state or federal laws regarding Hazardous materials.

      6.12 Tenant shall have a security guard at least during all hours that Shilo has a security guard; Shilo may increase or decrease the hours of patrol for the guard as Shilo deems appropriate. If Tenant wishes to share Shilo's security guard, Tenant shall pay twenty-five percent (25%) of the total cost of such guard as set forth in paragraph 3.2.5. If Tenant wishes to have Tenant's own guard, then Tenant shall pay one hundred percent


Page 10. Restaurant Lease (Spokane, Washington)

(100%) of the total cost of Tenant's own guard and shall not be required to pay any part of the cost of Shilo's guard. However, Tenant may not elect to pay none of the cost of Shilo's guard and then have no guard for Tenant. If Tenant wishes to have a guard on duty for more hours than Shilo, Tenant shall pay all of the cost of the guard for the additional hours. In addition to providing security, the guard may be used to pick up litter and do other tasks compatible with security functions.

      6.13 Tenant shall not erect or install, on the exterior or interior of the Premises, banners or electrical lighting displays (such as, for example, Christmas, Halloween, or any other occasion) without Shilo's prior written consent.

7. Shilo shall have no interest in, or responsibility for, operation of the restaurant and lounge; except for the rent reserved, and Tenant shall save and hold Shilo harmless from any and all claims whatsoever arising from Tenant's operations of the leased Premises from the date of possession, and will pay all costs of Shilo's defense, including attorneys' fees, should any claims be made against Shilo by reason of Tenant's acts or omissions in the operation thereof.

8. The meeting and banquet rooms shall be used by Shilo and Tenant as follows:

      8.1 The meeting and banquet rooms (the "Restaurant Meeting Rooms") on the same floor of the Hotel as the restaurant and lounge are part of Tenant's leased Premises. Tenant shall be responsible for the maintenance, repair and cleanliness of the Restaurant Meeting Rooms. The meeting room on the first floor of the Hotel (the "Hotel Meeting Room") is for the primary use of the Hotel and is not part of Tenant's leased Premises. Tenant shall only be entitled to use such Hotel Meeting Room upon special arrangements with the Hotel Manager. Shilo shall be responsible for the maintenance, repair and cleanliness of the Hotel Meeting Room, except that, if Tenant provides food service to the Hotel Meeting Room, Tenant shall promptly clear its food service and clean the room at the conclusion of the meeting. All charges for use of the Hotel Meeting Room are the property of the Hotel.

      8.2 Tenant understands and agrees that the Restaurant and lounge are in the Hotel primarily as an amenity of the Hotel to encourage guest room sales. Tenant further understands that a large portion of the guest room sales of the Hotel comes from convention and other pre-booked business which usually requires use of the Restaurant Meeting Rooms and food and beverage service. Tenant agrees to provide food and beverage service to groups booked by the Hotel for the Restaurant Meeting Rooms or the Hotel Meeting Room. Except as provided in 8.3 below, Tenant shall be responsible for the set up and immediate clean up of all events in the Restaurant Meeting Rooms regardless of, who booked the event. All


Page 11. Restaurant Lease (Spokane, Washington)

Restaurant Meeting Rooms shall be cleared, cleaned up, and reset, as soon as possible after an event so as to allow maximum use of the Restaurant Meeting Rooms for presentation and marketing of additional bookings.

      8.3 All use charges for the Restaurant Meeting Rooms are the property of Tenant and may be waived by Tenant. All charges for food and beverage service provided by Tenant in any of the Restaurant Meeting Rooms or Hotel Meeting Room are the property of Tenant. Tenant shall receive no use charges for the Restaurant Meeting Rooms with respect to meetings and/or conventions booked by Shilo and involving guest room sales. If no food or beverage sales are made to the group by Tenant, Shilo shall be responsible for the set up and immediate clean up of the Restaurant Meeting Rooms for meetings and/or conventions booked by Shilo; Tenant agrees to provide the set up and clean up service to Shilo for a reasonable fee where Shilo has booked the event and Tenant receives no food or beverage sales. All income from all guest room sales are the property of Shilo, regardless of the origination of the business.

      8.4 In the event Tenant books any event utilizing any of the Restaurant Meeting Rooms more than ninety (90) days in advance, such event shall be subject to cancellation by Shilo in the event the Hotel books an event requiring the use of the same meeting room for the same date or dates, or some of the same dates, involving room sales, but Shilo may not cancel a booking by Tenant once the event date is within ninety (90) days of the then current date. Bookings of the Restaurant Meeting Rooms made within ninety (90) days of the scheduled event by Shilo or Tenant shall be on a first-come, first-served basis. Shilo's room sales staff at the Hotel, and Tenant's catering sales staff shall work together in good faith to minimize conflicts and cancellations and promote mutual business for both the Hotel and the Restaurant and lounge from the use of all of the Meeting Rooms.

      8.5 Tenant shall honor all booking commitments made by Shilo or the Prior Lessee made prior to the date of this Lease, but Tenant shall receive all prepaid deposits paid with respect to such bookings.

9. This Lease agreement is contingent upon Tenant acquiring a liquor license to operate the restaurant and lounge. Tenant shall at all times keep the liquor license in full force and effect and in full compliance. Tenant's loss of the liquor license for a period greater than fifteen (15) days shall be a default under this Lease. Shilo hereby consents to Tenant's sale of liquor and/or malt beverages by the drink on the entire Hotel/Restaurant complex, subject to the terms and conditions of this Lease.


Page 12. Restaurant Lease (Spokane, Washington)

10. Shilo covenants to Tenant as follows:

      10.1 As long as Tenant is not in default under this Lease, Shilo warrants to the Tenant the peaceful possession of the leased Premises during the term of this Lease.

      10.2 Shilo shall indemnify and hold Tenant harmless from the sole negligence of Shilo, its officers, agents, invitees and/or employees, as well as those arising from Shilo's failure to comply with any covenant of this Lease on Shilo's part to be performed, and shall, at its own cost and expense, defend Tenant against any and all suits or actions arising out of such negligence and discharge any judgment which may be awarded against Tenant in any such suit or action.

11. Shilo and Tenant shall be responsible for maintenance as follows:

      11.1 Shilo shall maintain and repair the foundation, roof, gutters, downspouts, exterior walls (except doors and glass), and the utility lines to their exterior point of entry to the leased Premises; provided, however, that Shilo shall not be responsible for maintenance necessitated by the acts of Tenant, its agents or employees.

      11.2 Tenant shall maintain and keep in good repair the interior of the leased Premises, including fixtures, windows, doors, and utilities . Tenant shall maintain the freezers and coolers to include the units on the roof of the Restaurant. Tenant shall maintain all heating and cooling equipment located on the leased Premises that is not part of the Hotel's central system, including the HVAC systems on the roof of the Restaurant. Tenant shall not be responsible for maintenance necessitated by the negligence or intentional wrongful acts of Shilo or its employees or agents. Tenant shall, at its sole cost and expense, replace all glass which may be broken or cracked during the term hereof, in the windows and doors of the leased Premises, with glass of as good or better quality as that originally installed. Tenant shall deliver the Premises to Shilo upon termination in as good condition as when leased, reasonable wear and tear excepted.

      11.3 Shilo shall employ and pay for seventy-five percent (75%) of the cost of a maintenance employee to perform routine repair and maintenance chores for the Hotel and the leased Premises. Tenant shall pay the other twenty-five percent (25%) of the cost. The maintenance employee's cost shall include all costs for such employee to include wages or salary, employment taxes, workmen's compensation premiums, medical insurance, employer paid unemployment, and other fringe benefits paid by Shilo for its employees. Tenant shall not use the maintenance employee to do cleaning in the leased Premises.


Page 13. Restaurant Lease (Spokane, Washington)

      11.4 Tenant shall make special efforts to keep the hoods and ventilation systems in the kitchen clean and free of grease and other dirt. Tenant shall obtain and pay for a contract to perform regular maintenance to the hoods, and shall provide Shilo with a copy of such contract. Without limiting Shilo's other rights of entry and inspection under this Lease, Shilo specifically reserves the right to inspect the kitchen and hoods for compliance with these terms.

      11.5 If Tenant fails or refuses to keep the leased Premises in proper maintenance and repair, Shilo shall have the right, but not the duty, after reasonable written notice to Tenant (except in emergencies), to act as Shilo deems necessary to maintain and repair the leased Premises without liability for loss or damage to Tenant's property; Tenant shall pay the reasonable cost of such repairs or maintenance by Shilo, plus twenty percent (20%) overhead, which sum shall be promptly paid as additional rent.

12. Tenant shall have, at all times, the non-exclusive right, together with its customers and invitees, to the reasonable use of the parking area and driveway appurtenant thereto, for purposes of egress, ingress, parking of motor vehicles for Tenant, its customers and employees, and the loading and unloading of vehicles in connection with and incidental to the business conducted by Tenant on the leased Premises, all without charge. Tenant's employees shall be subject to the same rules as the Hotel's employees with respect to limitations on use of the parking areas, or other rules promulgated by the Hotel with respect to employee parking. The Hotel may place reasonable restrictions upon the times and places delivery and other service vehicles may utilize the parking and loading docks or loading areas, if any.

13. Tenant acknowledges the name "Shilo Inns" is a registered trademark personally owned by Mark S. Hemstreet, who has licensed Shilo Management Corporation to use it as an assumed business name.

      13.1 Within 45 days of taking possession of the Premises, Tenant shall, at Tenant's cost, obtain new signage, if necessary, for the restaurant and lounge. All such signs, and their location, shall be subject to Shilo's written approval, which shall not be unreasonably withheld. The name of Tenant's restaurant shall be subject to Shilo's approval. The name "Shilo" or any similar name shall not be part of Tenant's name for the restaurant, but Tenant may advertise that the restaurant is in the Shilo Inn.

      13.2 Upon the termination of this Lease, Tenant shall remove all signs placed upon the Premises by Tenant and restore such areas to their original condition. Tenant shall maintain all of Tenant's signs, and additions or replacements thereto. All signs shall be in compliance with applicable rules and ordinances, and applicable electrical codes. If Tenant wishes to have Tenant's name on Shilo's off-premises billboards, Tenant shall pay a portion of the


Page 14. Restaurant Lease (Spokane, Washington) rental of such billboard, and all of the cost of the changes to the billboard, as Shilo and Tenant may fix by agreement. Tenant shall not erect or install any banners to the exterior of the Premises. All reader boards on the on-premises signs, if any, shall be under the control of Shilo.

14. Except for personal property owned by Tenant, or leased by Tenant from third parties, all personal property on the leased Premises at the commencement of the Lease, including, but not limited to, furniture, fixtures, equipment, utensils, small wears, desks, safe, miscellaneous office equipment, audio-visual equipment, and trade fixtures (collectively "Shilo's Restaurant Equipment") is, and shall remain, the sole property of Shilo. Any personal property used in the operation of the restaurant owned by Tenant shall remain Tenant's property; Tenant shall be responsible to obtain Tenant's own fire and casualty insurance to insure Tenant's personal property on the leased Premises.

      14.1 Prior to Tenant taking possession of the leased Premises, Shilo and Tenant shall take an inventory of Shilo's Restaurant Equipment, which inventory shall be signed by the parties and become an exhibit to this Lease.

      14.2 Shilo shall have no duty to repair any of Shilo's Restaurant Equipment, and Tenant shall take Shilo's Restaurant Equipment "AS IS." During the term of the Lease, Tenant shall maintain, repair and replace, as needed, and insure Shilo's Restaurant Equipment and shall return Shilo's Restaurant Equipment or the equivalent in as good a condition as such equipment is now in, reasonable wear and tear excepted, upon the expiration of this Lease or any extension thereof. None of Shilo's Restaurant Equipment shall be subjected to a lien, or sold or removed from the leased Premises without Shilo's consent.

      14.3 The Replacement Reserve shall be one percent (1%) of Tenant's Gross Sales. The amount collected each month for the Replacement Reserve shall be deposited by Shilo, in Shilo's name, into an interest bearing bank account at a bank selected by Shilo. The interest earned on the Replacement Reserve shall be added to and become a part of the Replacement Reserve. The Replacement Reserve shall be used by Tenant to add to and/or replace Shilo's Restaurant Equipment as it becomes worn out, lost, obsolete, or damaged. Items purchased from the Replacement Reserve shall be subject to Shilo's approval, which shall not be unreasonably withheld. Tenant shall provide Shilo with invoices and receipts, containing a detailed description (including serial numbers where applicable) of the items purchased from the Replacement Reserve. Shilo shall reimburse Tenant from the Replacement Reserve for approved items purchased. Any items purchased by Tenant (or items for which Tenant is reimbursed) from funds from the Replacement Reserve shall be Shilo's property and shall be part of Shilo's Restaurant Equipment. Unless Shilo otherwise agrees, the


Page 15. Restaurant Lease (Spokane, Washington) unreasonably withhold consent. However, Shilo shall be entitled to require that any proposed transferee be an experienced, reputable, qualified and financially responsible restaurant operator willing to assume personal liability for the performance of the Lease. No consent to transfer shall release the liability of Tenant. In the event Tenant is a corporation, no transfer, or series of transfers, direct or indirect, of twenty-five percent (25%) or more of the shares of the corporation shall be permitted without Shilo's consent.

19. Fire and casualty damage shall be treated as follows:

      19.1 In the event of loss or damage by fire or other casualty to the building in which the leased Premises are located, the extent of which is less than fifty-five percent (55%) of the value of the structure, Shilo and Tenant agree to promptly restore the structure to a sound and usable condition. However, Shilo shall not be required to repair any fire or casualty damage unless and until Shilo receives the fire and casualty insurance proceeds from Shilo's lender; and if Shilo's lender elects to apply such proceeds to Shilo's loan on the building in which the leased Premises are located, Shilo shall not be required to repair the damage if Shilo elects not to, and Shilo may elect to terminate the Lease. In the event the casualty loss is to the leased Premises and/or to Shilo's Restaurant Equipment, Tenant agrees to reimburse to Shilo the amount of the insurance deductible which Shilo is required to pay. Rental payments shall cease during the period the structure is materially damaged. "Materially damaged" shall mean damage or destruction to the structure to such extent that it is not practicable to continue business operations under such circumstances. In the event that the structure is not Materially Damaged, but there is damage to restaurant fixtures or equipment or inventory, or if there has been smoke damage to the structure and/or the restaurant/lounge area which can be cleaned or painted, then rental payments shall cease for a period of not more than thirty (30) days, in which time Tenant shall make the repairs or replacements in the leased Premises made necessary by such damage.

      19.2 In the event such loss or damage to the structure shall be in excess of fifty-five percent (55%) of the value of the structure, Shilo may, at its option, either restore the building to the extent of the insurance proceeds available, or terminate this Lease as of the date of loss; without further liability to the Tenant except the return to the Tenant of any unearned advance rental payments and funds, if any, held by Shilo but owing to Tenant. If loss or damage is in excess of fifty-five percent (55%), Shilo agrees to notify Tenant in writing within thirty (30) days after the occurrence of such destruction or casualty as to its intent to, or not to, rebuild.

20. Tenant shall not permit any lien of any kind, type or description to be placed or imposed upon the building in which the


Page 17. Restaurant Lease (Spokane, Washington) leased Premises are situated, or any part thereof, or the real estate on which it stands, or any of Shilo's Restaurant Equipment being used by Tenant.

21. Except for providing the insurance coverage as required by the terms of this Lease, neither Shilo nor Tenant shall be liable to the other for loss arising out of damage to or destruction of the leased Premises, or the building or the improvements of which the leased Premises are a part of or with which they are connected, or the contents of any thereof, when such loss is caused by any of the perils which are or could be insured against by a standard form of fire insurance with extended coverage, including sprinkler leakage insurance, if any. All such claims between Shilo and Tenant for any and all loss, however caused (except by the deliberate acts of the party causing the loss), are hereby waived. The absence of such liability shall exist whether or not the damage or destruction is caused by the negligence of either Shilo or Tenant or by any of their respective agents, servants or employees. It is the intention and agreement of Shilo and Tenant that fire and casualty insurance coverage required under the terms of this Lease shall provide reimbursement for any losses suffered and, further, that the insurance carriers shall not be entitled to subrogation under any circumstances (except wilful conduct) against either party to this Lease.

22. Tenant shall not overload the floors of the leased Premises in such a way as to cause any undue or serious stress or strain upon the building in which the leased Premises are located, or any part thereof. Shilo shall have the right at any time to call upon any competent engineer or architect, selected by Shilo, to decide whether the floors of the leased Premises, or any part thereof, are being overloaded so as to cause any undue or serious stress or strain on the building, or any part thereof. In the event the decision of such engineer or architect so called upon is that, in his option, the stress or strain is such as to endanger or injure the building or any part thereof, then and in that event, Tenant agrees to immediately relieve such stress and strain, either by reinforcing the building or by lightening the load which causes such stress or strain, in a manner satisfactory to Shilo.

23. In case of the condemnation or appropriation of all or any substantial part of the leased Premises and/or the Hotel Complex by any public or private corporation under the laws of eminent domain, this Lease may be terminated at the option of either party hereto upon twenty (20) days written notice to the other, and in that case, Tenant shall not be liable for rent after the date of Tenant's removal from the Premises. Tenant shall not share in any portion of Shilo's award of the condemnation funds, but Tenant may prosecute its own award for the value of its property and business interest lost. Shilo shall give Tenant prompt notice of any pending condemnation.


Page 18. Restaurant Lease (Spokane, Washington).

24. Time and strict performance of the provisions of this Lease agreement are of the essence. If Tenant shall be in arrears in any payment due to Shilo for a period of ten (10) days after the same becomes due, or if Tenant shall fail or neglect to do, keep, perform, or observe any of the covenants and agreements contained herein on Tenant's part to be done, kept, performed, or observed, and such failure shall continue for ten (10) days or more after written notice of such failure or neglect shall be given to Tenant, or if Tenant shall be declared bankrupt or insolvent according to law, or if any assignment of Tenant's property shall be made for the benefit of creditors, or if on the expiration of this Lease, Tenant fails to surrender possession of the leased Premises, then and in any of such events, Shilo, or those having the lessor's estate in the leased Premises lawfully, may, at his or their option, immediately or any time thereafter, without demand or notice, repossess the same as lessor's estate, and expel Tenant and those claiming by, through, or under Tenant, and take over Tenant's effects continuing the operation in any manner as to Shilo may seem expedient, without prejudice to any remedy which Shilo has under the terms of this Lease or otherwise at law or in equity. It is the intention of this Lease that Shilo shall have all remedies for breach of a lease as shall be allowed under the laws of the State of Washington and such remedies shall be cumulative to the extent permitted by law. No expulsion of Tenant from the leased Premises shall release Tenant from personal liability hereunder.

25. Tenant's interest under this Lease shall be and is subordinate to any mortgage, trust deed or other security device on the Hotel/Restaurant and/or Shilo's Restaurant Equipment as shall now exist or as shall hereafter be created by Shilo. Tenant shall promptly execute such subordination agreements as Shilo or Shilo's present lender or any future lender may reasonably request, subject however, to Tenant's right to remain in possession of the leased Premises, as long as Tenant performs this Lease as agreed, despite any defaults by Shilo under any financing secured by the Hotel and/or Shilo's Restaurant Equipment.

26. In the event any suit or action is instituted to enforce compliance with any of the terms, covenants or conditions of this Lease, or to collect the rental which may become due hereunder, or any portion thereof, or to interpret the terms of this Lease, the prevailing party will be entitled to, in addition to its costs and disbursements provided by statute, such additional sum as the court may adjudge reasonable for attorney fees in such suit or action, including any appeal therein.

27. Upon expiration of the term of this Lease, Tenant shall deliver the leased Premises and Shilo's Restaurant Equipment to Shilo in as good condition as Tenant shall have received the, same, reasonable wear and tear excepted.


Page 19. Restaurant Lease (Spokane, Washington)

28. Any notice required or permitted under this Lease shall be deemed sufficiently given or served if sent by certified mail, return receipt requested, to Tenant at the address of the leased Premises, and to Shilo at the address then fixed for the payment of rent, and either party may, by like notice at any time and from time to time, designate a different address to which notice shall be sent. Notices given in accordance with these provisions shall be deemed received when mailed or hand delivered. Any notices by either party intended to comply with the formal terms of this Lease given by facsimile transmission shall be followed within twenty-four (24) hours with a copy of the document by mail or hand delivery. Verbal notices by either party to the other (including, but not limited to, conversations with the Hotel and Restaurant managers or other members of the Hotel and Restaurant staffs) shall not be sufficient notice to comply with this paragraph.

29. All rights, remedies and liabilities herein given or imposed upon either of the parties hereto shall extend to and inure to the benefit of and bind as the circumstances may require, their respective heirs, executors, administrators and successors, and, insofar as this Lease is assignable by the terms hereof, to the assigns of such parties.

30. Nothing contained in this Lease shall be construed as creating a partnership or joint venture between Shilo and Tenant or between Shilo and any other party, or cause Shilo to be responsible in any way for the debts or obligations of Tenant or any other party.

31. Tenant shall have its laundry done by an outside service. The Hotel's laundry shall have no obligation to do any of Tenant's laundry.

32. Tenant is aware that Shilo is in the process of refurbishing and remodeling the Hotel, to include a limited amount of work to the leased Premises. All such work will be done at Shilo's expense. Tenant is aware that during the course of the remodeling, there may be temporary closures of rooms and other disruptions that may have a temporary negative impact on business; and Tenant is willing to accept this risk. Shilo shall not be liable for any disruption caused to Tenant's business by reason of such remodeling. Shilo and Tenant agree to use their best efforts to coordinate and cooperate with each other to keep all disruptions to a minimum.

33. Justin W. Martin and Karen A. Martin (the "Guarantors") hereby unconditionally guarantee the performance of Tenant under this lease. Guarantors' guarantee shall have the same legal effect as if the Guarantors had co-signed the Lease as one of the tenants and not as an accommodation party.
Any notice to Tenant under this Lease shall also be notice to Guarantors, and no separate notice shall be required.


Page 20. Restaurant Lease (Spokane, Washington).

34. Shilo and Tenant have adequate legal counsel and have read and fully understand all of the terms and conditions contained in this Lease agreement. This Lease shall be construed as if both parties had participated equally in its drafting, and neither party shall be entitled to any presumption by reason of the source of the drafting.

35. Dispute Resolution:

      35.1 In the event of any dispute or claim between the parties arising out of this Agreement, the parties agree to attempt to first resolve the matter through negotiation. In the event the parties cannot settle the matter through negotiation, the parties agree to mediate the dispute or claim through an independent, trained mediator; if the dispute or claim cannot be settled by nonbinding mediation, the parties agree to resolve the dispute or claim by binding arbitration through an arbitrator.

      35.2 The mediator and/or arbitrator shall be provided by the American Arbitration Association or the United States Arbitration & Mediation of Oregon, or another mediation or arbitration service mutually selected by the parties. The mediation and/or arbitration will be done under the mediation and arbitration rules of the service selected.

      35.3 The costs of any mediation and/or arbitration shall be split equally by the parties. Unless the parties agree on a different location, the mediation and/or arbitration shall take place in Portland, Oregon.

      35.4 The prevailing party in any arbitration shall be entitled to its attorneys' fees, if applicable. The arbitrator shall determine the prevailing party.


Dated this 14th day of December 1994.

SHILO MANAGEMENT CORPORATION            EAGLE'S NEST RESTAURANT, INC.

by /s/ John P. Kneeland                 by /s/ Karen Martin
  ---------------------------------       ------------------------------------
   John P. Kneeland                        Vice President
   Vice-President
                                        GUARANTORS:

                                        /s/ Justin W. Martin
                                        --------------------------------------
                                        Justin W. Martin

                                        /s/ Karen A. Martin
                                        --------------------------------------
   LEASE FORMS                          Karen A. Martin
   SPOKANE.994


   Page 21. Restaurant Lease (Spokane, Washington)

SHILO INN - SPOKANE, WASHINGTON (105 units)
RESTAURANT, LOUNGE, MEETING & BANQUET ROOMS
NET OPERATING INCOME & CASH FLOW                1992               1993                1994                1995
FOR THE YEARS 1992 TO 1995 (actual)         66% occupancy       63% occupancy      57% occupancy       38% occupancy
FOR THE 12 MONTHS ENDED 7-31-96 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)
FOR THE YEAR 1996 (projected)               $49.04 avg.rate    $49.34 avg. rate   $50.79 avg. rate    $53.04 avg. rate
                                                                                                      UNDER REMODEL
REVENUE                                     - actual -    %     - actual -   %     - actual -    %     - actual -    %
   ROOM REVENUE                             $1,216,956   94.2%  $1,180,087  93.5%  $1,099,945   94.4%    $742,160   92.4%
   RESTAURANT RENT                              19,949    1.5%      30,024   2.4%      16,099    1.4%       7,544    0.9%
   TELEPHONE REVENUE                            36,219    2.8%      31,949   2.5%      29,476    2.5%      29,510    3.7%
   OTHER REVENUE                                18,941    1.5%      19,764   1.6%      19,709    1.7%      23,801    3.0%
                                            ------------------  -----------------  ------------------    ----------------
       TOTAL REVENUE                         1,292,065  100.0%   1,261,824 100.0%   1,165,229  100.0%     803,015  100.0%
                                            ------------------  -----------------  ------------------    ----------------
OPERATING EXPENSE
   PAYROLL                                     275,886   21.4%     274,720  21.8%     282,011   24.2%     288,884   36.0%
   UTILITIES                                   102,104    7.9%     101,329   8.0%      96,071    8.2%     107,996   13.4%
   ADVERTISING                                  61,180    4.7%      64,608   5.1%      77,940    6.7%      79,089    9.8%
   SUPPLIES                                     53,862    4.2%      44,939   3.6%      53,041    4.6%      61,117    7.6%
   REPAIRS & MAINTENANCE                        50,870    3.9%      43,835   3.5%      55,633    4.8%      57,657    7.2%
   OTHER OPERATING EXPENSE                      86,953    6.7%      80,457   6.4%      84,221    7.2%      72,531    9.0%
                                            ------------------  -----------------  ------------------    ----------------
   TOTAL OPERATING EXPENSE                     630,855   48.8%     609,880  48.3%     648,917   55.7%     667,374   83.1%
                                            ------------------  -----------------  ------------------    ----------------
   OPERATING INCOME                            661,210   51.2%     651,944  51.7%     516,312   44.3%     135,641   16.9%
                                            ------------------  -----------------  ------------------    ----------------
OTHER EXPENSE
    INSURANCE                                    6,257    0.5%       5,460   0.4%       4,935    0.4%       8,078    1.0%
    PROPERTY TAXES                              21,760    1.7%      23,947   1.9%      20,469    1.8%      42,969    5.4%
    OFFICE OVERHEAD                             64,603    5.6%      63,091   5.0%      58,261    5.8%      40,151    5.0%
                                            ------------------  -----------------  ------------------    ----------------
       TOTAL OTHER EXPENSE                      92,620    7.2%      92,498   7.3%      83,665    7.2%      91,198   11.4%
                                            ------------------  -----------------  ------------------    ----------------
       NET OPERATING INCOME                   $568,590   44.6%    $559,446  44.3%    $432,647   37.1%     $44,443    5.5%
                                            ==================  =================  ==================    ================
LESS:
   CURRENT MTG. P & I PAYMENTS                 325,000   25.2%     325,000  25.8%     325,000   27.9%     325,000   40.5%
   PROPOSED MTG. P & I PAYMENTS                           0.0%               0.0%                0.0%                0.0%

      NET CASH FLOW                           $243,590   18.9%    $234,446  18.6%    $107,647    9.2%   ($280,557) -34.9%

   DEBT COVERAGE RATIO                            1.75                1.72               1.33           UNDER REMODEL
                                            ==========          ==========         ==========           ===========

   MARKET VALUE AT 10% CAP RATE             $5,685,898          $5,594,458         $4,326,466           UNDER REMODEL
                                            ==========          ==========         ==========           ===========

   LOAN TO VALUE RATIO                             59%                 60%                 78%          UNDER REMODEL
                                            ==========          ==========         ==========           ===========

SHILO INN - SPOKANE, WASHINGTON (105 units)
RESTAURANT, LOUNGE, MEETING & BANQUET ROOMS   August 1, 1995     September 1, 1995
NET OPERATING INCOME & CASH FLOW              to July 31, 1996   to August 31, 1996
FOR THE YEARS 1992 TO 1995 (actual)           47% occupancy      50% occupancy
FOR THE 12 MONTHS ENDED 7-31-96 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)
FOR THE YEAR 1996 (projected)              $60.34 avg. rate     $50.79 avg. rate
                                            UNDER REMODEL       UNDER REMODEL
REVENUE                                       - actual -   %      - actual -    %
   ROOM REVENUE                              $1,065,801  95.0%    $1,152,796  95.5%
   RESTAURANT RENT                              10,243    0.9%         8,883   0.7%
   TELEPHONE REVENUE                            26,526    2.4$        27,118   2.2%
   OTHER REVENUE                                19,362    1.7%        18,549   1.5%
                                            ------------------    -----------------
       TOTAL REVENUE                         1,121,932  100.0%     1,207,446 100.0%
                                            ------------------    -----------------
OPERATING EXPENSE
   PAYROLL                                     314,963   28.1%      318,703   26.4%
   UTILITIES                                   117,729   10.5%      122,109   10.1%
   ADVERTISING                                 104,037    9.3%      101,481    8.4%
   SUPPLIES                                     31,969    2.8%       35,604    2.9%
   REPAIRS & MAINTENANCE                        48,873    4.4%       49,108    4.1%
   OTHER OPERATING EXPENSE                      69,770    6.2%       70,083    5.8%
                                            ------------------    -----------------
   TOTAL OPERATING EXPENSE                     687,341   61.3%      697,088   57.7%
                                            ------------------    -----------------
   OPERATING INCOME                            434,591   38.7%      510,358   42.3%
                                            ------------------    -----------------
OTHER EXPENSE
    INSURANCE                                    7,403    0.7%        7,628    0.6%
    PROPERTY TAXES                              41,767    3.7%       43,370    3.6%
    OFFICE OVERHEAD                             56,097    5.0%       60,372    5.0%
                                            ------------------    -----------------
       TOTAL OTHER EXPENSE                     105,207    9.4%      111,370    9.2%
                                            ------------------    -----------------
       NET OPERATING INCOME                   $329,324   29.4%     $398,988   33.0%
                                            ==================    =================
LESS:
   CURRENT MTG. P & I PAYMENTS                 325,000   29.0%      325,000   26.9%
   PROPOSED MTG. P & I PAYMENTS                           0.0%                 0.0%

      NET CASH FLOW                             $4,324    0.4%      $73,988    6.1%

  DEBT COVERAGE RATIO                       UNDER REMODEL         UNDER REMODEL
                                              ===========           ===========

  MARKET VALUE AT 10% CAP RATE              UNDER REMODEL         UNDER REMODEL
                                              ===========           ===========

  LOAN TO VALUE RATIO                       UNDER REMODEL         UNDER  REMODEL
                                              ===========           ===========

*    Current mortgage balance is $3,375,000.
** Proposed mortgage based on loan of $4,000,000 at 8.00% annual interest amortizing over 20 years.

Note: that a complete $3,000,000 remodeling project was completed in 1995.

SHILO INN - SPOKANE, WASHINGTON (105 units)
NET OPERATING INCOME DETAIL                             $3,000,000 remodel was
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)  completed in 1995-1996
FOR THE 12 MONTHS ENDED 8-31-96 (actual)




                                              1991                1992                 1993
REVENUE                                    (actual)       %     (actual)      %     (actual)       %
  Guest Room                              $1,269,451    93.8% $1,216,956    94.2%  $1,180,087    93.5%
  Restaurant Rent                             26,773     2.0%     19,949     1.5%      30,024     2.4%
  Telephone                                   42,283     3.1%     36,219     2.8%      31,949     2.5%
  Meeting/Banquet Room                             0     0.0%      5,231     0.4%       4,806     0.4%
  Fax                                          1,168     0.1%        584     0.0%         499     0.0%
  Valet                                          754     0.1%        618     0.0%         548     0.0%
  Video                                        2,489     0.2%      2,234     0.2%       2,094     0.2%
  Sports and Athletics                             0     0.0%          0     0.0%          64     0.0%
  Vending Machines                             8,394     0.6%      7,729     0.6%       9,349     0.7%
  Guest Laundry/Soap                             486     0.0%        523     0.0%         689     0.1%
  Miscellaneous                                1,950     0.1%      2,022     0.2%       1,715     0.1%
                                          ------------------  ------------------   ------------------
    TOTAL REVENUE                          1,353,748   100.0%  1,292,065   100.0%   1,261,824   100.0%
                                          ------------------  ------------------   ------------------
OPERATING EXPENSE
  PAYROLL & RELATED EXPENSE
    Managers                                  24,450     1.8%     30,040     2.3%      23,752     1.9%
    Front Desk                                44,702     3.3%     45,464     3.5%      40,420     3.2%
    Bookkeeper/Auditor                        20,373     1.5%     20,889     1.6%      20,594     1.6%
    Head Housekeeper                          14,621     1.1%     14,544     1.1%      17,584     1.4%
    Housekeeper - Rooms                       52,018     3.8%     47,785     3.7%      44,661     3.5%
    Housekeeper - Other                        4,969     0.4%      5,416     0.4%       4,956     0.4%
    Laundry                                    9,807     0.7%      8,448     0.7%      11,113     0.9%
    Guest Services                             8,819     0.7%      8,199     0.6%      13,667     1.1%
    Sales & Marketing                         13,660     1.0%     14,281     1.1%      17,830     1.4%
    Security                                       0     0.0%          0     0.0%           0     0.0%
    Maintenance                               22,191     1.6%     23,140     1.8%      22,043     1.7%
    Ground Maintenance                             0     0.0%          0     0.0%           0     0.0%
    Windows/Carpets                            2,573     0.2%      2,891     0.2%       1,674     0.1%
    Bonuses                                        0     0.0%          0     0.0%         450     0.0%
    Payroll Taxes                             29,994     2.2%     33,175     2.6%      28,575     2.3%
    Workers' Comp                                  0     0.0%          0     0.0%       6,132     0.5%
    Workers' Comp Claims                           0     0.0%          0     0.0%           0     0.0%
    Health Insurance                          21,046     1.6%     21,300     1.6%      20,407     1.6%
    Medical                                        0     0.0%          0     0.0%           0     0.0%
    Uniforms/Cleaning                            140     0.0%         48     0.0%         350     0.0%
    Other                                        170     0.0%        266     0.0%         512     0.0%
                                          ------------------  ------------------   ------------------
      TOTAL PAYROLL                          269,533    19.9%    275,886    21.4%     274,720    21.8%
                                          ------------------  ------------------   ------------------

                                                                                  For the
                                                                                  12 Months
                                                                                    Ended
                                               1994                1995            8-31-96
REVENUE                                      (actual)      %     (actual)    %     (actual)      %
  Guest Room                               $1,099,945    94.4%   $742,160   92.4% $1,152,796   95.5%
  Restaurant Rent                              16,099     1.4%      7,544    0.9%      8,883    0.7%
  Telephone                                    29,476     2.5%     29,510    3.7%     27,119    2.2%
  Meeting/Banquet Room                          5,135     0.4%      5,329    0.7%      4,781    0.4%
  Fax                                             411     0.0%        115    0.0%        125    0.0%
  Valet                                           695     0.1%        886    0.1%        964    0.1%
  Video                                         1,880     0.2%      1,977    0.2%      1,631    0.1%
  Sports and Athletics                              0     0.0%          0    0.0%          0    0.0%
  Vending Machines                              7,679     0.7%      7,790    1.0%      7,196    0.6%
  Guest Laundry/Soap                              615     0.1%        331    0.0%        459    0.0%
  Miscellaneous                                 3,294     0.3%      7,373    0.9%      3,492    0.3%
                                           ------------------    ---------------  -----------------
    TOTAL REVENUE                           1,165,229   100.0%    803,015  100.0%  1,207,446  100.0%
                                           ------------------    ---------------  -----------------
OPERATING EXPENSE
  PAYROLL & RELATED EXPENSE
    Managers                                   24,801     2.1%     25,103    3.1%     27,325    2.3%
    Front Desk                                 36,371     3.1%     42,318    5.3%     46,632    3.9%
    Bookkeeper/Auditor                         22,545     1.9%     22,134    2.8%     22,479    1.9%
    Head Housekeeper                           18,919     1.6%     17,900    2.2%     18,331    1.5%
    Housekeeper - Rooms                        48,167     4.1%     35,334    4.4%     42,864    3.5%
    Housekeeper - Other                         3,584     0.3%      4,032    0.5%      6,322    0.5%
    Laundry                                     9,396     0.8%      8,498    1.1%     11,391    0.9%
    Guest Services                             16,670     1.4%     12,129    1.5%     15,397    1.3%
    Sales & Marketing                          17,131     1.5%     31,302    3.9%     33,026    2.7%
    Security                                        0     0.0%          0    0.0%          0    0.0%
    Maintenance                                22,221     1.9%     34,967    4.4%     36,672    3.0%
    Ground Maintenance                              0     0.0%          0    0.0%          0    0.0%
    Windows/Carpets                             2,870     0.2%      1,740    0.2%      2,005    0.2%
    Bonuses                                     1,200     0.1%        200    0.0%        400    0.0%
    Payroll Taxes                              26,538     2.3%     21,571    2.7%     25,285    2.1%
    Workers' Comp                               7,063     0.6%      7,496    0.9%      4,530    0.4%
    Workers' Comp Claims                            0     0.0%          0    0.0%          0    0.0%
    Health Insurance                           23,794     2.0%     22,672    2.8%     24,611    2.0%
    Medical                                         0     0.0%        739    0.1%        846    0.1%
    Uniforms/Cleaning                              40     0.0%         71    0.0%         85    0.0%
    Other                                         701     0.1%        678    0.1%        502    0.0%
                                           ------------------    ---------------  -----------------
      TOTAL PAYROLL                           282,011    24.2%    288,884   36.0%    318,703   26.4%
                                           ------------------    ---------------  -----------------

SHILO INN - SPOKANE, WASHINGTON (105 units)                             PAGE 2
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)




                                              1991                1992                 1993
                                           (actual)       %     (actual)      %     (actual)       %
  UTILITIES
    Electricity                               61,226     4.5%     59,502     4.6%      61,270     4.9%
    Gas                                        8,228     0.6%      7,590     0.6%      10,093     0.8%
    Telephone                                 18,836     1.4%     19,452     1.5%      16,104     1.3%
    Water                                      6,188     0.5%      6,256     0.5%       4,534     0.4%
    Garbage                                    4,790     0.4%      5,053     0.4%       4,604     0.4%
    Sewer                                      4,422     0.3%      4,251     0.3%       4,724     0.4%
                                          ------------------  ------------------   ------------------
      TOTAL UTILITIES                        103,690     7.7%    102,104     7.9%     101,329     8.0%
                                          ------------------  ------------------   ------------------
  ADVERTISING
    Advertising                                    0     0.0%          0     0.0%         612     0.0%
    Airport Advertising                        7,202     0.5%      7,570     0.6%       7,955     0.6%
    Billboards                                13,327     1.0%     12,814     1.0%      11,952     0.9%
    Highway Logos                              1,670     0.1%      1,665     0.1%       1,652     0.1%
    Radio Media                                    0     0.0%          0     0.0%           0     0.0%
    Radio Tradeouts                            6,603     0.5%      6,672     0.5%      12,671     1.0%
    TV Media                                       0     0.0%          0     0.0%           0     0.0%
    TV Tradeouts                               3,783     0.3%      7,050     0.5%       6,477     0.5%
    Brochures/Postcards                        2,525     0.2%        252     0.0%       1,196     0.1%
    Brochures/Tradeout                             0     0.0%         23     0.0%           0     0.0%
    Yellow Pages                               4,053     0.3%      8,068     0.6%       6,537     0.5%
    Newspaper Ads                                310     0.0%        253     0.0%         669     0.1%
    Magazine Ads                               2,408     0.2%      2,600     0.2%       1,315     0.1%
    Magazine Tradeouts                            43     0.0%          0     0.0%         360     0.0%
    Property Ads                               1,855     0.1%        933     0.1%         315     0.0%
    Advertising Tradeouts Other                  318     0.0%        545     0.0%         182     0.0%
    Sports Events/Tradeouts                        0     0.0%          0     0.0%       1,860     0.1%
    Sports Sponsorship                             0     0.0%          0     0.0%          45     0.0%
    Displays                                       0     0.0%          0     0.0%         100     0.0%
    Local Events Promotion                     2,044     0.2%      2,176     0.2%           0     0.0%
    Travel Guides/Directories                    186     0.0%          0     0.0%       1,272     0.1%
    Promotional Items                              0     0.0%          0     0.0%           0     0.0%
    Advertising & Promotion                    1,519     0.1%      2,128     0.2%       2,305     0.2%
    Travel Agents                              7,135     0.5%      7,402     0.6%       6,387     0.5%
    Marketing                                     16     0.0%        600     0.0%         497     0.0%
    Taxi & Limo                                  457     0.0%        429     0.0%         241     0.0%
                                          ------------------  ------------------   ------------------
      TOTAL ADVERTISING                       55,454     4.1%     61,180     4.7%      64,600     5.1%
                                          ------------------  ------------------   ------------------

                                                                                 For the
                                                                                 12 Months
                                                                                   Ended
                                              1994                1995            8-31-96
                                            (actual)      %     (actual)    %     (actual)      %
  UTILITIES
    Electricity                               54,840     4.7%     58,024    7.2%     67,415    5.6%
    Gas                                       12,656     1.1%     14,097    1.8%     14,870    1.2%
    Telephone                                 13,400     1.1%     15,879    2.0%     15,492    1.3%
    Water                                      6,164     0.5%      7,811    1.0%      8,968    0.7%
    Garbage                                    4,676     0.4%      6,912    0.9%      8,423    0.7%
    Sewer                                      4,335     0.4%      5,273    0.7%      6,941    0.6%
                                          ------------------    ---------------  -----------------
      TOTAL UTILITIES                         96,071     8.2%    107,996   13.4%    122,109   10.1%
                                          ------------------    ---------------  -----------------
  ADVERTISING
    Advertising                                  200     0.0%        159    0.0%        176    0.0%
    Airport Advertising                       10,687     0.9%     10,146    1.3%     10,689    0.9%
    Billboards                                15,693     1.3%     13,702    1.7%     14,362    1.2%
    Highway Logos                                851     0.1%        918    0.1%      1,002    0.1%
    Radio Media                                    0     0.0%          0    0.0%          0    0.0%
    Radio Tradeouts                           14,935     1.3%     14,680    1.8%     15,220    1.3%
    TV Media                                       0     0.0%          0    0.0%          0    0.0%
    TV Tradeouts                              10,978     0.9%      4,811    0.6%      7,244    0.6%
    Brochures/Postcards                          474     0.0%        388    0.0%        502    0.0%
    Brochures/Tradeout                             0     0.0%          0    0.0%          0    0.0%
    Yellow Pages                               6,219     0.5%      8,729    1.1%      9,632    0.8%
    Newspaper Ads                              2,925     0.3%      1,736    0.2%      2,539    0.2%
    Magazine Ads                                   0     0.0%          0    0.0%          0    0.0%
    Magazine Tradeouts                           369     0.0%        445    0.1%        662    0.1%
    Property Ads                                 756     0.1%        296    0.0%        304    0.0%
    Advertising Tradeouts Other                    0     0.0%          0    0.0%          0    0.0%
    Sports Events/Tradeouts                      750     0.1%      1,318    0.2%      2,884    0.2%
    Sports Sponsorship                         1,490     0.1%        900    0.1%      2,363    0.2%
    Displays                                       0     0.0%          0    0.0%          0    0.0%
    Local Events Promotion                         0     0.0%          0    0.0%          0    0.0%
    Travel Guides/Directories                  3,387     0.3%      6,290    0.8%      9,858    0.8%
    Promotional Items                            165     0.0%          0    0.0%          0    0.0%
    Advertising & Promotion                    3,036     0.3%      6,552    0.8%      7,466    0.6%
    Travel Agents                              4,829     0.4%      7,921    1.0%     16,463    1.4%
    Marketing                                    176     0.0%          0    0.0%          0    0.0%
    Taxi & Limo                                   20     0.0%         98    0.0%        115    0.0%
                                          ------------------    ---------------  -----------------
      TOTAL ADVERTISING                       77,940     6.7%     79,089    9.8%    101,481    8.4%
                                          ------------------    ---------------  -----------------

SHILO INN - SPOKANE, WASHINGTON (105 units)                             PAGE 3
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)




                                              1991                1992                 1993
                                           (actual)       %     (actual)      %     (actual)       %
  SUPPLIES
    Linen                                      3,832     0.3%      5,422     0.4%       6,878     0.5%
    Bathroom                                   9,407     0.7%      6,053     0.5%       5,570     0.4%
    Cleaning                                  12,503     0.9%     12,960     1.0%       9,301     0.7%
    Continental Breakfast                      6,498     0.5%      5,164     0.4%       1,316     0.1%
    Office                                     6,856     0.5%      8,004     0.6%       7,324     0.6%
    Operating                                 11,295     0.8%     11,343     0.9%      10,002     0.8%
  * Replacements                                 370     0.0%        617     0.0%         491     0.0%
    Guest Amenity                              4,157     0.3%      4,299     0.3%       4,057     0.3%
                                          ------------------  ------------------   ------------------
      TOTAL SUPPLIES                          54,918     4.1%     53,862     4.2%      44,939     3.6%
                                          ------------------  ------------------   ------------------
  REPAIRS & MAINTENANCE
    Carpets, Draperies & Furniture               358     0.0%        926     0.1%          20     0.0%
    Elevators                                  6,204     0.5%      6,048     0.5%       5,734     0.5%
  * Landscaping                                1,640     0.1%        365     0.0%       1,736     0.1%
    Painting & Wallpaper                         598     0.0%         76     0.0%         138     0.0%
    Pool                                       5,185     0.4%      7,359     0.6%       4,116     0.3%
    Telephone                                    811     0.1%      1,570     0.1%       1,454     0.1%
    TV Cable & Satellite                      12,216     0.9%     11,105     0.9%      11,189     0.9%
    Pest Control                                 424     0.0%        300     0.0%         390     0.0%
    Janitorial Services                          530     0.0%          0     0.0%           0     0.0%
    Plumbing                                   4,862     0.4%      2,352     0.2%         699     0.1%
    Electrical                                 1,753     0.1%      1,290     0.1%       1,941     0.2%
    Heating Ventilation Cooling                1,421     0.1%        623     0.0%       1,016     0.1%
    Sign                                         957     0.1%      3,414     0.3%       2,801     0.2%
    Keys & Locks                               1,100     0.1%        925     0.1%         920     0.1%
    Laundry/Housekeeping                       3,679     0.3%      1,266     0.1%       3,262     0.3%
    Photo Copier                               1,572     0.1%        753     0.1%       1,140     0.1%
    Micros Register                              227     0.0%      1,825     0.1%         742     0.1%
  * Tools & Supplies                           3,839     0.3%      8,139     0.6%       2,898     0.2%
  * Maintance and Repairs                      1,165     0.1%      2,534     0.2%       2,490     0.2%
    Contract Labor Repair                          0     0.0%          0     0.0%       1,149     0.1%
                                          ------------------  ------------------   ------------------
      TOTAL REPAIRS & MAINTENANCE             48,541     3.6%     50,870     3.9%      43,835     3.5%
                                          ------------------  ------------------   ------------------

                                                                                 For the
                                                                                 12 Months
                                                                                   Ended
                                              1994                1995            8-31-96
                                            (actual)      %     (actual)    %     (actual)      %
  SUPPLIES
    Linen                                      5,452     0.5%      1,489    0.2%      1,212    0.1%
    Bathroom                                   9,068     0.8%      6,577    0.8%      5,880    0.5%
    Cleaning                                  16,226     1.4%      8,613    1.1%      6,129    0.5%
    Continental Breakfast                      2,072     0.2%     12,437    1.5%      8,269    0.7%
    Office                                     4,238     0.4%      3,383    0.4%      2,835    0.2%
    Operating                                 12,140     1.0%     15,237    1.9%      8,253    0.7%
  * Replacements                                 462     0.0%     10,595    1.3%        685    0.1%
    Guest Amenity                              3,383     0.3%      2,786    0.3%      2,341    0.2%
                                          ------------------    ---------------  -----------------
      TOTAL SUPPLIES                          53,041     4.6%     61,117    7.6%     35,604    2.9%
                                          ------------------    ---------------  -----------------
  REPAIRS & MAINTENANCE
    Carpets, Draperies & Furniture               248     0.0%         50    0.0%         85    0.0%
    Elevators                                  6,424     0.6%      6,560    0.8%      6,627    0.5%
  * Landscaping                                1,310     0.1%     18,511    2.3%     11,352    0.9%
    Painting & Wallpaper                           0     0.0%        564    0.1%        436    0.0%
    Pool                                       3,045     0.3%      1,981    0.2%      2,182    0.2%
    Telephone                                    919     0.1%      1,084    0.1%        936    0.1%
    TV Cable & Satellite                      12,249     1.1%      9,663    1.2%      8,467    0.7%
    Pest Control                                 360     0.0%        330    0.0%        224    0.0%
    Janitorial Services                          404     0.0%          0    0.0%          0    0.0%
    Plumbing                                     734     0.1%      2,491    0.3%      1,693    0.1%
    Electrical                                   702     0.1%      1,528    0.2%      1,277    0.1%
    Heating Ventilation Cooling                  548     0.0%        792    0.1%        852    0.1%
    Sign                                       3,071     0.3%      1,588    0.2%      1,849    0.2%
    Keys & Locks                                 997     0.1%      2,231    0.3%      1,293    0.1%
    Laundry/Housekeeping                       1,208     0.1%      2,165    0.3%      1,431    0.1%
    Photo Copier                                 465     0.0%        903    0.1%        840    0.1%
    Micros Register                            2,673     0.2%      2,907    0.4%      1,271    0.1%
  * Tools & Supplies                           1,831     0.2%      2,470    0.3%      6,258    0.5%
  * Maintance and Repairs                     17,963     1.5%      1,114    0.1%      1,253    0.1%
    Contract Labor Repair                        482     0.0%        725    0.1%        812    0.1%
                                          ------------------    ---------------  -----------------
      TOTAL REPAIRS & MAINTENANCE             55,633     4.8%     57,657    7.2%     49,138    4.1%
                                          ------------------    ---------------  -----------------

* Most of these expenses could have been capitalized

SHILO INN - SPOKANE, WASHINGTON (105 units)                             PAGE 4
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)




                                              1991                1992                 1993
                                           (actual)       %     (actual)      %     (actual)       %
  OTHER OPERATING EXPENSE
    Sales/Use/Taxes                           44,189     3.3%     23,306     1.8%      20,890     1.7%
    Credit Card Discounts                     21,276     1.6%     18,217     1.4%      17,550     1.4%
    Telecheck                                  2,340     0.2%      1,899     0.1%       2,474     0.2%
    Bad Debts                                    374     0.0%      2,681     0.2%       2,540     0.2%
    Cash Over/Short                            2,833     0.2%        318     0.0%        (424)    0.0%
    Administrative Telephone                  16,818     1.2%     11,700     0.9%       9,150     0.7%
    Security Services                              0     0.0%          0     0.0%           0     0.0%
    Comps                                          0     0.0%          0     0.0%           0     0.0%
    Coin-op Laundry Services                       0     0.0%         82     0.0%         112     0.0%
    Dry Cleaning, Valet                          339     0.0%        660     0.1%         528     0.0%
    Flowers                                      178     0.0%        340     0.0%         430     0.0%
    Video Rentals                              1,204     0.1%      1,433     0.1%       1,960     0.2%
    Vending Machine Maintenance                3,337     0.2%      3,801     0.3%          52     0.0%
    Bank Fees                                    454     0.0%        813     0.1%       1,010     0.1%
    Equipment Rental                           2,503     0.2%      2,976     0.2%       7,625     0.6%
    Licenses and Miscellaneous Taxe            3,598     0.3%      2,165     0.2%       2,445     0.2%
    Vehicle Repair & Maintenance               2,183     0.2%      2,508     0.2%       5,113     0.4%
    Auto & Travel                              5,259     0.4%      4,455     0.3%       1,564     0.1%
    Business Meals                             2,642     0.2%      2,720     0.2%       1,792     0.1%
    Training/Seminars                              0     0.0%          0     0.0%         180     0.0%
    Staff Travel Telephone                       251     0.0%        784     0.1%           0     0.0%
    Theft Loss                                     0     0.0%      1,240     0.1%       2,740     0.2%
    Insurance Settlement - Theft                   0     0.0%          0     0.0%           0     0.0%
    Miscellaneous - Resale/Services              859     0.1%      2,052     0.2%         695     0.1%
    Attorney Fees                                  0     0.0%          0     0.0%           0     0.0%
    Professional Fees                            525     0.0%        781     0.1%       1,041     0.1%
    Dues & Subscriptions                       4,784     0.4%      2,022     0.2%       1,876     0.1%
    Charitable Contributions                       0     0.0%          0     0.0%           0     0.0%
    Political Contributions                        0     0.0%          0     0.0%           0     0.0%
    Restaurant Expenses                            0     0.0%          0     0.0%        (886)   -0.1%
                                          ------------------  ------------------   ------------------
      TOTAL OTHER OPERATING EXPENS           115,946     8.6%     86,953     6.7%      80,457     6.4%
                                          ------------------  ------------------   ------------------
        TOTAL OPERATING EXPENSE              648,082    47.9%    630,855    48.8%     609,880    48.3%
                                          ------------------  ------------------   ------------------
        TOTAL OPERATING INCOME               705,666    52.1%    661,210    51.2%     651,944    51.7%
                                          ------------------  ------------------   ------------------
OTHER EXPENSE
  Insurance                                    6,478     0.5%      6,015     0.5%       5,404     0.4%
  Insurance Claims                                 0     0.0%        242     0.0%          56     0.0%
  Property Tax                                21,873     1.6%     21,760     1.7%      23,947     1.9%
  Office Overhead                             67,687     5.0%     64,603     5.0%      63,091     5.0%
                                          ------------------  ------------------   ------------------
    TOTAL OTHER EXPENSE                       96,038     7.1%     92,620     7.2%      92,498     7.3%
                                          ------------------  ------------------   ------------------
        NET OPERATING INCOME                 609,628    45.0%    568,590    44.0%     559,446    44.3%
                                          ==================  ==================   ==================

                                                                                 For the
                                                                                 12 Months
                                                                                   Ended
                                              1994                1995            8-31-96
                                            (actual)      %     (actual)    %     (actual)      %
  OTHER OPERATING EXPENSE
    Sales/Use/Taxes                           27,421     2.4%     32,564    4.1%     32,545    2.7%
    Credit Card Discounts                     16,180     1.4%     18,025    2.2%     19,765    1.6%
    Telecheck                                  2,803     0.2%      2,114    0.3%      2,525    0.2%
    Bad Debts                                    629     0.1%        822    0.1%        794    0.1%
    Cash Over/Short                               62     0.0%        106    0.0%        196    0.0%
    Administrative Telephone                   5,229     0.4%      2,385    0.3%      1,964    0.2%
    Security Services                          1,751     0.2%        231    0.0%        535    0.0%
    Comps                                          0     0.0%          0    0.0%          0    0.0%
    Coin-op Laundry Services                     239     0.0%        126    0.0%        268    0.0%
    Dry Cleaning, Valet                          560     0.0%        294    0.0%        395    0.0%
    Flowers                                      195     0.0%          0    0.0%          0    0.0%
    Video Rentals                              1,161     0.1%      1,293    0.2%        890    0.1%
    Vending Machine Maintenance                   99     0.0%          0    0.0%          0    0.0%
    Bank Fees                                    790     0.1%        789    0.1%        773    0.1%
    Equipment Rental                           9,778     0.8%      3,697    0.5%      2,962    0.2%
    Licenses and Miscellaneous Taxe            1,541     0.1%      1,188    0.1%      1,039    0.1%
    Vehicle Repair & Maintenance                 768     0.1%      1,885    0.2%      1,269    0.1%
    Auto & Travel                              2,419     0.2%      1,258    0.2%      1,227    0.1%
    Business Meals                               331     0.0%        937    0.1%        534    0.0%
    Training/Seminars                              0     0.0%          0    0.0%          0    0.0%
    Staff Travel Telephone                         0     0.0%        339    0.0%        253    0.0%
    Theft Loss                                     0     0.0%          0    0.0%          0    0.0%
    Insurance Settlement - Theft                   0     0.0%          0    0.0%          0    0.0%
    Miscellaneous - Resale/Services            1,769     0.2%        698    0.1%        859    0.1%
    Attorney Fees                                  0     0.0%        552    0.1%        447    0.0%
    Professional Fees                            640     0.1%        630    0.1%        677    0.1%
    Dues & Subscriptions                       2,757     0.2%      1,783    0.2%        136    0.0%
    Charitable Contributions                      99     0.0%          0    0.0%          0    0.0%
    Political Contributions                        0     0.0%          0    0.0%          0    0.0%
    Restaurant Expenses                        7,000     0.6%        915    0.1%          0    0.0%
                                          ------------------    ---------------  -----------------
      TOTAL OTHER OPERATING EXPENS            84,221     7.2%     72,631    9.0%     70,053    5.8%
                                          ------------------    ---------------  -----------------
        TOTAL OPERATING EXPENSE              648,917    55.7%    667,374   83.1%    697,088   57.7%
                                          ------------------    ---------------  -----------------
        TOTAL OPERATING INCOME               516,312    44.3%    135,641   16.9%    510,358   42.3%
                                          ------------------    ---------------  -----------------
OTHER EXPENSE
  Insurance                                    4,935     0.4%      8,078    1.0%      7,628    0.6%
  Insurance Claims                                 0     0.0%          0    0.0%          0    0.0%
  Property Tax                                20,469     1.8%     42,969    5.4%     43,370    3.6%
  Office Overhead                             58,261     5.0%     40,151    5.0%     60,312    5.0%
                                          ------------------    ---------------  -----------------
    TOTAL OTHER EXPENSE                       83,665     7.2%     91,198   11.4%    111,310    9.2%
                                          ------------------    ---------------  -----------------
        NET OPERATING INCOME                 432,647    37.1%     44,443    5.5%    399,048   33.0%
                                          ==================    ===============  =================

--------------------------------------------------------------------------------
                 -----------------------------------------------
                 RECONSTRUCTED INDUSTRY STANDARDS OPERATING DATA
                 ===============================================
                        TRENDS IN THE HOTEL INDUSTRY 1996
================================================================================

                                     All Limited Service       Average for            Rate Group              Geographic Division
                                                                 Top 25%               Over $50                Mountain/Pacific
------------------------------------------------------------------------------------------------------------------------------------
REVENUES                              % Total  $/Avail. Room  % Total  $/Avail. Room  % Total  $/Avail. Room  % Total  $/Avail. Room
                                      -------  -------------  -------  -------------  -------  -------------  -------  -------------
 Rooms                                  95.5%     $13,057       95.4%     $18,002       95.5%     $16,126       95.1%     $13,000
 Telephone                               2.4%        $331        2.4%        $449        2.4%        $406        2.3%        $313
 Other Income                            2.1%        $280        2.2%        $427        2.1%        $359        2.6%        $355
------------------------------------------------------------------------------------------------------------------------------------
Total Revenue                          100.0%     $13,668      100.0%     $18,878      100.0%     $16,891      100.0%     $13,668

EXPENSES
Departmental Expenses
 Rooms Department                       23.2%      $3,166       20.9%      $3,950       22.0%      $3,721       23.6%      $3,227
 Telephone                               1.5%        $206        1.4%        $256        1.4%        $235        1.4%        $186
Other Departments                        0.6%         $80        0.7%        $139        0.7%        $111        0.5%         $75

Undistributed Operating Expenses
 Administrative & General                9.0%      $1,225        7.8%      $1,463        8.4%      $1,422        8.5%      $1,163
 Franchise Fees                          1.9%        $256        1.4%        $265        1.7%        $292        0.9%        $122
 Marketing                               3.7%        $510        3.7%        $691        4.0%        $669        3.9%        $530
 Property Operations & Maintenance       5.6%        $759        4.5%        $858        4.9%        $835        6.2%        $843
 Energy (Utilties)                       5.0%        $681        3.9%        $744        4.4%        $751        4.6%        $633

Fixed Charges
 Management                              2.8%        $380        3.2%        $597        2.9%        $484        3.1%        $430
 Property Tax & Other Charges            4.0%        $548        4.1%        $773        4.0%        $679        3.5%        $473
 Insurance                               1.1%        $147        1.1%        $203        1.1%        $178        1.2%        $159
------------------------------------------------------------------------------------------------------------------------------------
Total Expenses                          58.4%      $7,958       52.7%      $9,939       55.5%      $9,377       57.4%      $7,841

Net Income Before Reserves              41.6%      $5,710       47.3%      $8,939       44.5%      $7,514       42.6%      $5,827

Percentage Occupancy                    66.9%                   78.1%                   73.5%                   66.8%
Average Daily Rate                     $51.15                  $63.13                  $60.14                  $53.28
------------------------------------------------------------------------------------------------------------------------------------

================================================================================

LIMITED-SERVICE HOTELS
Performance in 1995
================================================================================

Since the proliferation of all the new limited-service chains in the mid-1980s, this hotel segment has been viewed extremely favorably. For hotel guests, new limited-service hotels offered a guest room that was frequently superior to existing full-service hotels at one-half to two-thirds the price. For hotel managers, the properties were simple to operate. For the hotel ownership and financial community, limited-service properties represented high profit margins with a lesser degree of financial risk.

After ten years of being the darling child of the industry, however, it appears that limited-service hotels have not only matured in the marketplace, but are beginning to show some signs of fatigue. For the first time since 1984, the limited-service hotel segment achieved the lowest occupancy of any property type surveyed in Trends in the Hotel Industry.

Realistically, all this means is that the limited-service hotel segment is not enjoying the upside of the industry resurgence to the same degree as the other types of hotels. Limited-service properties still achieved an aggregate occupancy just shy of 70 percent, and their average room rates rose 5.9 percent, second highest of all segments. In addition, an average operating profit margin of 41.8 percent still make these properties the most fiscally efficient.

                             LIMITED-SERVICE HOTELS

                                   Market Mix

    [THE FOLLOWING TABLE WAS DEPICTED AS A PIE CHART IN THE PRINTED MATERIAL]

                              ----------------------
                               Convention      0.4%

                               Conference      1.9%

                               Other           0.5%

                               Business       45.8%

                               Tourists       51.4%
                              ----------------------

However, a degree of caution needs to be raised. The vast majority of new hotel construction (measured in number of properties) is still occurring in this segment. In several suburban markets in the United States, we have seen localized pockets of overdevelopment causing significant declines in market occupancies. This should not be construed as a blanket condemnation of all limited-service hotel development, but it should be a warning to examine the individual merits of each proposed project. Even with low development costs and high profit margins, automatic success is not as sure as it has been in the past. With increasing competition, time has proven that the need to maintain a quality facility and offer good service is crucial in determining the success of a limited-service operation.

================================================================================

================================================================================
                                                  LIMITED-SERVICE HOTELS -- 1995
                                                        Ratios to Total Revenues
                                                                Figure Number 14
================================================================================

                                                                                         Rate Groups
                                                                              ---------------------------------
                                                        All         Average                $35.00
                                                  Limited-Service     for       Under        to          Over
                                                       Hotels       Top 25%*    $35.00     $50.00       $50.00
                                                  -------------------------------------------------------------
Revenues:
   Rooms                                                95.5%        95.4%       94.4%      95.7%        95.5%
   Telephone                                             2.4          2.4         2.6        2.4          2.4
   Other Operated Departments                            0.8          0.9         1.3        0.7          0.8
   Rentals and Other Income                              1.2          1.3         1.6        1.2          1.3
                                                  -------------------------------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%     100.0%       100.0%

Departmental Costs and Expenses:
   Rooms                                                23.2%        20.9%       28.3%      24.3%        22.0%
   Telephone                                             1.5          1.4         2.1        1.6          1.4
   Other Operated Departments                            0.6          0.7         0.6        0.5          0.7
                                                  -------------------------------------------------------------
     Total Costs and Expenses                           25.3%        23.0%       31.0%      26.4%        24.1%
                                                  -------------------------------------------------------------
   Total Operated Departmental Income                   74.7%        77.0%       69.0%      73.6%        75.9%

Undistributed Operating Expenses:**
   Administrative and General                            9.0%         7.8%       11.2%       9.5%         8.4%
   Franchise Fees                                        1.9          1.4         1.7        2.1          1.7
   Marketing and Guest Entertainment                     3.7          3.7         4.5        3.3          4.0
   Property Operation and Maintenance                    5.6          4.5        10.3        6.0          4.9
   Energy Costs                                          5.0          3.9         7.6        5.5          4.4
   Other Unallocated Operated Departments                --           --          --         --           --
                                                  -------------------------------------------------------------
     Total Undistributed Expenses                       25.1%        21.3%       35.3%      26.5%        23.5%
                                                  -------------------------------------------------------------
   Income before Fixed Charges                          49.6%        55.7%       33.7%      47.1 %       52.4%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       2.8%         3.2%        3.1%       2.6%         2.9%
   Property Taxes and Other Municipal Charges            4.0          4.1         3.5        4.0          4.0
   Insurance on Buildings and Contents                   1.1          1.1         1.2        1.1          1.1
                                                  -------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                     7.8%         8.3%        7.8%       7.7%         7.9%
                                                  -------------------------------------------------------------
Income before Other Fixed Charges***                    41.8%        47.3%       25.9%      39.4%        44.5%
                                                  =============================================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%     100.0%       100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                13.3%        11.7%       17.5%      14.2%        12.4%
   Payroll Taxes and Employee Benefits                   3.5          3.4         4.0        3.4          3.5
                                                  -------------------------------------------------------------
     Subtotal                                           16.8%        15.1%       21.5%      17.6%        15.9%
   Laundry, Linen, and Guest Supplies                    1.6          1.2         3.3        1.8          1.3
   Commissions and Reservation Expenses                  1.6          1.6         1.0        1.4          1.7
   Complimentary Food and/or Beverage Expenses           1.7          1.6         0.6        1.8          1.7
   All Other Expenses                                    2.7          2.5         3.6        2.7          2.6
                                                  -------------------------------------------------------------
     Total Rooms Expense                                24.4%        22.0%       30.0%      25.3%        23.2%
                                                  -------------------------------------------------------------
   Rooms Departmental Income                            75.6%        78.0%       70.0%      74.7%        76.8%
                                                  =============================================================
Percentage of Occupancy                                 69.9%        78.1%       64.3%      67.3%        73.5%
Average Daily Rate per Occupied Room                   $51.15       $63.13      $31.31     $44.34       $60.14
Average Size (Rooms)                                     107          111          98        100          116

================================================================================

  * Average for top 25% based on Income per Available Room before Other Fixed Charges.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
LIMITED-SERVICE HOTELS -- 1995
Ratios to Total Revenues
Figure Number 14 (Continued)
================================================================================

                                                                        Geographic Divisions
                                                  -------------------------------------------------------------
                                                    New England                                        Mountain
                                                        and          North      South       South         and
                                                  Middle Atlantic   Central    Atlantic    Central      Pacific
                                                  -------------------------------------------------------------
Revenues:
   Rooms                                                94.3%        95.4%       94.8%      96.9%        95.1%
   Telephone                                             3.0          2.7         2.7        2.0          2.3
   Other Operated Departments                            1.5          0.4         1.2        0.3          0.9
   Rentals and Other Income                              1.2          1.5         1.3        0.7          1.7
                                                  -------------------------------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%     100.0%       100.0%

Departmental Costs and Expenses:
   Rooms                                                26.6%        23.1%       22.6%      22.2%        23.6%
   Telephone                                             1.7          1.5         1.7        1.4          1.4
   Other Operated Departments                            1.3          0.3         0.9        0.3          0.5
                                                  -------------------------------------------------------------
     Total Costs and Expenses                           29.6%        24.9%       25.2%      23.8%        25.5%
                                                  -------------------------------------------------------------
   Total Operated Departmental Income                   70.4%        75.1%       74.8%      76.2%        74.5%

Undistributed Operating Expenses:**
   Administrative and General                           10.2%         8.7%        9.8%       8.4%         8.5%
   Franchise Fees                                        2.9          2.8         2.6        1.2          0.9
   Marketing and Guest Entertainment                     4.5          3.9         4.3        2.8          3.9
   Property Operation and Maintenance                    5.7          5.0         5.6        5.3          6.2
   Energy Costs                                          6.0          4.7         5.4        4.7          4.6
   Other Unallocated Operated Departments                0.1          --          --         --           --
                                                  -------------------------------------------------------------
     Total Undistributed Expenses                       29.4%        25.1%       27.9%      22.3%        24.1%
                                                  -------------------------------------------------------------
   Income before Fixed Charges                          40.9%        50.0%       46.9%      53.8 %       50.4%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       3.5%         4.2%        2.9%       1.4%         3.1%
   Property Taxes and Other Municipal Charges            5.5          4.7         3.6        3.9          3.5
   Insurance on Buildings and Contents                   0.7          0.7         1.1        1.3          1.2
                                                  -------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                     9.6%         9.6%        7.6%       6.6%         7.8%
                                                  -------------------------------------------------------------
Income before Other Fixed Charges***                    31.3%        40.4%       39.3%      47.2%        42.6%
                                                  =============================================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%     100.0%       100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                15.6%        13.6%       12.9%      12.3%        13.8%
   Payroll Taxes and Employee Benefits                   4.7          2.4         3.1        3.8          3.7
                                                  -------------------------------------------------------------
     Subtotal                                           20.3%        16.0%       16.0%      16.1%        17.5%
   Laundry, Linen, and Guest Supplies                    1.6          2.0         1.7        0.9          1.9
   Commissions and Reservation Expenses                  2.1          1.8         1.8        1.0          1.6
   Complimentary Food and/or Beverage Expenses           1.3          2.0         1.7        1.8          1.4
   All Other Expenses                                    3.0          2.4         2.6        3.0          2.4
                                                  -------------------------------------------------------------
     Total Rooms Expense                                28.3%        24.2%       23.8%      22.8%        24.8%
                                                  -------------------------------------------------------------
   Rooms Departmental Income                            71.7%        75.8%       76.2%      77.2%        75.2%
                                                  =============================================================
Percentage of Occupancy                                 69.0%        71.6%       70.9%      71.0%        66.8%
Average Daily Rate per Occupied Room                   $58.94       $49.83      $48.92     $49.93       $53.28
Average Size (Rooms)                                     116           80         123        122           96

================================================================================

 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
                                                  LIMITED-SERVICE HOTELS -- 1995
                                                        Ratios to Total Revenues
                                                    Figure Number 14 (Continued)
================================================================================

                                                      Property Size Classifications
                                                  -------------------------------------
                                                       Under        75 to        Over
                                                        75           150         150
                                                       Rooms        Rooms       Rooms
                                                  -------------------------------------
Revenues:
   Rooms                                                96.0%        95.9%       93.9%
   Telephone                                             2.6          2.3         2.6
   Other Operated Departments                            0.3          0.7         1.7
   Rentals and Other Income                              1.1          1.1         1.9
                                                  -------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%

Departmental Costs and Expenses:
   Rooms                                                22.1%        23.0%       24.5%
   Telephone                                             1.6          1.5         1.6
   Other Operated Departments                            0.2          0.5         1.2
                                                  -------------------------------------
     Total Costs and Expenses                           23.8%        25.0%       27.3%
                                                  -------------------------------------
   Total Operated Departmental Income                   76.2%        75.0%       72.7%

Undistributed Operating Expenses:**
   Administrative and General                            8.3%         9.0%        9.3%
   Franchise Fees                                        2.6          1.7         1.9
   Marketing and Guest Entertainment                     3.7          3.6         4.3
   Property Operation and Maintenance                    5.5          5.5         5.7
   Energy Costs                                          4.6          5.0         5.2
   Other Unallocated Operated Departments                --           --          --
                                                  -------------------------------------
     Total Undistributed Expenses                       24.7%        24.9%       26.5%
                                                  -------------------------------------
   Income before Fixed Charges                          51.5%        50.2%       46.2%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       6.2%         2.2%        2.5%
   Property Taxes and Other Municipal Charges            3.8          4.0         4.1
   Insurance on Buildings and Contents                   0.6          1.1         1.3
                                                  -------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                    10.6%         7.3%        8.0%
                                                  -------------------------------------
Income before Other Fixed Charges***                    40.9%        42.9%       38.2%
                                                  =====================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                13.0%        13.1%       14.3%
   Payroll Taxes and Employee Benefits                   2.1          3.5         4.3
                                                  -------------------------------------
     Subtotal                                           15.1%        16.6%       18.6%
   Laundry, Linen, and Guest Supplies                    2.6          1.4         1.5
   Commissions and Reservation Expenses                  1.6          1.5         1.8
   Complimentary Food and/or Beverage Expenses           1.6          1.8         1.1
   All Other Expenses                                    2.1          2.7         3.1
                                                  -------------------------------------
     Total Rooms Expense                                23.0%        24.0%       26.1%
                                                  -------------------------------------
   Rooms Departmental Income                            77.0%        76.0%       73.9%
                                                  =====================================
Percentage of Occupancy                                 69.0%        70.2%       69.9%
Average Daily Rate per Occupied Room                   $47.93       $50.46      $56.90
Average Size (Rooms)                                      54          118         186

================================================================================

 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

================================================================================
LIMITED-SERVICE HOTELS -- 1995 vs. 1994
Summary -- Dollars per Available Room
Figure Number 15
================================================================================

                                                    All Limited-Service              Average for
                                                           Hotels                      Top 25%*
                                                  -------------------------   ----------------------
                                                                  Compared                 Compared
                                                       1995       with 1994      1995      with 1994
                                                  --------------------------------------------------
Revenues:
   Rooms                                            $ 13,057          6.7%   $ 18,002          7.3%
   Telephone                                             331          4.0         449          4.1
   Other Operated Departments                            110          9.6         178        (12.0)
   Rentals and Other Income                              170         17.4         249         30.1
                                                  --------------------------------------------------
     Total Revenues                                 $ 13,669          6.8%   $ 18,878          7.2%

Departmental Costs and Expenses:
   Rooms                                            $  3,166          4.5%   $  3,950          3.4%
   Telephone                                             206          7.3         256          9.0
   Other Operated Departments                             80         34.5         139         27.9
                                                  --------------------------------------------------
     Total Costs and Expenses                       $  3,452          5.2%   $  4,345          4.4%
                                                  --------------------------------------------------
   Total Operated Departmental Income               $ 10,216          7.3%   $ 14,532          8.1%

Undistributed Operating Expenses:**
   Administrative and General                       $  1,225          8.4%   $  1,463          8.7%
   Franchise Fees                                        256         10.7         265         (4.6)
   Marketing and Guest Entertainment                     510          5.3         691          8.1
   Property Operation and Maintenance                    759          5.8         858          3.4
   Energy Costs                                          681         (3.2)        744         (3.5)
   Other Unallocated Operated Departments                  3          N/C         --           --
                                                  --------------------------------------------------
     Total Undistributed Expenses                   $  3,435          5.1%   $  4,021          4.1%
                                                  --------------------------------------------------
   Income before Fixed Charges                      $  6,782          8.4%   $ 10,511          9.8%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                  $    380        (24.0)%  $    597        (22.6)%
   Property Taxes and Other Municipal Charges            545          2.8         773          4.5
   Insurance on Buildings and Contents                   147         (3.2)        203          6.6
                                                  --------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                $  1,072         (9.3)%  $  1,573         (7.5)%
                                                  --------------------------------------------------
Income before Other Fixed Charges***                $  5,710         12.5%   $  8,938         13.5%
                                                  ==================================================

Rooms Department:
   Rooms Net Revenue                                $ 13,057          6.7%   $ 18,002          7.3%

Departmental Expenses:
   Salaries and Wages including Vacation            $  1,735          2.5%   $  2,107          1.5%
   Payroll Taxes and Employee Benefits                   456         (2.2)        606         (1.1)
                                                  --------------------------------------------------
     Subtotal                                       $  2,191          1.5%   $  2,713          0.9%
   Laundry, Linen, and Guest Supplies                    203        (13.3)        211        (20.1)
   Commissions and Reservation Expenses                  203          8.3         289          0.8
   Complimentary Food and/or Beverage Expenses           219         12.7         287          6.7
   All Other Expenses                                    350         38.1         450         45.0
                                                  --------------------------------------------------
     Total Rooms Expense                            $  3,166          4.5%   $  3,950          3.4%
                                                  --------------------------------------------------
   Rooms Departmental Income                        $  9,891          7.4%   $ 14,052          8.4%
                                                  ==================================================
Percentage of Occupancy                                 69.9%         0.8%       78.1%         0.8%
Average Daily Rate per Occupied Room                $   51.15         5.9%   $   63.13         6.4%
Average Size (Rooms)                                     107         (0.2)%       111          0.1%

================================================================================

N/C - Data not comparable.
  * Average for top 25% based on Income per Available Room before Other Fixed Charges.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
                                         LIMITED-SERVICE HOTELS -- 1995 vs. 1994
                                           Summary -- Dollars per Available Room
                                                    Figure Number 15 (Continued)
================================================================================

                                                                                               Rate Groups
                                                  ---------------------------------------------------------------------------
                                                        Under $35.00           $35.00 to $50.00             Over $50.00
                                                  -------------------------  -----------------------  -----------------------
                                                                  Compared                 Compared                 Compared
                                                       1995       with 1994     1995       with 1994     1995       with 1994
                                                  ---------------------------------------------------------------------------
Revenues:
1  Rooms                                            $  7,353          3.6%   $ 10,895          6.8%   $ 16,126          6.7%
2  Telephone                                             206         (2.2)        277          3.3         406          5.0
3  Other Operated Departments                            105          N/C          79         43.1         142         (7.0)
4  Rentals and Other Income                              123        (10.8)        132         11.1         217         25.1
                                                  ---------------------------------------------------------------------------
5    Total Revenues                                 $  7,788          3.8%   $ 11,384          7.0%   $ 16,891          6.8%

Departmental Costs and Expenses:
6  Rooms                                            $  2,202          8.5%   $  2,766          5.0%   $  3,721          3.8%
7  Telephone                                             166         (1.2)        184          6.6         235          8.8
8  Other Operated Departments                             46         (1.2)         55          N/C         111         30.2
                                                  ---------------------------------------------------------------------------
9    Total Costs and Expenses                       $  2,414          7.5%   $  3,005          5.7%   $  4,067          4.7%
                                                  ---------------------------------------------------------------------------
10 Total Operated Departmental Income               $  5,374          2.2%   $  8,379          7.4%   $ 12,824          7.5%

Undistributed Operating Expenses:**
11 Administrative and General                       $    875          7.9%   $  1,084          7.5%   $  1,422          9.2%
12 Franchise Fees                                        130          3.7         240         19.9         292          4.2
13 Marketing and Guest Entertainment                     351         (0.3)        379          5.4         669          5.6
14 Property Operation and Maintenance                    802         18.1         680          6.1         835          4.1
15 Energy Costs                                          589         (9.3)        626         (3.7)        751         (2.1)
16 Other Unallocated Operated Departments                 --          --            3          N/C           4          N/C
                                                  ---------------------------------------------------------------------------
17   Total Undistributed Expenses                   $  2,748          5.0%   $  3,013          5.3%   $  3,972          4.9%
                                                  ---------------------------------------------------------------------------
18 Income before Fixed Charges                      $  2,626         (0.6)%  $  5,366          8.7%   $  8,851          8.6%

Management Fees, Property Taxes, and Insurance:**
19 Management Fees                                  $    244          2.2%   $    300        (25.6)%  $    484        (24.4)%
20 Property Taxes and Other Municipal Charges            275        (10.2)        457          3.5         675          3.2
21 Insurance on Buildings and Contents                    90        (21.9)        124         (6.4)        178          1.0
                                                  ---------------------------------------------------------------------------
22   Total Management Fees, Property Taxes,
       and Insurance                                $    609         (7.7)%  $    881         (9.8)%  $  1,337         (9.1)%
                                                  ---------------------------------------------------------------------------
23 Income before Other Fixed Charges***             $  2,017          1.7%   $  4,485         13.3%   $  7,514         12.5%
                                                  ===========================================================================

Rooms Department:
24 Rooms Net Revenue                                $  7,353          3.6%   $ 10,895          6.8%   $ 16,126          6.7%

Departmental Expenses:
25 Salaries and Wages including Vacation            $  1,285          4.9%   $  1,548          2.8%   $  1,995          2.0%
26 Payroll Taxes and Employee Benefits                   296          6.6         369         (4.9)        568         (0.9)
                                                  ---------------------------------------------------------------------------
27   Subtotal                                       $  1,581          5.3%   $  1,917          1.2%   $  2,563          1.4%
28 Laundry, Linen, and Guest Supplies                    241         17.1         197         (7.9)        204        (21.5)
29 Commissions and Reservation Expenses                   74         12.5         158         13.5         269          5.2
30 Complimentary Food and/or Beverage Expenses            45         22.6         196         18.5         267          8.3
31 All Other Expenses                                    261         18.8         298         35.3         417         42.2
                                                  ---------------------------------------------------------------------------
32   Total Rooms Expense                            $  2,202          8.5%   $  2,766          5.1%   $  3,720          3.8%
                                                  ---------------------------------------------------------------------------
33 Rooms Departmental Income                        $  5,151          1.6%   $  8,129          7.5%   $ 12,406          7.7%
                                                  ===========================================================================
34 Percentage of Occupancy                              64.3%         2.2%       67.3%         1.1%       73.5%         0.3%
35 Average Daily Rate per Occupied Room             $   31.31         1.3%   $   44.34         5.7%   $   60.14         6.4%
36 Average Size (Rooms)                                   98         (0.6)%       100         (0.2)%       116         (0.2)%

================================================================================

N/C - Data not comparable.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
LIMITED-SERVICE HOTELS -- 1995 vs. 1994
Summary -- Dollars per Available Room
Figure Number 15 (Continued)
================================================================================

                                                         Geographic Divisions
   -----------------------------------------------------------------------------------------------------------------------------
         New England                   North                    South                    South                  Mountain
     and Middle Atlantic              Central                  Atlantic                 Central                and Pacific
   -------------------------  -----------------------  -----------------------  -----------------------  -----------------------
                   Compared                 Compared                 Compared                 Compared                 Compared
        1995       with 1994     1995       with 1994     1995       with 1994     1995       with 1994     1995       with 1994
   -----------------------------------------------------------------------------------------------------------------------------

1    $ 14,851          6.3%   $ 13,018          6.6%   $ 12,651         11.2%   $ 12,943          4.1%   $ 13,000          5.9%
2         465          0.1         369          8.1         355         13.6         270         (1.9)        313          0.1
3         240         34.0          58         36.6         166         33.3          46         (0.2)        122        (21.2)
4         191         16.7         200         20.3         178         15.9          95          5.0         233         24.8
   -----------------------------------------------------------------------------------------------------------------------------
5    $ 15,747          6.6%   $ 13,645          6.9%   $ 13,350         11.5%   $ 13,354          4.0%   $ 13,668          5.8%


6    $  4,191          5.1%   $  3,148          4.8%   $  3,019          6.8%   $  2,958          3.1%   $  3,227          3.8%
7         264         (5.3)        204          1.6         230          8.2         188         15.3         186          8.2
8         209         46.4          42          N/C         118         33.4          38          N/C          75          9.6
   -----------------------------------------------------------------------------------------------------------------------------
9    $  4,664          5.8%   $  3,394          5.1%   $  3,367          7.6%   $  3,185          4.1%   $  3,488          4.2%
   -----------------------------------------------------------------------------------------------------------------------------
10   $ 11,083          6.9%   $ 10,252          7.5%   $  9,984         12.9%   $ 10,169          4.0%   $ 10,180          6.3%


11   $  1,611          8.0%   $  1,187          5.6%   $  1,311         10.7%   $  1,118         10.4%   $  1,163          5.8%
12        463          4.3         384          6.8         353         12.8         160         10.7         122         24.0
13        715        (13.0)        537         10.0         575          4.2         372         13.8         530          7.3
14        894          3.6         679         (0.3)        754          8.2         702          2.7         843         11.7
15        945         (0.2)        645         (1.9)        725          1.2         627         (3.5)        633         (9.7)
16          8        (40.1)        --           --            6          --            4          --          --           --
   -----------------------------------------------------------------------------------------------------------------------------
17   $  4,636          1.2%   $  3,432          3.7%   $  3,724          7.6%   $  2,983          5.9%   $  3,290          4.6%
   -----------------------------------------------------------------------------------------------------------------------------
18   $  6,447         11.5%   $  6,820          9.6%   $  6,260         16.4%   $  7,186          3.2%   $  6,889          7.1%


19   $    544         15.2%   $    569         (3.5)%  $    387         (8.4)%  $    192          N/C    $    430        (20.4)%
20        863         15.3         640          2.6         476          0.3         518          0.3%        473          2.1
21        107        (39.2)         98        (13.6)        146         (6.4)        174         22.2         159         (9.4)
   -----------------------------------------------------------------------------------------------------------------------------
22   $  1,514          8.4%   $  1,307         (1.5)%  $  1,009         (4.1)%  $    884        (23.3)%  $  1,062         (9.9)%
   -----------------------------------------------------------------------------------------------------------------------------
23   $  4,933         12.4%   $  5,513         12.6%   $  5,251         21.3%   $  6,302          8.4%   $  5,828         11.0%
   =============================================================================================================================


24   $ 14,851          6.3%   $ 13,018          6.6%   $ 12,651         11.2%   $ 12,943          4.1%   $ 13,000          5.9%


25   $  2,317          2.8%   $  1,770          5.8%   $  1,637          3.0%   $  1,590          0.6%   $  1,790          2.1%
26        693          6.8         317        (12.3)        397          1.6         488         (3.2)        480         (3.0)
   -----------------------------------------------------------------------------------------------------------------------------
27   $  3,010          3.7%   $  2,087          2.6%   $  2,034          2.7%   $  2,078         (0.4)%  $  2,270          1.0%
28        237         (8.1)        260          2.9         215        (12.2)        120        (38.7)        247         (2.0)
29        306         (4.2)        234          1.0         224         15.9         136          8.3         211         14.2
30        199         48.4         260          8.6         211         24.8         234          4.2         187          8.5
31        440         18.1         307         25.7         334         39.6         389          N/C         311         24.3
   -----------------------------------------------------------------------------------------------------------------------------
32   $  4,192          5.1%   $  3,148          4.8%   $  3,018          6.8%   $  2,957          3.0%   $  3,226          3.8%
   -----------------------------------------------------------------------------------------------------------------------------
33   $ 10,659          6.8%   $  9,870          7.2%   $  9,633         12.6%   $  9,986          4.5%   $  9,774          6.7%
   =============================================================================================================================
27       69.0%         1.3%       71.6%         0.2%       70.9%         3.7%       71.0%        (1.2)%      66.8%         0.6%
28   $   58.94         5.0%   $   49.83         6.4%   $   48.92         7.2%   $   49.93         5.4%   $   53.28         5.3%
29        116         (1.0)%        80          --          123         (0.2)%       122         (0.3)%        96         (0.1)%

================================================================================

                                                                     (Continued)

================================================================================
                                         LIMITED-SERVICE HOTELS -- 1995 vs. 1994
                                           Summary -- Dollars per Available Room
                                                    Figure Number 15 (Continued)
================================================================================

                                                                         Property Size Classifications
                                                  ---------------------------------------------------------------------------
                                                             Under                  75 to 150                   Over
                                                           75 Rooms                   Rooms                  150 Rooms
                                                  -------------------------  -----------------------  -----------------------
                                                                  Compared                 Compared                 Compared
                                                       1995       with 1994     1995       with 1994     1995       with 1994
                                                  ---------------------------------------------------------------------------
Revenues:
   Rooms                                            $ 12,072          5.1%   $ 12,931          6.8%   $ 14,450          7.2%
   Telephone                                             330         10.5         316          3.2         399          2.6
   Other Operated Departments                             38         (7.5)         89          2.7         259         24.9
   Rentals and Other Income                              137         42.5         150         19.3         286          5.8
                                                  ---------------------------------------------------------------------------
     Total Revenues                                 $ 12,577          5.5%   $ 13,486          6.9%   $ 15,394          7.3%

Departmental Costs and Expenses:
   Rooms                                            $  2,779          2.7%   $  3,103          5.1%   $  3,770          3.9%
   Telephone                                             195         (0.2)        199          9.3         246          6.0
   Other Operated Departments                             25         28.6          65          N/C         191         16.2
                                                  ---------------------------------------------------------------------------
     Total Costs and Expenses                       $  2,999          2.7%   $  3,368          5.9%   $  4,206          4.6%
                                                  ---------------------------------------------------------------------------
   Total Operated Departmental Income               $  9,578          6.4%   $ 10,118          7.2%   $ 11,187          8.4%

Undistributed Operating Expenses:**
   Administrative and General                       $  1,038          6.4%   $  1,213          8.8%   $  1,437          8.3%
   Franchise Fees                                        332         10.1         232         14.5         297         (0.2)
   Marketing and Guest Entertainment                     465         (0.7)        485          7.8         656          1.6
   Property Operation and Maintenance                    692          7.3         745          5.6         878          5.5
   Energy Costs                                          576        (10.7)        673         (2.9)        803          0.8
   Other Unallocated Operated Departments                 --          N/C           4          N/C           4          --
                                                  ---------------------------------------------------------------------------
     Total Undistributed Expenses                   $  3,102          2.2%   $  3,352          5.8%   $  4,075          4.5%
                                                  ---------------------------------------------------------------------------
   Income before Fixed Charges                      $  6,476          8.5%   $  6,766          7.8%   $  7,112         10.7%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                  $    775          6.5%   $    299        (33.3)%  $    388        (26.8)%
   Property Taxes and Other Municipal Charges            473          0.1         539          3.0         634          4.0
   Insurance on Buildings and Contents                    81        (40.5)        146         (1.2)        206         14.1
                                                  ---------------------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                $  1,330         (0.6)%  $    984        (12.1)%  $  1,228         (7.0)%
                                                  ---------------------------------------------------------------------------
   Income before Other Fixed Charges***             $  5,146         11.1%   $  5,782         12.2%   $  5,884         15.3%
                                                  ===========================================================================

Rooms Department:
   Rooms Net Revenue                                $ 12,072          5.1%   $ 12,931          6.8%   $ 14,450          7.2%

Departmental Expenses:
   Salaries and Wages including Vacation            $  1,572          3.0%   $  1,691          2.7%   $  2,066          1.6%
   Payroll Taxes and Employee Benefits                   254        (14.3)        458         (2.3)        618          3.4
                                                  ---------------------------------------------------------------------------
     Subtotal $                                     $  1,826          0.2%   $  2,149          1.5%   $  2,684          2.0%
   Laundry, Linen, and Guest Supplies                    320         21.1         176        (20.7)        217        (16.4)
   Commissions and Reservation Expenses                  192         12.2         191         10.9         264         (1.1)
   Complimentary Food and/or Beverage Expenses           194          9.9         237         13.6         163          9.8
   All Other Expenses                                    247         (8.8)        349         49.1         442         37.8
                                                  ---------------------------------------------------------------------------
     Total Rooms Expense                            $  2,779          2.7%   $  3,102          5.0%   $  3,770          3.9%
                                                  ---------------------------------------------------------------------------
   Rooms Departmental Income                        $  9,293          5.8%   $  9,829          7.4%   $ 10,680          8.4%
                                                  ===========================================================================
   Percentage of Occupancy                              69.0%         0.1%       70.2%         0.7%       69.6%         1.8%
   Average Daily Rate per Occupied Room             $   47.93         5.0%   $   50.46         6.2%   $   56.90         5.3%
   Average Size (Rooms)                                   54         (0.1)%       118         (0.2)%       186         (0.2)%

================================================================================

N/C - Data not comparable.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                              SMITH TRAVEL RESEARCH
                     HOTEL OPERATING STATISTICS 1996 REPORT
================================================================================

LIMITED-SERVICE HIGHLIGHTS

o Limited-service hotels showed strong profitability improvement from 14.6 percent of total revenue in 1994 to 23.0 percent in 1995.

o     Sample Characteristics:

        -   Sample comprised of 1,410 limited-service hotels.

        - Occupancy was slightly lower at 72.7 percent...highest occupancies were in Southeast states.

        - Room Rates increased 1.4 percent to $55.18...highest ADR's were in Middle Atlantic (New York) and Pacific (Hawaii) regions.

        -   RevPAR improved to $40.12.

o Gross operating profit (GOP) (before management fees) improved from 45.2 percent in 1994 to 46.6 percent in 1995...GOP was above 44 percent across all census regions except New England.

o     Higher priced properties generally reported higher GOP and pre-tax income.

o     Total fixed charges (including property taxes and insurance) decreased
      12.5 percent from $3,530 per available room in 1994 to $3,087 in 1995...fixed charges were highest in Mountain and Pacific regions.

o Payroll and related expenses, as a ratio to sales, were higher for West South Central and Pacific region properties...highest labor expense per available room was in Pacific region (Hawaii).

o Expressed as an amount per available room, limited-service profits improved over 12 percent from $3,091 per room in 1994 to $3,474 in 1995 due to GOP enhancements and reduced fixed charges.

o Properties in the Central regions reported the highest pre-tax income ranging from 22.8 percent to 29.4 of total revenue, while properties in New England reported the lowest pre-tax income at 13.0 percent of total revenue.

o Chain-Affiliated properties, with pre-tax income of 23.8 percent, were more profitable than the reporting Independent properties at 10.4 percent.

Limited-Service Hotels--Statements of Operating Income & Expenses - 1995

--------------------------------     -----------------------------------------------------------------------------------------------
                                                                             Geographic Region
--------------------------------     -----------------------------------------------------------------------------------------------
Ratios to Sales                          New     Middle     South   East North  East South  West North  West South
                                       England  Atlantic  Atlantic    Central     Central     Central     Central  Mountain  Pacific
Occupancy                               66.1%     70.8%     75.0%      73.4%       74.7%        72.4%      72.3%      73.3%    68.7%
Average Size of Property (Rooms)         105       112       125        114         114          123        127        124      133
Average Rate                           $52.95    $60.23    $52.66     $53.88      $51.96       $54.46     $53.65     $58.05   $62.93

REVENUE
  Rooms                                 95.1%     95.7%     95.7%      95.9%       96.1%        95.7%      95.3%      95.1%    94.2%
  Food                                    .0        .0        .0         .0          .0           .0         .0         .0       .0
  Beverage                                .0        .0        .0         .0          .0           .0         .0         .0       .0
  Other Food & Beverage                   .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                              2.3       2.3       2.2        2.2         1.8          2.0        1.1        1.6      2.5
  Minor Operated Departments              .6       1.1        .9        1.2          .8          1.1         .5        1.0      1.3
  Rentals & Other Income                 2.0        .9       1.3         .7         1.3          1.3        3.1        2.2      2.1
------------------------------------------------------------------------------------------------------------------------------------
  Total Revenue                        100.0%    100.0%    100.0%     100.0%      100.0%       100.0%     100.0%     100.0%   100.0%

DEPARTMENTAL EXPENSES
  Rooms                                 25.0%     24.9%     25.5%      23.6%       25.7%        27.1%      28.5%      27.2%    28.3%
  Food & Beverage                         .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                             79.4      72.5      96.4       72.7        97.1         86.5       72.2       68.5     59.4
  Other Departmental Expenses             .9        .6        .5         .5          .7           .5         .6         .8      1.1
------------------------------------------------------------------------------------------------------------------------------------
  Total Departmental Expenses           26.5%     26.1%     27.0%      24.7%       27.1%        28.1%      28.6%      27.8%    29.2%
------------------------------------------------------------------------------------------------------------------------------------
  Total Departmental Profit             73.5%     73.9%     73.0%      75.3%       72.9%        71.9%      71.4%      72.2%    70.8%

UNDISTRIBUTED OPERATING EXPENSES
  Administrative & General              12.1%     10.9%     10.0%       9.7%        9.2%         9.4%       8.3%       8.6%     9.4%
  Marketing                              3.7       3.8       4.7        4.6         4.4          5.0        3.5        4.2      4.9
  Franchise Fee                          2.8       2.5       2.0        2.0         2.1          2.0         .9        2.0      1.7
  Energy                                 7.0       6.4       5.7        5.0         4.9          4.6        4.7        4.7      5.0
  Property Operation & Maintenance       5.8       5.2       5.7        5.6         4.8          5.4        3.8        4.6      5.2
------------------------------------------------------------------------------------------------------------------------------------
  Total Undistributed Operating
   Expenses                             31.3%     28.8%     28.1%      26.8%       25.5%        26.4%      21.2%      24.0%    26.0%

  GROSS OPERATING PROFIT                42.2%     45.1%     44.9%      48.5%       47.4%        45.5%      50.2%      48.2%    44.8%

  Management Fees                        2.3%      2.4%      3.2%       2.7%        3.2%         2.5%       3.9%       3.0%     2.8%
------------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE FIXED CHARGES*            39.9%     42.7%     41.7%      45.8%       44.2%        43.0%      46.3%      45.2%    42.0%
  Property Taxes                         4.5%      5.2%      3.1%       4.3%        2.6%         4.4%       3.8%       3.4%     3.2%
  Insurance                               .9        .9       1.0         .9         1.0          1.0        1.1        1.0      1.4
  Reserve For Replacement                 .3       1.1       1.1         .1          .2           .3         .1         .5       .6
------------------------------------------------------------------------------------------------------------------------------------
AMOUNT AVAILABLE FOR DEBT SERVICE
& OTHER FIXED CHARGES                   34.2%     35.5%     36.5%      40.5%       40.4%        37.3%      41.3%      40.3%    36.8%

Total Fixed Charges* (Including
  Property Taxes & Insurance)           26.9%     25.5%     19.3%      19.5%       14.8%        20.2%      18.0%      23.5%    24.9%
------------------------------------------------------------------------------------------------------------------------------------
Pre-Tax Income (Loss)                   13.0%     17.2%     22.4%      26.3%       29.4%        22.8%      28.3%      21.7%    17.1%
====================================================================================================================================
PAYROLL & RELATED EXPENSES
  Rooms                                 17.7%     18.2%     16.9%      15.7%       16.1%        17.7%      19.8%      17.0%    18.7%
  Food                                    .0        .0        .0         .0          .0           .0         .0         .0       .0
  Beverage                                .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                               .0       1.3        .7         .2          .0           .0         .0         .6       .6
  Other Operated Departments              .2        .3        .1         .1          .1           .2         .1         .2       .2
  Administrative & General               4.3       4.3       4.5        4.2         4.0          4.1        4.0        4.4      5.0
  Marketing                              1.7       1.3       1.7        1.6         1.2          1.8        1.9        1.6      1.8
  Property Operations & Maintenance      2.6       2.1       2.5        2.4         2.3          2.3        2.6        2.4      2.6
------------------------------------------------------------------------------------------------------------------------------------
  Total Payroll & Related Expenses      25.6%     25.5%     25.0%      23.4%       23.1%        25.3%      27.5%      24.8%    27.2%

* Total Fixed Charges does not include deductions for Replacements; but does include Depreciation and Amortization, Interest, Rent and Equipment Leases.

Expense ratios to sales for departmental expenses are based on their respective departmental revenues. All other expenses are based on total revenue. Totals may not add due to rounding.

----------------------------------------------   --------------------------------------  ---------------------------
                 Location                                     Price Category                        Size
----------------------------------------------   --------------------------------------  ---------------------------
                                                                                         Under 75  75-125   Over 125
 Urban   Suburban   Airport   Highway   Resort   Upscale   Mid-Price   Economy   Budget    Rooms    Rooms     Rooms
 73.2%     73.6%     74.4%     71.3%     70.8%     76.5%     72.4%      71.9%     69.1%    68.4%    73.1%     73.4%
  150       125       134       109       172       133       123        115       109       57      108       159
$70.88    $58.55    $53.02    $49.40    $61.51    $74.44    $54.25     $47.67    $39.99   $52.05   $51.89    $61.05

 94.2%     95.3%     95.3%     96.1%     92.9%     95.1%     95.0%      96.0%     96.3%    96.2%    95.8%     94.8%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
  2.1       2.3       1.8       1.7       2.0       2.5       1.7        1.8       2.1      2.2      1.9       2.1
  1.4       1.2        .7        .6       1.3       1.6       1.0         .6        .5       .6       .8       1.2
  2.2       1.3       2.2       1.6       3.8        .8       2.3        1.6       1.1       .9      1.4       1.9
--------------------------------------------------------------------------------------------------------------------
100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%     100.0%    100.0%   100.0%   100.0%    100.0%

 27.3%     25.4%     28.5%     25.9%     28.8%     23.5%     26.9%      26.6%     26.9%    26.2%    25.5%      6.7%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
132.0      68.3      74.3      88.3      86.4      73.8      68.4       91.2      92.9     83.1     83.0      75.2
  1.0        .8        .5        .4       1.4       1.0        .8         .5        .3       .4       .5        .9
--------------------------------------------------------------------------------------------------------------------
 29.5%     26.6%     29.0%     26.8%     29.9%     25.2%     27.5%      27.7%     28.2%    27.5%    26.5%     27.8%
--------------------------------------------------------------------------------------------------------------------
 70.5%     73.4%     71.0%     73.2%     70.1%     74.8%     72.5%      72.3%     71.8%    72.5%    73.5%     72.2%

  9.4%      9.6%      9.4%      9.7%     10.6%      9.2%      9.1%       9.8%     10.9%    13.1%     9.3%      9.1%
  4.7       4.9       4.1       3.8       6.3       5.7       4.2        3.8       3.6      3.7      4.4       4.6
  1.5       2.2       1.7       1.6       1.4       2.1       2.2        1.2       1.9      3.5      1.7       1.7
  4.9       5.2       5.0       5.5       5.3       4.5       4.8        5.4       7.2      6.3      5.2       5.1
  5.2       5.0       4.3       5.6       5.1       4.6       4.2        5.5       7.4      5.2      5.5       4.7
--------------------------------------------------------------------------------------------------------------------
 25.8%     26.8%     24.5%     26.2%     28.7%     26.1%     24.5%      25.8%     30.9%    31.8%    26.1%     25.2%

 44.7%     46.6%     46.5%     47.0%     41.4%     48.7%     48.0%       6.5%      0.9%    40.7%    47.4%     47.0%

  3.3%      3.2%      3.4%      2.7%      3.2%      2.8%      3.8%       2.6%      2.2%     3.4%     2.6%     $3.5%
--------------------------------------------------------------------------------------------------------------------
 41.4%     43.4%     43.1%     44.3%     38.2%     45.9%     44.2%      43.9%     38.7%    37.3%    44.8%     43.5%

  3.9%      3.7%      4.1%      3.6%      2.1%      3.4%      3.4%       3.9%      4.2%     3.7%     3.6%      3.9%
  1.1       1.0       1.0       1.1       1.2       1.0       1.1        1.0       1.1      1.5      1.0       1.0
   .7        .5        .2        .6        .6        .2        .0         .5       1.2      1.5       .5        .4
--------------------------------------------------------------------------------------------------------------------
 35.7%     38.2%     37.8%     39.0%     34.3%     41.3%     39.3%      38.5%     32.2%    30.6%    39.7%     38.2%

 17.6%     22.3%     18.2%     19.8%     20.6%     18.4%     21.7%      19.7%     22.0%    33.3%    18.2%     20.4%
--------------------------------------------------------------------------------------------------------------------
 23.8%     21.1%     24.9%     24.5%     17.6%     27.5%     22.5%      24.2%     16.7%     4.0%    26.6%     23.1%
====================================================================================================================

 17.9%     15.7%     19.7%     18.7%     19.7%     11.9%     18.1%      19.7%     20.8%    18.3%    17.4%     17.2%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
  2.8        .1        .3        .4       5.6        .3        .4        1.2        .0       .0       .3        .9
   .3        .1        .0        .2        .4        .1        .1         .4        .7       .1       .1        .2
  4.0       4.2       4.1       4.6       5.2       3.8       4.0        4.8       4.8      4.9      4.3       4.2
  1.9       1.5       1.9       1.6       3.0       1.5       1.2        2.2       1.7       .3      1.7       2.0
  2.5       2.3       2.4       2.5       2.6       2.1       2.2        2.5       2.8      2.0      2.4       2.5
--------------------------------------------------------------------------------------------------------------------
 25.6%     23.1%     27.2%     26.9%     29.6%     18.8%     24.7%      28.8%     30.0%    24.9%    25.2%     25.2%

                                                                      ----------
                                                                       SPECIAL
                                                                      SUPPLEMENT
                                                                      ----------

================================================================================
TRENDS IN THE HOTEL INDUSTRY
United States Cities 1995 and 1996 Projections
================================================================================

                                         Occupancy                    Average Daily Rate
                                ---------------------------------------------------------------
                                 1994     1995        1996       1994       1995        1996
                                Actual  Estimated   Projected   Actual    Estimated   Projected
                                ---------------------------------------------------------------
South Central Cities
   Austin, TX                    74.4%     76.0%       75.0%    $63.13     $65.50      $68.00
   Baton Rouge, LA               66.4      67.0        67.0      49.78      51.75       54.00
   Birmingham, AL                68.4      68.6        69.0      57.00      59.75       60.75
   Corpus Christi, TX            63.7      67.0        66.0      53.45      55.00       57.00
   Dallas/Fort Worth, TX         68.5      70.0        70.0      72.31      76.00       79.00
   El Paso, TX                   72.8      72.5        73.0      43.76      44.50       46.00
   Houston, TX                   64.3      64.0        65.0      67.32      71.00       74.00
   Jackson, MS                   65.6      65.0        67.0      48.90      49.20       51.00
   Knoxville, TN                 63.4      64.7        65.7      55.38      56.49       57.25
   Little Rock, AR               64.4      61.0        61.5      45.32      48.25       49.00
   Memphis, TN                   70.8      71.0        73.0      63.05      65.95       66.75
   Nashville, TN                 78.0      82.8        84.0      93.32      97.62       99.00
   New Orleans, LA               73.4      73.5        75.0      89.61      92.75       95.00
   Oklahoma City, OK             62.0      66.3        67.5      46.47      49.21       51.00
   San Antonio, TX               71.5      71.0        72.0      69.79      71.75       74.00
   Tulsa, OK                     58.8      59.2        61.0      56.79      58.54       59.00
                               -----------------       ---------------     ------------------
             Subtotal            68.6%     69.3%       70.0%    $69.56     $72.66      $75.28

Mountain and Pacific Cities

   Albuquerque, NM               73.4%     71.3%       73.0%    $63.28     $67.24      $68.00
   Billings, MT                  60.2      60.4        62.0      48.58      49.35       52.00
   Boise, ID                     75.5      75.0        75.0      58.00      62.00       64.00
   Colorado Springs, CO          69.3      69.7        71.2      59.31      62.33       63.75
   Denver, CO                    72.0      74.0        75.0      64.42      69.72       71.00
   Great Falls, MT               60.0      65.2        66.0      48.29      48.02       50.00
   Honolulu, HI                  81.1      80.2        80.5      98.82     105.00      110.00
   Los Angeles, CA               66.3      67.0        68.0      83.05      85.00       88.00
   Orange County, CA             65.5      69.0        70.0      76.50      77.34       80.24
   Phoenix, AZ                   71.4      72.9        73.0      90.13      99.34      100.00
   Portland, OR                  75.0      77.0        75.0      85.00      89.00       92.00
   Sacramento, CA                71.3      70.9        72.0      70.09      74.88       77.00
   Salt Lake City, UT            79.7      78.9        80.0      58.44      62.28       64.75
   San Diego County, CA          67.1      70.0        71.0      77.71      81.00       84.00
   San Francisco, CA             70.1      73.8        75.7     105.92     108.68      112.50
   Santa Fe, NM                  71.2      70.5        71.5     109.21     108.45      109.75
   Scottsdale, AZ                70.9      72.8        73.0     112.76     121.21      123.50
   Seattle, WA                   75.5      77.0        78.0     100.00     104.00      107.00
   Tucson, AZ                    69.2      71.6        72.0      74.25      78.68       79.00

             Subtotal            71.2%     72.5%       73.2%    $84.25     $88.41      $91.19
                               -----------------       ---------------     ------------------
             Total Cities        70.1%     71.3%       72.1%    $83.65     $87.51      $90.64
                               -----------------       ---------------     ------------------
             National Average*   68.9%     70.2%       71.2%    $81.68     $85.24      $88.10

================================================================================

* Average property size: 210 rooms.

                                   Spokane, WA
                           JANUARY 1989 SEPTEMBER 1996
SOURCE: SMITH TRAVEL RESEARCH                                          11/07/96

                OCCUPANCY            ROOM RATE             ROOM SUPPLY               ROOM DEMAND             ROOM REVENUE
                -------------------  -------------------   -----------------------   ---------------------   -----------------------
                CURRENT PRIOR  %     CURRENT  PRIOR  %     CURRENT    PRIOR    %     CURRENT    PRIOR  %      CURRENT  PRIOR     %
YEAR MONTH      YEAR    YEAR   CHNG  YEAR     YEAR   CHNG  YEAR       YEAR     CHNG  YEAR        YEAR  CHNG   YEAR     YEAR     CHNG
---- -----      ----    ----   ----  ----     ----   ----  ----       ----     ----  ----        ----  ----   ----     ----     ----
1990 January      43.2  45.5  -5.1    42.21  39.60  6.6     133610   125054   6.8      57784    56847  1.6   2438920   2251043   8.3
1990 February     50.2  49.9    .6    42.27  40.74  3.8     120680   112952   6.8      60631    56355  7.6   2562843   2296035  11.6
1990 March        64.8  58.7  10.4    43.77  40.85  7.1     133610   129673   3.0      86631    76122 13.8   3792175   3109789  21.9
1990 April        63.7  61.2   4.1    44.36  42.02  5.6     129300   125490   3.0      82403    76809  7.3   3655332   3227200  13.3
1990 May          73.5  66.3  10.9    46.16  42.77  7.9     133610   129673   3.0      98157    86030 14.1   4530468   3679432  23.1
1990 June         75.3  72.3   4.1    46.16  43.17  6.9     133020   125490   6.0     100198    90674 10.5   4625595   3914014  18.2
1990 July         82.0  79.5   3.1    47.06  44.71  5.3     139934   129673   7.9     114812   103054 11.4   5403246   4607961  17.3
1990 August       91.4  87.4   4.6    49.08  45.13  8.8     139934   133610   4.7     127915   116800  9.5   6278676   5270635  19.1
1990 September    75.5  78.8  -4.2    46.61  43.37  7.5     135420   129300   4.7     102185   101918   .3   4762527   4420160   7.7
1990 October      74.7  72.5   3.0    44.62  43.47  2.6     142445   133610   6.6     106379    96840  9.9   4746909   4210075  12.8
1990 November     62.8  57.0  10.2    42.68  42.25  1.0     137850   129300   6.6      86604    73642 17.6   3696009   3111413  18.8
1990 December     54.9  53.8   2.0    43.08  42.30  1.8     142445   133610   6.6      78270    71817  9.0   3371730   3037840  11.0
                  ------------------------------------------------------------------------------------------------------------------
     TOTAL 1990   67.9  65.5   3.7    45.25  42.84  5.6    1621858  1537435   5.5    1101969  1006908  9.4  49864430  43135597  15.6

      ROOM SAMPLE PERCENT - 45.9 %           Number of Sample Properties -      17     Number of Census Properties -     40

1991 January      45.7  43.2   5.8    42.12  42.21 - .2     142445   133610   6.6      65107    57784 12.7   2742103   2438920  12.4
1991 February     55.1  50.2   9.8    42.92  42.27  1.5     128660   120680   6.6      70872    60631 16.9   3042138   2562843  18.7
1991 March        65.7  64.8   1.4    41.48  43.77 -5.2     142445   133610   6.6      93554    86631  8.0   3880294   3792175   2.3
1991 April        73.4  63.7  15.2    44.36  44.36   .0     137850   129300   6.6     101172    82403 22.8   4488034   3655332  22.8
1991 May          76.7  73.5   4.4    47.34  46.16  2.6     142445   133610   6.6     109262    98157 11.3   5172243   4530468  14.2
1991 June         85.3  75.3  13.3    46.63  46.16  1.0     137850   133020   3.6     117626   100198 17.4   5484809   4625595  18.6
1991 July         86.9  82.0   6.0    48.04  47.06  2.1     142445   139934   1.8     123752   114812  7.8   5945073   5403246  10.0
1991 August       94.3  91.4   3.2    50.41  49.08  2.7     142445   139934   1.8     134395   127915  5.1   6775426   6278676   7.9
1991 September    88.1  75.5  16.7    48.21  46.61  3.4     137850   135420   1.8     121425   102185 18.8   5853602   4762527  22.9
1991 October      76.1  74.7   1.9    48.24  44.62  8.1     142445   142445    .0     108340   106379  1.8   5225799   4746909  10.1
1991 November     69.1  62.8  10.0    46.00  42.68  7.8     137850   137850    .0      95300    86604 10.0   4383990   3696009  18.6
1991 December     58.2  54.9   6.0    44.43  43.08  3.1     142445   142445    .0      82899    78270  5.9   3683572   3371730   9.2
                  ------------------------------------------------------------------------------------------------------------------
     TOTAL 1991   73.0  67.9   7.5    46.32  45.25  2.4    1677175  1621858   3.4    1223704  1101969 11.0  56677083  49864430  13.7

     ROOM SAMPLE PERCENT -  40.7 %        Number of Sample Properties -      15     Number of Census Properties -     40

                                   Spokane, WA
                           JANUARY 1989 SEPTEMBER 1996
SOURCE: SMITH TRAVEL RESEARCH                                          11/07/96

                OCCUPANCY            ROOM RATE             ROOM SUPPLY               ROOM DEMAND             ROOM REVENUE
                -------------------  -------------------   -----------------------   ---------------------   -----------------------
                CURRENT PRIOR  %     CURRENT  PRIOR  %     CURRENT    PRIOR    %     CURRENT    PRIOR  %      CURRENT  PRIOR     %
YEAR MONTH      YEAR    YEAR   CHNG  YEAR     YEAR   CHNG  YEAR       YEAR     CHNG  YEAR        YEAR  CHNG   YEAR     YEAR     CHNG
---- -----      ----    ----   ----  ----     ----   ----  ----       ----     ----  ----        ----  ----   ----     ----     ----
1992 January      47.4  45.7    3.7   44.00  42.12   4.5   146506   142445   2.9      69482    65107   6.7   3057493   2742103  11.5
1992 February     57.0  55.1    3.4   49.70  42.92  15.8   132328   128660   2.9      75478    70872   6.5   3751237   3042138  23.3
1992 March        66.9  65.7    1.8   46.88  41.48  13.0   146506   142445   2.9      98046    93554   4.8   4596581   3880294  18.5
1992 April        67.2  73.4   -8.4   48.14  44.36   8.5   141780   137850   2.9      95265   101172  -5.8   4585751   4488034   2.2
1992 May          73.2  76.7   -4.6   50.15  47.34   5.9   146506   142445   2.9     107227   109262  -1.9   5377063   5172243   4.0
1992 June         81.0  85.3   -5.0   50.50  46.63   8.3   141780   137850   2.9     114832   117626  -2.4   5798525   5484809   5.7
1992 July         89.7  86.9    3.2   51.21  48.04   6.6   146506   142445   2.9     131363   123752   6.2   6727490   5945073  13.2
1992 August       91.6  94.3   -2.9   52.83  50.41   4.8   146506   142445   2.9     134248   134395   -.1   7092509   6775426   4.7
1992 September    84.3  88.1   -4.3   51.35  48.21   6.5   141780   137850   2.9     119577   121425  -1.5   6140291   5853602   4.9
1992 October      76.0  76.1   - .1   50.37  48.24   4.4   146506   142445   2.9     111323   108340   2.8   5606829   5225799   7.3
1992 November     61.2  69.1  -11.4   47.50  46.00   3.3   141780   137850   2.9      86817    95300  -8.9   4123464   4383990  -5.9
1992 December     54.1  58.2   -7.0   46.89  44.43   5.5   146506   142445   2.9      79232    82899  -4.4   3715381   3683572    .9
                  ------------------------------------------------------------------------------------------------------------------
     TOTAL 1992   70.9  73.0   -2.9   49.53  46.32   6.9  1724990  1677175   2.9    1222890  1223704   -.1  60572614  56677083   6.9

      ROOM SAMPLE PERCENT - 45.9 %           Number of Sample Properties -      18     Number of Census Properties -    41

1993 January      46.5  47.4   -1.9   46.85  44.00   6.5   146506   146506    .0      68071    69482  -2.0   3188955   3057493   4.3
1993 February     55.0  57.0   -3.5   46.63  49.70  -6.2   132328   132328    .0      72831    75478  -3.5   3396183   3751237  -9.5
1993 March        68.7  66.9    2.7   49.33  46.88   5.2   146506   146506    .0     100628    98046   2.6   4963743   4596581   8.0
1993 April        68.5  67.2    1.9   50.37  48.14   4.6   141780   141780    .0      97101    95265   1.9   4890606   4585751   6.6
1993 May          71.1  73.2   -2.9   52.18  50.15   4.0   146506   146506    .0     104129   107227  -2.9   5433327   5377063   1.0
1993 June         83.4  81.0    3.0   52.43  50.50   3.8   141780   141780    .0     118308   114832   3.0   6202938   5798525   7.0
1993 JuLy         87.5  89.7   -2.5   53.65  51.21   4.8   146506   146506    .0     128205   131363  -2.4   6878053   6727490   2.2
1993 August       90.4  91.6   -1.3   53.75  52.83   1.7   146506   146506    .0     132454   134248  -1.3   7119911   7092509    .4
1993 September    84.4  84.3     .1   51.75  51.35    .8   141780   141780    .0     119636   119577    .0   6191616   6140291    .8
1993 October      74.2  76.0   -2.4   50.88  50.37   1.0   146506   146506    .0     108635   111323  -2.4   5527591   5606829  -1.4
1993 November     66.0  61.2    7.8   49.64  47.50   4.5   141780   141780    .0      93589    86817   7.8   4645825   4123464  12.7
1993 December     56.4  54.1    4.3   47.50  46.89   1.3   146506   146506    .0      82633    79232   4.3   3925089   3715381   5.6
                  ------------------------------------------------------------------------------------------------------------------
     TOTAL 1993   71.1  70.9     .3   50.86  49.53   2.7  1724990  1724990    .0    1226220  1222890    .3  62363837  60572614   3.0

     ROOM SAMPLE PERCENT - 45.9 %       Number of SampLe Properties -      18     Number of Census Properties -    41

                                   Spokane, WA
                           JANUARY 1989 SEPTEMBER 1996
SOURCE: SMITH TRAVEL RESEARCH                                          11/07/96

                OCCUPANCY            ROOM RATE             ROOM SUPPLY               ROOM DEMAND             ROOM REVENUE
                -------------------  -------------------   -----------------------   ---------------------   -----------------------
                CURRENT PRIOR  %     CURRENT  PRIOR  %     CURRENT    PRIOR    %     CURRENT    PRIOR  %      CURRENT  PRIOR     %
YEAR MONTH      YEAR    YEAR   CHNG  YEAR     YEAR   CHNG  YEAR       YEAR     CHNG  YEAR        YEAR  CHNG   YEAR     YEAR     CHNG
---- -----      ----    ----   ----  ----     ----   ----  ----       ----     ----  ----        ----  ----   ----     ----     ----
1994 January      50.2    46.5   8.0  48.05  46.85   2.6   146506    146506    .0     73507    68071    8.0   3532344   3188955 10.8
1994 February     57.1    55.0   3.8  49.67  46.63   6.5   132328    132328    .0     75518    72831    3.7   3751088   3396183 10.5
1994 March        67.1    68.7  -2.3  50.39  49.33   2.1   146506    146506    .0     98301   100628   -2.3   4953121   4963743 - .2
1994 ApriL        71.8    68.5   4.8  52.62  50.37   4.5   141780    141780    .0    101744    97101    4.8   5353828   4890606  9.5
1994 May          72.3    71.1   1.7  54.84  52.18   5.1   150195    146506   2.5    108598   104129    4.3   5955405   5433327  9.6
1994 June         77.5    83.4  -7.1  53.51  52.43   2.1   145350    141780   2.5    112591   118308   -4.8   6024934   6202938 -2.9
1994 JuLy         83.7    87.5  -4.3  56.06  53.65   4.5   150195    146506   2.5    125751   128205   -1.9   7049885   6878053  2.5
1994 August       88.1    90.4  -2.5  56.16  53.75   4.5   150195    146506   2.5    132281   132454   - .1   7428517   7119911  4.3
1994 September    85.5    84.4   1.3  55.33  51.75   6.9   145350    141780   2.5    124225   119636    3.8   6872768   6191616 11.0
1994 October      69.9    74.2  -5.8  53.54  50.88   5.2   150195    146506   2.5    105034   108635   -3.3   5623887   5527591  1.7
1994 November     61.7    66.0  -6.5  52.57  49.64   5.9   145350    141780   2.5     89699    93589   -4.2   4715092   4645825  1.5
1994 December     53.3    56.4  -5.5  51.47  47.50   8.4   150195    146506   2.5     79983    82633   -3.2   4117042   3925089  4.9
                  ------------------------------------------------------------------------------------------------------------------
     TOTAL 1994   70.0    71.1  -1.5  53.27  50.86   4.7  1754145   1724990   1.7   1227232  1226220     .1  65377911  62363837  4.8

      ROOM SAMPLE PERCENT - 47.3 %           Number of Sample Properties -      19     Number of Census Properties -     42

1995 January      47.9    50.2  -4.6  49.92  48.05   3.9   150195    146506   2.5     72017    73507   -2.0   3595118   3532344  1.8
1995 February     54.9    57.1  -3.9  50.94  49.67   2.6   135660    132328   2.5     74411    75518   -1.5   3790555   3751088  1.1
1995 March        66.2    67.1  -1.3  52.27  50.39   3.7   150195    146506   2.5     99479    98301    1.2   5199427   4953121  5.0
1995 April        64.1    71.8 -10.7  54.32  52.62   3.2   145350    141780   2.5     93120   101744   -8.5   5058284   5353828 -5.5
1995 May          69.6    72.3  -3.7  56.14  54.84   2.4   152892    150195   1.8    106360   108598   -2.1   5970874   5955405   .3
1995 June         78.2    77.5    .9  56.09  53.51   4.8   147960    145350   1.8    115774   112591    2.8   6493823   6024934  7.8
1995 July         76.2    83.7  -9.0  55.69  56.06  - .7   152892    150195   1.8    116497   125751   -7.4   6487883   7049885 -8.0
1995 August       84.1    88.1  -4.5  56.07  56.16  - .2   152892    150195   1.8    128631   132281   -2.8   7212904   7428517 -2.9
1995 September    82.8    85.5  -3.2  54.86  55.33  - .8   147960    145350   1.8    122475   124225   -1.4   6718900   6872768 -2.2
1995 October      69.2    69.9  -1.0  55.07  53.54   2.9   152892    150195   1.8    105828   105034     .8   5827471   5623887  3.6
1995 November     58.4    61.7  -5.3  54.43  52.57   3.5   147960    1453S0   1.8     86382    89699   -3.7   4701669   4715092 - .3
1995 December     51.5    53.3  -3.4  52.37  51.47   1.7   152892    150195   1.8     78699    79983   -1.6   4121285   4117042   .1
                  ------------------------------------------------------------------------------------------------------------------
     TOTAL 1995   67.0    70.0  -4.3  54.33  53.27   2.0  1789740   1754145   2.0   1199673  1227232   -2.2  65178193  65377911 - .3

     ROOM SAMPLE PERCENT - 46.4 %          Number of Sample Properties -      19     Number of Census Properties -     43

                                   Spokane, WA
                           JANUARY 1989 SEPTEMBER 1996
SOURCE: SMITH TRAVEL RESEARCH                                          11/07/96

                OCCUPANCY            ROOM RATE             ROOM SUPPLY               ROOM DEMAND             ROOM REVENUE
                -------------------  -------------------   -----------------------   ---------------------   -----------------------
                CURRENT PRIOR  %     CURRENT  PRIOR  %     CURRENT    PRIOR    %     CURRENT    PRIOR  %      CURRENT  PRIOR     %
YEAR MONTH      YEAR    YEAR   CHNG  YEAR     YEAR   CHNG  YEAR       YEAR     CHNG  YEAR        YEAR  CHNG   YEAR     YEAR     CHNG
---- -----      ----    ----   ----  ----     ----   ----  ----       ----     ----  ----        ----  ----   ----     ----     ----
1996 January      48.5  47.9     1.3  53.27  49.92  6.7     152892   150195   1.8     74181    72017    3.0   3951571  3595118   9.9
1996 February     53.1  54.9    -3.3  54.22  50.94  6.4     138096   135660   1.8     73348    74411   -1.4   3977174  3790555   4.9
1996 March        63.8  66.2    -3.6  55.82  52.27  6.8     155248   150195   3.4     99082    99479   - .4   5530371  5199427   6.4
1996 April        62.3  64.1    -2.8  58.29  54.32  7.3     150240   145350   3.4     93632    93120     .5   5457595  5058284   7.9
1996 May          64.8  69.6    -6.9  61.33  56.14  9.2     155248   152892   1.5    100546   106360   -5.5   6166754  5970874   3.3
1996 June         77.9  78.2    - .4  61.06  56.09  8.9     150240   147960   1.5    117060   115774    1.1   7147236  6493823  10.1
1996 July         78.9  76.2     3.5  60.51  55.69  8.7     155248   152892   1.5    122554   116497    5.2   7415174  6487883  14.3
1996 August       80.4  84.1    -4.4  61.35  56.07  9.4     157728   152892   3.2    126777   128631   -1.4   7777948  7212904   7.8
1996 September    69.9  82.8   -15.6  59.04  54.86  7.6     152640   147960   3.2    106705   122475  -12.9   6299884  6718900  -6.2
                  ------------------------------------------------------------------------------------------------------------------
     TOTAL 1996   66.8  69.5    -3.9  58.79  54.40  8.1    1367580  1335996   2.4    913885   928764   -1.6  53723707 50527768   6.3

     ROOM SAMPLE PERCENT - 43.2 %           Number of Sample Properties -      17     Number of Census Properties -    45

SOURCE: SMITH TRAVEL RESEARCH -  The information contained in this report is based upon independent surveys and research from sources considered reliable but no representation is made as to its completeness or accuracy. This information is in no way to be construed as a recommendation by Smith Travel Research of any industry standard and is intended solely for the internal purposes of your company and should not be published in any manner unless authorized by Smith Travel Research.

                         LIST OF PROPERTIES INCLUDED IN
                                   Spokane, WA                 11/07/96 Page: 1

                                                                  Zip
STR CODE    Name of Establishment            City              ST Code  Telephone
----------  -------------------------------  ----------------- -- ----- --------------
    32929   SOLAR WORLD II                   AIRWAY HEIGHTS    WA 99001  (509) 244-3535
    22055   WILLOW SPRINGS MOTEL             CHENEY            WA 99004  (509) 235-5138
     6217   COMFORT INN VALLEY/VERADALE      SPOKANE           WA 99037  (509) 924-3838
    17951   CAVANAUGH'S INN AT PARK          SPOKANE           WA 99201  (509) 326-8000
    32724   BEST WESTERN NORTHPOINT MINI S   SPOKANE           WA 99201  (509) 468-4201
    33478   TRAVELOOGE SPOKANE               SPOKANE           WA 99201  (509) 623-9727
     3139   RED LION SPOKANE                 SPOKANE           WA 99201  (509) 455-9600
    15513   HOLIDAY INN EXPRESS SPOKANE      SPOKANE           WA 99202  (509) 328-8505
    17943   CAVANAUGHS RIVER INN             SPOKANE           WA 99202  (509) 326-5577
    17952   SHILO INN                        SPOKANE           WA 99202  (509) 535-7601
    21109   SHAMROCK MOTEL                   SPOKANE           WA 99202  (509) 535-0388
    25729   COURTYARD SPOKANE                SPOKANE           WA 99202  (509) 456-7600
    31026   FAIRFIELD INN SPOKANE            SPOKANE           WA 99202  (509) 747-9131
     1222   CAVANAUGH'S SPOKANE DOWNTOWN     SPOKANE           WA 99202  (509) 838-6101
    12551   SUNTREE INN                      SPOKANE           WA 99202  (509) 838-6630
    28430   SHILO INN SPOKANE                SPOKANE           WA 99202  (509) 535-9000
     3769   BEST WESTERN THUNDERBIRD INN     SPOKANE           WA 99204  (509) 747-2011
     3770   BEST WESTERN TRADE WINDS DOWNT   SPOKANE           WA 99204  (509) 838-2091
     5045   NENOELS VALU INN/SPOKANE         SPOKANE           WA 99204  (509) 838-2026
     8048   RAMADA SPOKANE                   SPOKANE           WA 99204  (509) 838-5211
    15357   ROOEWAY INN CITY CENTER/SPOKAN   SPOKANE           WA 99204  (509) 838-8271
    17945   JEFFERSON HOUSE MOTEL            SPOKANE           WA 99204  (509) 624-4142
    17946   CLOSED KINGSPORT INN             SPOKANE           WA 99204  (509) 838-4221
    17949   TOWN CENTRE                      SPOKANE           WA 99204  (509) 747-1041
    17950   WEST WYNN MOTEL                  SPOKANE           WA 99204  (509) 747-3037
    19854   HAMPTON INN SPOKANE              SPOKANE           WA 99204  (509) 747-1100
    28083   SUPER 8 SPOKANE WEST             SPOKANE           WA 99204  (509) 838-8800
    32886   BEST WESTERN PEPPERTREE AIRPOR   SPOKANE           WA 99204  (509) 624-4655
    33439   HOLIDAY INN EXPRESS SPOKANE      SPOKANE           WA 99204
    17953   WESTCOAST RIOPATH HOTEL          SPOKANE           WA 99204  (509) 838-2711
    17944   SUNTREE 8 INN                    SPOKANE           WA 99204  (509) 838-8504
     1223   SIERRA HOTEL                     SPOKANE           WA 99204  (509) 747-2021
     6618   MOTEL 6 SPOKANE                  SPOKANE           WA 99204  (509) 459-6120
     6216   FRIENDSHIP INN AIRPORT/SPOKANE   SPOKANE           WA 99204  (509) 838-1471
     9457   STARLITE MOTEL                   SPOKANE           WA 99204  (509) 747-7186
     3771   BEST WESTERN TRADE WINOS NORTH   SPOKANE           WA 99207  (509) 326-5500
    32928   SOLAR WORLD I                    SPOKANE           WA 99208  (509) 468-1207
    21370   QUALITY OAKWOOO                  SPOKANE           WA 99208  (509) 467-4900


                                                         RESPONSE REPORT                      Report # Res-14
                                                        ------ 1995 ------- ------------------- 1996 ------------------
STR CODE    Name of Establishment            YEAR ROOMS SEP OCT  NOV  DEC   JAN  FEB  MAR  APR  MAY   JUN  JUL  AUG SEP
----------  ------------------------------- ----- ----- ------------------- -------------------------------------------
    32929   SOLAR WORLD II                   9006  92
    22055   WILLOW SPRINGS MOTEL                   44
     6217   COMFORT INN VALLEY/VERADALE            76   X   X     X    X     X    X    X    X    X     X    X    X    X
    17951   CAVANAUGH'S INN AT PARK                430
    32724   BEST WESTERN NORTHPOINT MINI S   9603  76
    33478   TRAVELOOGE SPOKANE               9608  80
     3139   RED LION SPOKANE                       370  X   X          X     X    X    X    X    X     X    X    X    X
    15513   HOLIDAY INN EXPRESS SPOKANE      9405  119  X   X     X    X     X    X    X    X          X    X    X    X
    17943   CAVANAUGHS RIVER INN                   250
    17952   SHILO INN                              105
    21109   SHAMROCK MOTEL                   3900  14   X   X     X    X     X
    25729   COURTYARD SPOKANE                8903  149  X   X     X    X     X    X    X    X    X     X    X    X    X
    31026   FAIRFIELD INN SPOKANE            9505  87   X   X     X    X     X    X    X    X    X     X    X    X    X
     1222   CAVANAUGH'S SPOKANE DOWNTOWN           151
    12551   SUNTREE INN                      8804  80
    28430   SHILO INN SPOKANE                8812  105
     3769   BEST WESTERN THUNDERBIRD INN     6400  89   X   X     X    X     X    X    X    X    X     X    X    X    X
     3770   BEST WESTERN TRADE WINDS DOWNT   6200  59
     5045   NENOELS VALU INN/SPOKANE               54
     8048   RAMADA SPOKANE                         167  X   X     X    X     X    X    X    X    X     X    X    X    X
    15357   ROOEWAY INN CITY CENTER/SPOKAN   9010  81   X   X     X    X     X    X    X    X    X               X    X
    17945   JEFFERSON HOUSE MOTEL                  55
    17946   CLOSED KINGSPORT INN                   0
    17949   TOWN CENTRE                            36
    17950   WEST WYNN MOTEL                        35
    19854   HAMPTON INN SPOKANE              9201  131  X   X     X    X     X    X    X    X    X     X    X    X    X
    28083   SUPER 8 SPOKANE WEST             9007  80
    32886   BEST WESTERN PEPPERTREE AIRPOR         99
    33439   HOLIDAY INN EXPRESS SPOKANE      9613  60
    17953   WESTCOAST RIOPATH HOTEL                350
    17944   SUNTREE 8 INN                          52
     1223   SIERRA HOTEL                     6406  137  X   X     X    X     X    X    X    X    X     X    X    X
     6618   MOTEL 6 SPOKANE                        121  X   X     X    X     X    X    X    X    X     X    X    X    X
     6216   FRIENDSHIP INN AIRPORT/SPOKANE         89   X   X     X          X    X    X    X    X     X    X    X    X
     9457   STARLITE MOTEL                         88
     3771   BEST WESTERN TRADE WINOS NORTH   7300  63
    32928   SOLAR WORLD I                    9006  32
    21370   QUALITY OAKWOOO                  8712  132  X   X     X    X     X    X    X    X    X     X    X    X    X

                         LIST OF PROPERTIES INCLUDED IN
                                   Spokane, WA                11/07/96 Page: 2

                                                                  Zip
STR CODE    Name of Establishment            City              ST Code  Telephone
----------  -------------------------------  ----------------- -- ----- --------------
     6215   COMFORT INN SPOKANE NORTH        SPOKANE           WA 99208  (509) 467-7111
    21637   QUALITY VALLEY SUITES            SPOKANE           WA 99212  (509) 928-5218
    33440   HOLIDAY INN EXPRESS SPOKANE      SPOKANE           WA 99212
    17948   PARK LANE MOTEL                  SPOKANE           WA 99212  (509) 535-1626
     8114   COMFORT INN SPOKANE              SPOKANE           WA 99212  (509) 535-7185
    27173   RED TOP INN                      SPOKANE           WA 99212  (509) 926-5728
     8831   SUPER 8 SPOKANE/VALLEY           SPOKANE           WA 99212  (509) 928-4888
    11241   DAYS INN SPOKANE                 SPOKANE           WA 99212  (509) 926-5399
     9669   RED LION SPOKANE/INN             SPOKANE           WA 99216  (509) 924-9000
    31954   APPLE TREE INN                   SPOKANE           WA 99218  (509) 466-3020


                                                          RESPONSE REPORT                      Report # Res-14
                                                         ------ 1995 ------- ------------------- 1996 ------------------
STR CODE    Name of Establishment             YEAR ROOMS SEP OCT  NOV  DEC   JAN  FEB  MAR  APR  MAY   JUN  JUL  AUG SEP
----------  -------------------------------  ----- ----- ------------------- -------------------------------------------
     6215   COMFORT INN SPOKANE NORTH         8406  96   X    X    X    X     X    X    X    X    X     X    X    X    X
    21637   QUALITY VALLEY SUITES             8908  127  X    X    X    X     X    X    X    X    X     X    X    X    X
    33440   HOLIDAY INN EXPRESS SPOKANE       9613  102
    17948   PARK LANE MOTEL                   3900  28   X    X    X    X     X
     8114   COMFORT INN SPOKANE               8809  35   X    X    X    X     X    X    X    X    X     X    X    X    X
    27173   RED TOP INN                             35
     8831   SUPER 8 SPOKANE/VALLEY            8206  189
    11241   DAYS INN SPOKANE                        92   X    X    X    X     X    X    X    X    X     X    X    X    X
     9669   RED LION SPOKANE/INN                    237  X    X    X    X     X    X    X    X    X     X    X    X    X
    31954   APPLE TREE INN                          71
                                                  ----
                                                  5250   X - Denotes data received by Smith Travel Research.